Exhibit 10.101


CREDIT AGREEMENT

CREDIT AGREEMENT (this "Agreement"), dated as of June 30, 1994, among CE LUZON GEOTHERMAL POWER COMPANY, INC., a corporation organized and existing under the laws of the Republic of the Philippines (the "Borrower"), AMERICAN PACIFIC FINANCE COMPANY, as a Tranche 1 Lender, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and the other financial institutions listed in
Schedule I hereto as Tranche 2 Lenders, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Issuing Bank and the Lenders and as Issuing Bank, and BA SECURITIES, INC., as the Arranger.

W I T N E S S E T H :

WHEREAS, the Borrower has requested the Lenders to make a credit facility (the "Construction Credit") available to it on the terms and subject to the conditions set forth in this Agreement, for the purpose of financing a portion of the costs of construction of the Project;

WHEREAS, (a) the Borrower and Eximbank are entering into the Eximbank Credit Agreement, pursuant to which Eximbank has agreed, subject to the terms and conditions set forth therein, to provide certain term financing for the Project, (b) Eximbank, the Administrative Agent, the Lenders and the Collateral Agent are entering into the Eximbank Guarantee Agreement, pursuant to which Eximbank has agreed, subject to the terms and conditions set forth therein, to provide a guaranty of the Loans made by the Lenders under this Agreement, (c) the Borrower and OPIC are entering into the OPIC Finance Agreement, pursuant to which OPIC has agreed, subject to the terms and conditions set forth therein, to provide certain construction and term financing for the Project and (d) the Borrower, the Affiliated Funding Entities, the Administrative Agent and the Collateral Agent are entering into the Funding Agreement, pursuant to which the Affiliated Funding Entities have agreed to make the Required Subordinated Loans and/or the Required Equity Contributions and the parties thereto have made provision to permit the making by the Affiliated Funding Entities of the Optional Subordinated Loans; and

WHEREAS, the Lenders are willing to make Loans to the Borrower and the Issuing Bank is willing to issue the Letters of Credit, in each case on the terms and subject to the conditions set forth in this Agreement, for the purpose described above;

WHEREAS, the Arranger and the Co-Arranger have been instrumental in structuring the transactions contemplated by the Financing
Documents;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1.  Defined Terms and Principles of Construction

Section 1.1 Defined Terms and Principles of Construction. For all purposes of this Agreement, (a) capitalized terms used but not otherwise defined herein shall have the meanings set forth in
Schedule X attached hereto and (b) the principles of construction set forth in Schedule X shall apply.

ARTICLE 2.  Amount and Terms of Construction Credit

Section 2.1 The Commitments. (a) Subject to the terms and conditions of this Agreement, each Tranche 1 Lender severally agrees for its own account to make available to the Borrower, during the Availability Period, such Tranche 1 Lender's
Applicable Percentage of one or more Tranche 1 Loans either directly pursuant to Section 2.2 or in connection with the reimbursement of drawings under the Letters of Credit pursuant to
Article 3; provided that (i) it is understood and agreed that upon the issuance of any of the Letters of Credit pursuant to the terms of this Agreement, each Tranche 1 Lender's L/C Commitment shall not be terminated or suspended; and (ii) the aggregate principal amount of Tranche 1 Loans outstanding from any Tranche 1 Lender plus the amount of such Tranche 1 Lender's L/C Commitment shall at no time exceed the Commitment of such Tranche 1 Lender at such time. Subject to the terms and conditions of this Agreement, each Tranche 2 Lender severally agrees for its own account to make available to the Borrower, during the Availability Period, such Tranche 2 Lender's Applicable Percentage of one or more Tranche 2 Loans either directly pursuant to Section 2.2 or in connection with the reimbursement of drawings under the Letters of Credit pursuant to
Article 3; provided that (i) it is understood and agreed that upon the issuance of the Letters of Credit pursuant to the terms of this Agreement, each Tranche 2 Lender's L/C Commitment shall not be terminated or suspended; and (ii) the aggregate principal amount of Tranche 2 Loans outstanding from any Tranche 2 Lender plus the amount of such Tranche 2 Lender's L/C Commitment shall at no time exceed the Commitment of such Tranche 2 Lender at such time.

(b) The Loans are not revolving in nature, and any amounts repaid, prepaid or canceled pursuant to the terms of this Agreement may not be reborrowed. The Loans shall be funded by the Tranche 1 Lenders and the Tranche 2 Lenders on a pro rata basis based on their respective Applicable Percentage.

(c) Any and all amounts due to the Lenders, the Issuing Bank, the Administrative Agent and the Collateral Agent pursuant to the Loans, the Notes, the Letters of Credit, this Agreement and the other Financing Documents are entitled to the benefit of the Collateral which is held for the benefit of the Secured Parties through the Collateral Agent pursuant to the terms of the Security Documents and the Funding Agreement.

(d) The Borrower agrees that the proceeds of the Loans will be applied only to finance (i) the Financed Portion of the costs incurred by the Borrower after January 1, 1993 for the purchase in the United States and export to the Republic of the Items (ii) the Local Cost Financed Portion of the costs incurred by the Borrower after January 1, 1993 for the purchase in the Republic of the Local Cost Items, (iii) the IDC Financed Portion of IDC and (iv) 100% of the Guarantee Exposure Fee. The aggregate amount of the Loans shall not exceed in aggregate amount the lesser of (i) $191,835,000 and (ii) the sum of (w) the aggregate amount of the Financed Portion for all of the Items, (x) the aggregate amount of the Local Cost Financed Portion for all Local Cost Items, (y) the aggregate amount of the IDC Financed Portion for all IDC and (z) 100% of the Guarantee Exposure Fee. The Borrower agrees to make cash payments, for (A) each of the Items in an aggregate amount equal to not less than 15% of the Contract Price of each such Item.

Section 2.2 Procedures for Fundings. (a) From time to time, but not more frequently than once per Month (except with respect to an Application for Funding requesting a disbursement of funds from the Dollar Disbursement Account which may be submitted more frequently than once per Month), the Borrower may submit an Application for Funding to the Administrative Agent and to the Collateral Agent, properly executed, (i) requesting a Loan, (ii) requesting the Administrative Agent to issue to the Issuing Bank an approval of a drawing under any of the Letters of Credit in the form of Schedule 2.2(a)(i) (a "Drawing Approval"), (iii) requesting the Administrative Agent's approval of a request for an OPIC Disbursement and/or (iv) requesting the Administrative Agent's approval of a Progress Equity Contribution, a Progress Subordinated Loan and/or a payment from interest income or reimbursement proceeds from the Dollar Disbursement Account which are not committed for another purpose, in each case for the payment of Project Costs specified in the Construction Budget which are then due and payable or which shall become due and payable (x) in the case of a Loan or Drawing Approval, no later than the date requested in such Application for Funding for disbursement of such Loan or issuance of such Drawing Approval, as the case may be, or
(y) in the case of an OPIC Disbursement, a Project Equity Contribution, a Progress Subordinated Loan and/or a disbursement of funds from the Dollar Disbursement Account, within the 30-day period following the date requested in such Application for Funding for disbursement thereof.
Notwithstanding the provisions of clause (iv) of the immediately preceding sentence, (i) no Progress Subordinated Loans shall be made on or at any time after, and the Borrower shall not request the Administrative Agent's approval of a Progress Subordinated Loan to be made on or at any time after, the Cooperation Period Commencement Date and (ii) any Application for Funding requesting the Administrative Agent's approval of a Progress Subordinated Loan to be made on or at any time after the Cooperation Period Commencement Date shall be deemed to be a request for the Administrative Agent's approval of a Progress Equity
Contribution. The form of Application for Funding attached hereto as Schedule 2.2(a) shall be used by the Borrower for requesting Loans, the Administrative Agent's approval of a request for a Loan, an OPIC Disbursement, a Progress Subordinated Loan, a Progress Equity Contribution and/or a disbursement of funds from the Dollar Disbursement Account. Each such Application for Funding shall be submitted to the Administrative Agent, with a copy to the Independent Engineer and the Collateral Agent, at least twelve (12) Business Days prior to the date on which the Loan, the issuance of a Drawing Approval, the OPIC Disbursement, the Progress Equity Contribution, the Progress Subordinated Loan and/or the disbursement of funds from the Dollar Disbursement Account is desired. An Application for Funding for a Loan (i) shall in no event request a Loan in excess of the then Total Unutilized Commitment (and the aggregate amount of the Tranche 1 Loans shall in no event exceed the Tranche 1 Commitment, and the aggregate amount of the Tranche 2 Loans shall in no event exceed the Tranche 2 Commitment) and (ii) shall (except with respect to the final unused portion of the Total Unutilized Commitment) request a Loan in an amount of at least $100,000. An Application for Funding for the issuance of a Drawing Approval shall in no event (except with respect to the final undrawn portion of each of the Letters of Credit) request the Administrative Agent to issue a Drawing Approval in respect of a drawing under any Letter of Credit in an amount less than $100,000. For the avoidance of doubt, the Borrower may submit an Application for Funding for the issuance of a Drawing Approval in respect of the first drawing under any of the Letters of Credit concurrently with the Borrower's request for the issuance of such Letter of Credit by the Issuing Bank pursuant to
Article 3 hereof. In requesting a Loan (excluding a Loan to reimburse any drawings under any of the Letters of Credit), (i) to cover the Financed Portion of Items, the Borrower shall also comply with the procedures, conditions and requirements specified in Part B of Annex B-1 hereto and shall deliver to the Administrative Agent and Eximbank, at least twelve (12) Business Days prior to the proposed date of the Loan, a Request for Disbursement to Account of Borrower, substantially in the form of Exhibit 1 to Annex B-1, appropriately completed and accompanied by all documents required under items (1) through (5) of Part B of Annex B-1, (ii) to cover the Local Cost Financed Portion of Local Cost Items, the Borrower shall also comply with the procedures, conditions and requirements specified in Part B of Annex B-2 hereto and shall deliver to the Administrative Agent and Eximbank, at least twelve (12) Business Days prior to the proposed date of the Loan, a Request for Disbursement to Account of Borrower, substantially in the form of
Exhibit 1 to Annex B-2, appropriately completed and accompanied by all documents required under items (1) through (4) of Part B of Annex B-2 and (iii) to cover the IDC Financed Portion of IDC, the Borrower shall also comply with the procedures, conditions and requirements specified in Part B of Annex B-3 hereto and shall deliver to the Administrative Agent and Eximbank, at least twelve
(12) Business Days prior to the proposed date of the Loan, an Interest Cost Credit Request for Disbursement, substantially in the form of Exhibit 1 to Annex B-3, appropriately completed and accompanied by a copy of the invoice(s) required under Part B of Annex B-3. The Borrower will calculate the amount of any Guarantee Exposure Fee set forth in any Application for Funding, and the Administrative Agent has no obligation to calculate or confirm the amount of such Fee (except to the extent set forth in the Letters of Credit).

For the avoidance of doubt, Default Subordinated Loans and Default Equity Contributions shall be made by the Affiliated Funding Entities and incurred by the Borrower at the time and in the amount specified in the Funding Agreement and it shall not be necessary for the Borrower to submit an Application for Funding in connection therewith.

Without restricting the Borrower's ability to amend the Construction Budget from time to time in accordance with Section
6.29 hereof, no Application for Funding may request Loans for, the issuing of a Drawing Approval for a drawing under any of the Letters of Credit for, or approvals of requests for OPIC Disbursements, Progress Subordinated Loans and/or Progress Equity Contributions for, any amounts with respect to any Budget
Category which, together with all prior Loans, drawings under the Letters of Credit, OPIC Disbursements, Progress Subordinated Loans and Progress Equity Contributions with respect to such Budget Category, are in excess of the amount set forth for such Budget Category (plus any applicable contingency) in the Construction Budget as then in effect.

The Administrative Agent shall not be required to disburse all or any part of a Loan, issue a Drawing Approval in respect of all or any part of a proposed drawing under any of the Letters of Credit or approve all or any part of a request for an OPIC Disbursement, a Progress Subordinated Loan and/or a Progress Equity
Contribution requested in an Application for Funding (i) for which all conditions precedent for the making of such Loan or OPIC Disbursement or for the issuance of such Drawing Approval have not been satisfied or waived pursuant to this Agreement or the OPIC Finance Agreement, as the case may be, or (ii) as to which documentation required to be delivered to the Administrative Agent has not been timely delivered; provided, however, that clauses (i) and (ii) shall not apply to Loans made to reimburse drawings under any of the Letters of Credit. The making or approving of any Loan, the issuance of any Drawing Approval or the approving of any request for an OPIC
Disbursement, a Progress Subordinated Loan or a Progress Equity Contribution on the specified day on which such Loan, issuance of a Drawing Approval or approval of request for an OPIC
Disbursement, a Progress Subordinated Loan or a Progress Equity Contribution is requested shall be contingent on the Administrative Agent's receipt of the Independent Engineer's approval of such matters expressly delegated to the Independent Engineer in the form of Application for Funding and Article 5 hereof by at least 11:00 a.m. New York time (i) one (1) Business Day before (x) in the case of a Loan, the day on which the Borrower selects the Interest Rate and the Interest Period with respect to such Loan (or at least two (2) Business Days before the specified day on which the Loan is requested to be made if the Borrower does not select an Interest Rate and Interest Period with respect to such Loan), in accordance with Section 2.5(a) hereof,
(y) in the case of a Drawing Approval, the specified day on which the Drawing Approval is requested to be issued and (z) in the case of a request for approval of an OPIC
Disbursement, any period preceding the making of a request for an OPIC Disbursement which is the subject of the Application for Funding pursuant to the OPIC Finance Agreement and (ii) in the case of a request for approval of a Progress Subordinated Loan and/or a Progress Equity Contribution, two (2) Business Days before the specified day on which the Progress Subordinated Loan and/or Progress Equity Contribution is requested to be made. The Administrative Agent shall apply the same standards with respect to review and approval of any Application for Funding for a Progress Subordinated Loan and/or a Progress Equity Contribution as the Administrative Agent would apply to review and approval of an Application for Funding for a Loan, including, without limitation, determining whether all conditions precedent set forth in Section
5.2 hereof have been satisfied, except that, subject to the terms of the Intercreditor Agreement, the Required Lenders may waive any and all such conditions precedent in connection with approving any Application for Funding for a Progress Subordinated Loan and/or a Progress Equity Contribution; provided that notwithstanding the foregoing, the Borrower acknowledges that the Administrative Agent is not an agent of, or has any fiduciary duty or any other obligation (other than the express duties stated herein) to, the Borrower, without limiting any express obligation the Administrative Agent has to the Borrower hereunder.

For the avoidance of doubt, with respect to Loans made in connection with the reimbursement of drawings under any of the Letters of Credit pursuant to Article 3 hereof, it shall only be necessary for the Borrower to submit an Application for Funding requesting the issuance of a Drawing Approval therefor and neither the obligations of the Lenders to reimburse the Issuing Bank for the amount of any drawing set forth in an L/C Notice nor the incurrence by the Borrower of Loans in connection with any such reimbursement shall be contingent on the Borrower's submission of an Application for Funding for a Loan or the satisfaction of the conditions set forth in Article 5. If the Administrative Agent shall approve an Application for Funding requesting the issuance of a Drawing Approval, the Administrative Agent shall, subject to the satisfaction of the conditions precedent set forth in Section 5.2 hereof, issue such Drawing Approval to the Issuing Bank. If the Administrative Agent shall determine not to approve an Application for Funding requesting the issuance of a Drawing Approval, the Administrative Agent shall promptly notify the Borrower of the reason(s) for such disapproval. If any Application for Funding shall be disapproved in whole or in part on the basis of errors contained therein or on the basis of incompleteness of such Application for Funding, the Administrative Agent will cooperate in good faith with the Borrower in the Borrower's efforts to correct any and all such errors or incompleteness so as to permit the making of a Loan, a Progress Equity Contribution, a Progress Subordinated Loan, an OPIC Disbursement, the issuance of a Drawing Approval and/or a disbursement of funds from the Dollar Disbursement Account in a timely manner (taking into account the due date for the payment of Project Costs which are the subject of such Application for Funding), and the Borrower acknowledges that as a result of any such disapproval of an Application for Funding, the date on which a Loan, a Progress Equity Contribution, Progress Subordinated Loan, an OPIC Disbursement, the issuance of a Drawing Approval and/or a disbursement of funds from the Dollar Disbursement Account is actually approved and/or proceeds actually disbursed may be later than the date requested in such Application for Funding.

(b) The Administrative Agent shall promptly, but in no event later than three (3) Business Days prior to the proposed date of a requested Loan, give each Lender notice of such requested Loan, of the amount of funds such Lender will have to disburse with respect thereto (which shall be based on such Lender's Applicable Percentage of Tranche 1 Loans or Tranche 2 Loans, as the case may
be) and the proposed date of the requested Loan. Subject to the satisfaction of the conditions precedent set forth in Article 5, including, without limitation, in Section 5.2(k), no later than 10:00 a.m. New York time on the applicable date specified in each Application for Funding for a Loan, each Lender will make available its specified portion of such Loan, in Dollars and in immediately available funds to the Administrative Agent Account, and upon confirmation of receipt thereof the Administrative Agent shall pay to the Dollar Disbursement Account in immediately available funds the aggregate of the amounts so made available by the Lenders (other than such portion thereof which relates to the Guarantee Exposure Fee which shall be paid directly to Eximbank by the Issuing Bank as specified in the related Application for Funding). If APFC fails to make available its portion of such Loan, the Administrative Agent may obtain the funds necessary to fund such portion of such Loan by withdrawing funds from the APFC Funding Account pursuant to the APFC Escrow and Security
Agreement. Notwithstanding any other provision of this Agreement, including, without limitation, Section 9.8 hereof, or any other Financing Document to the contrary, subject only to the terms of the APFC Escrow and Security Agreement, amounts deposited in the APFC Funding Account may be used solely to fund Tranche 1 Loans requested by the Borrower pursuant to an approved Application for Funding. As promptly as practicable following the disbursement of a Loan to the Borrower, the Administrative Agent shall provide written notice thereof to Eximbank, which notice shall indicate the amount of such Loan.

(c) The Administrative Agent may assume that each Lender will make available to the Administrative Agent such Lender's portion of any Loan to be made on the proposed date of a Loan and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender on demand. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent within such period of time as the Administrative Agent deems reasonable in the circumstances. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent at the following interest rates: (i) with respect to interest from the Borrower, in respect of Tranche 2 Loans, at the applicable Interest Rate selected by the Borrower with respect to such amount pursuant to Section 2.5 and with respect to Tranche 1 Loans, at the Fixed Rate and (ii) with respect to interest from such Lender, at the Federal Funds Rate until the 3rd Business Day, and at the Base Rate plus 1.50% thereafter. Nothing in this Section 2.2(c) shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder. The amount of any repayment by the Borrower to the Administrative Agent pursuant to the third sentence of this Section 2.2(c) shall not be considered a Loan hereunder and such repayment shall not be deemed to be a prepayment of a Loan for purposes of this Agreement and the other Financing Documents. In addition, in the event a Lender fails to make its pro rata share of any Loan available to the Administrative Agent as required pursuant to the terms of this
Section 2.2(c) and the Borrower has not reimbursed the Administrative Agent with respect to such pro rata share pursuant to the third sentence of this Section 2.2(c), any Person that the Administrative Agent may designate in writing to such Lender may reimburse the Administrative Agent in lieu of such defaulting Lender and for all purposes of this Agreement such reimbursement shall be treated as though made in accordance with an assignment of all of the defaulting Lender's right, title and interest and a delegation of all of the defaulting Lender's obligations with respect to such defaulted obligation to such Person, except that such Person shall have all of the rights that the Administrative Agent would otherwise have hereunder to reimbursement from such defaulting Lender, such assignment and delegation to take effect from the date such designated Person accepts such assignment and delegation; provided, that if the Administrative Agent so designates a Person other than one of the Lenders listed in
Schedule I, the prior approval of Eximbank (which shall not be unreasonably withheld) shall be required for such designation. In any event, such Person that the Administrative Agent may designate in accordance with the immediately preceding sentence shall be a Person eligible for the coverage of the Guarantee (as defined in the Eximbank Guarantee Agreement) under the laws, rules, regulations and policies of or applicable to Eximbank. Such defaulting Lender hereby agrees to cooperate with the Administrative Agent and the designated assignee and to take all actions necessary, in each case to effect such assignment and delegation.

Section 2.3 Failure to Make Loans. No Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder (but not the Loans to be made by any other Lender) regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.4 Notes. (a)(i) The Borrower's obligation to pay the principal of, and interest on, each Tranche 1 Lender's Applicable Percentage of Tranche 1 Loans shall be evidenced by one separate promissory note for each such Lender, substantially in the form of
Schedule 2.4(i) with blanks appropriately completed in conformity herewith (individually, a "Tranche 1 Note" and, collectively, the "Tranche 1 Notes") and (ii) the Borrower's obligation to pay principal of, and interest on, each Tranche 2 Lender's Applicable Percentage of Tranche 2 Loans shall be evidenced by one separate promissory note for each such Lender, substantially in the form of Schedule 2.4(ii) hereto with blanks appropriately completed in conformity herewith (individually, a "Tranche 2 Note", and collectively with the Tranche 1 Notes, the "Notes"), payable to the order of such Lender. All Loans made by each Lender, and all payments and prepayments made on account of the principal thereof, shall be recorded by such Lender on the schedule attached to its respective Note, it being understood however that failure by any Lender to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder in respect of such Loans evidenced thereby.

(b) Each of the Notes shall (i) be dated the Effective Date, (ii) be in a stated principal amount equal to the Commitment of the Lender to whom the Note is payable, and be payable in the principal amount of the Loans evidenced thereby, (iii) mature on the Maturity Date, (iv) be subject to prepayment as provided in this Agreement,
(v) bear interest as provided herein and (vi) be entitled to the benefits of this Agreement, the Security
Documents and the Eximbank Guarantee Agreement.

(c) The Borrower's obligation to pay the principal of, and interest on, each Tranche 1 Lender's and Tranche 2 Lender's Applicable Percentage of the Tranche 1 Loans and Tranche 2 Loans, respectively, may be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by each Lender, together with the Notes of such Lender, shall be conclusive absent manifest error of the amount of the Tranche 1 Loans or Tranche 2 Loans, as applicable, made by such Lender to the Borrower and any interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to pay any amount owing with respect to the Loans.

Section 2.5 Interest. (a) All Tranche 1 Loans shall bear interest at the Fixed Rate. With respect to Tranche 2 Loans, the Borrower shall select each Interest Period and the Interest Rate therefor by giving written notice in the form of Schedule 2.5 of such selection to the Administrative Agent by 12:00 noon (New York time) at least three (3) Business Days before the first day of such Interest Period, in the case of an Interest Period based on LIBOR, and by 12:00 noon (New York time) at least one (1) Business Day before the first day of such Interest Period, in the case of an Interest Period based on the Base Rate; provided that:

(i)any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding
Business Day unless, in the case of an Interest Period using LIBOR, such Business Day falls in another Month, in which case such Interest Period shall end on the immediately preceding Business
Day;

(ii) any Interest Period using LIBOR which begins on the last
Business Day of a Month (or on a day for which there is no numerically corresponding day in the Month in which such Interest
Period ends) shall, subject to clause (iv) below, end on the last
Business Day of a Month;

(iii) no Loan upon first being made shall be divided into or allocated among more than two (2) Interest Periods;

(iv) no Interest Period for any Loan shall extend beyond the Maturity Date or any date thereafter that the Lenders shall, in their sole discretion, deem reasonable, nor shall it extend beyond the Determination Date (as defined in Section 2.20(d) if and when
Section 2.20(d)) is in effect; and

(v)unless otherwise consented to by the Administrative Agent, at no time shall the outstanding principal amounts of the Loans accrue interest pursuant to more than six (6) Interest Periods (each variation in time or in the basis upon which interest is calculated constituting an Interest Period).

Such notice shall specify the Interest Rate and Interest Period (if the Interest Rate selected is based on LIBOR) selected by the Borrower and the amount or amounts of each Loan (which shall be, in the case of an Interest Rate based on LIBOR, not less than $100,000, provided that the aforesaid minimum amount shall be $500,000 with respect to any notice not applicable to the initial funding of a Loan or to a Drawing Approval (and Loans to be made to reimburse the Issuing Bank with respect thereto)) that shall bear interest at such Interest Rate for such Interest Period. In the event the Borrower fails to provide such notice to the Administrative Agent within such time, the Interest Rate shall be at the rate per annum equal to the Base Rate plus the Applicable Margin.

(b) On each Interest Payment Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, (x) with respect to Tranche 1 Loans, accrued interest on the daily unpaid principal amounts of any Tranche 1 Loans outstanding and (y) with respect to Tranche 2 Loans, interest in respect of each Interest Period on the daily unpaid principal amounts of any Tranche 2 Loan outstanding during such Interest Period in arrears at the rates per annum equal to the Interest Rates in effect applicable to each such period. Interest shall be computed on the basis of the actual number of days elapsed and (i) a year of 360 days for Interest Rates based on LIBOR and (ii) a year of 365 or 366 days, as appropriate, for Interest Rates based on the Base Rate and Fixed Rate.

(c) Without prejudice to the remedies available to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement, or otherwise, the Borrower shall pay in Dollars interest on any principal of any Loan payable under this Agreement, the Notes, the Letters of Credit or any other
Financing Document which is not paid when due (whether by lapse of time, acceleration, requirement for mandatory prepayment or otherwise), for each day that such amounts are overdue until payment in full thereof, at the rate per annum applicable to such amount plus 2.00%, and with respect to any other amounts (including, without limitation, interest on any Loan, Commitment Commission and Fees) at the rate per annum equal to the Base Rate plus the Applicable Margin plus 2.00%, computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as appropriate. Such interest shall be payable by the Borrower to the Administrative Agent, for the account of the Construction Financing Secured Party to whom the payment obligation giving rise to the obligation to pay such interest is owed from time to time, upon demand by the Administrative Agent, on each Quarterly Date and on the date such obligation is paid in full.

(d)  The obligation of the Borrower to pay interest as provided in
Section 2.5(c) shall be without prejudice to its obligation to pay principal and interest in accordance with Sections 2.5(b), 2.5(e) and 2.6 and any other amounts payable under this Agreement, the Notes or any other Financing Document.

(e) The Borrower shall pay in Dollars to each Tranche 2 Lender, so long as such Lender shall be required under regulations of the Board of Governors to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities ("Required Reserves"), additional interest on the unpaid principal amount of each Loan of such Lender which is then outstanding and at such time is subject to an Interest Period using LIBOR, from the date of the commencement of each such Interest Period until the end thereof, at an interest rate per annum equal at all times to the difference obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the LIBOR Reserve Percentage of such Lender in respect of such Required Reserves for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent no later than 90 days after the end of each Interest Period using LIBOR, and shall be due and payable by the Borrower within five (5) days of delivery to the Borrower of such Lender's certificate setting forth the amount of such additional interest, which certificate shall be final and conclusive, provided that such determination is made on a reasonable basis. The foregoing notwithstanding, the Borrower shall not be obligated to make any payment under this Section 2.5(e) to the extent such payment is duplicative of any payment made by or on behalf of the Borrower pursuant to Section 2.16 hereof as a result of the same event or circumstances.

(f) In the event (i) the commitment of Eximbank to make the Eximbank Disbursement under the Eximbank Credit Agreement terminates or is no longer effective, (ii) a Construction Credit Event of Default occurs and as a result thereof funding under this Agreement terminates or ceases for more than 180 consecutive days or (iii) a Construction Credit Event of Default occurs and any or all of the Borrower's outstanding Construction Financing Secured Obligations are accelerated, then all outstanding Tranche 1 Loans shall immediately commence to bear interest at the Base Rate plus the Applicable Margin plus 2.00% per annum and shall continue to bear interest at such rate so long as the conditions described in clause (i), (ii) and/or (iii) exist. Commencing at such time as the conditions set forth in clauses (i), (ii) and/or (iii) no longer exists, the outstanding Tranche 1 Loans shall bear interest at the Fixed Rate. To the extent that (x) the amount of interest actually received by the Tranche 1 Lenders during the Tranche 1 Floating Rate Period is less than (y) the amount of interest that would have accrued on all Tranche 1 Loans outstanding during such Period if such Tranche 1 Loans had continued to bear interest at the Fixed Rate (the difference between the amounts determined under clause (y) and clause (x) being hereinafter referred to as the "Additional Tranche 1 Interest"), the Borrower shall, subject to the indefeasible payment in full in Dollars of all Construction Financing Secured Obligations, be obligated to pay on demand such Additional
Tranche 1 Interest, together with interest thereon at the Tranche
1 Default Rate until the payment in full in Dollars of such Additional Tranche 1 Interest.

Section 2.6 Repayment. The outstanding principal amount of the Loans shall be paid in a single lump sum on the Maturity Date.

Section 2.7 Commitment Commission and Fees. (a) The Borrower shall pay in Dollars to the Administrative Agent for distribution to each Tranche 2 Lender a commitment commission (the "Commitment Commission") which shall be at the rate of 0.50% per annum on the daily average of the difference, from time to time, between (i) the Total Tranche 2 Commitment and (ii) the sum of (x) the Total Tranche 2 Loans and (y) the Approved Drawing Amount with respect to the Tranche 2 Lenders at such time. The Commitment Commission shall begin to accrue on the date this Agreement is signed by the parties hereto. The Commitment Commission shall be computed on the basis of the actual number of days elapsed and a year of 360 days and shall be due and payable in Dollars in arrears on each Quarterly Date, commencing on the first Quarterly Date after the Effective Date, and on the last day of the Availability Period or upon such earlier date as the Total Tranche 2 Commitment shall be terminated.

(b) Subject to the other terms set forth in this Section 2.7(b), the Borrower shall pay to the Administrative Agent in Dollars a non-refundable annual agency fee in the amount of $150,000 per annum (as adjusted below). Such fee shall be payable in advance on the Credit Date and annually thereafter on each anniversary of the Credit Date, provided that commencing with the second anniversary of the Credit Date, such annual agency fee shall be payable quarterly in advance in four equal quarterly payments with each first quarterly payment due on the applicable anniversary of the Credit Date and the second, third and fourth quarterly payment due on the date that is 90, 180 and 270 days, as the case may be, after the applicable anniversary of the Credit Date. If at any time the number of Lenders is more than three (APFC, Bank of America National Trust and Savings Association and any Person that becomes a Tranche 2 Lender pursuant to Section 9.6 shall be excluded from such calculation, but Persons that become Lenders by an assignment pursuant to Section 2.20(a) shall be included in such calculation), the amount of such fee shall increase by $10,000 per annum for each Lender in excess thereof. The first increase in the agency fee payable for any Person that becomes a Lender at any time shall be payable on the date such person becomes a Lender, and shall be in an amount that reflects on a pro rata basis the number of days from and including the date such Person becomes a Lender to and including the day immediately preceding the next succeeding anniversary of the Credit Date. Once the amount of the agency fee has been increased pursuant to the foregoing, such amount shall not be reduced if the number of Lenders is subsequently reduced for any reason whatsoever.

(c) The Borrower shall pay to the Administrative Agent in Dollars for the account of each Tranche 2 Lender, a non-refundable letter of credit fee at a rate equal to 2.25% per annum on the average daily Approved Drawing Amount reimbursable by such Lender, computed on the basis of the actual number of days elapsed and a year of 360 days and payable in arrears on each Quarterly Date.

(d) (i) the Guarantee Exposure Fee and (ii) the Credit Exposure Fee and the Commitment Fee payable to Eximbank pursuant to the terms of the Eximbank Guarantee Agreement and the Eximbank Credit Agreement, respectively, shall be for the account of the Borrower. Such Guarantee Exposure Fee is to be financed as part of a Loan or a drawing under the Letters of Credit in the manner described in Annex B and such Credit Exposure Fee is to be financed as provided in Section 3.04 of the Eximbank Credit Agreement.

(e) The Borrower hereby agrees to pay to the Administrative Agent in accordance with the terms of Section 2.8 of this Agreement the Commitment Fee payable by the Borrower to Eximbank under the Eximbank Credit Agreement on each date such Commitment Fee is due pursuant to the terms of the Eximbank Credit Agreement, and upon receipt thereof the Administrative Agent shall then pay to Eximbank in the manner and to the account of Eximbank described in Section
3.08 of the Eximbank Credit Agreement the amount so made available by the Borrower. The Administrative Agent may assume that the Borrower will make available to the Administrative Agent the amount of the Commitment Fee on each date such Commitment Fee is due under the terms of the Eximbank Credit Agreement, and the Administrative Agent may, in reliance upon such assumption, make available to Eximbank a corresponding amount on each such date. If such corresponding amount is not in fact made available to the Administrative Agent by the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from the Borrower on demand. If the Borrower does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify each Lender of such failure to pay such amount by the Borrower, of the amount owed by the Borrower, of such Lender's proportionate share thereof (which shall be based on such Lender's Applicable Percentage) and the date for payment of such amount by such Lender (which date for payment shall be three (3) Business Days following the date of the Administrative Agent's notice to such Lender), and on the date for payment each Lender shall pay its pro rata share of such amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from the Borrower or each Lender, as the case may be, interest on such corresponding amount due to the Administrative Agent in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Eximbank until the date such corresponding amount is recovered by the Administrative Agent, at the following interest rates, in each case computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as appropriate: (i) with respect to interest from the Borrower, at the rate per annum equal to the Base Rate plus the Applicable Margin and (ii) with respect to interest from each Lender, at the Federal Funds Rate until the 3rd Business Day and at the Base Rate plus 1.50% thereafter, which interest shall be payable pro rata by the Lenders if the Lenders are obligated to repay the Administrative Agent in accordance with the immediately preceding sentence. Upon payment by a Lender of its pro rata share of the amounts owing to the Administrative Agent pursuant to this Section 2.7(e), such Lender shall be subrogated to the rights of the Administrative Agent with respect to payment of such amounts from the Borrower and such Lender shall be entitled to receive on demand from the Borrower interest on such amounts paid to the Administrative Agent in respect of each day from the date such Lender makes such amounts available to the Administrative Agent until the date such Lender is reimbursed in full by the Borrower for such amount at the rate per annum specified in clause (i) of the fifth sentence of this Section 2.7(e). Nothing in this Section 2.7(e) shall be deemed to relieve the Borrower of its obligation to pay the Administrative Agent as required by the terms of this
Section 2.7(e) for amounts owing with respect to the Commitment Fee or to prejudice any rights which the Administrative Agent or any Lender may have against the Borrower as a result of any failure by the Borrower to make such payments as required hereunder. In lieu of the foregoing procedures relating to the payment of the Commitment Fee by the Administrative Agent and the Lenders, the Administrative Agent may demand that, and the Borrower shall cause, an equity contribution or subordinated loan to be made under the Funding Agreement or demand that the Borrower take all actions necessary to obtain an OPIC Disbursement, in each case in an amount equal to the unpaid Commitment Fee. The proceeds of such equity contribution, subordinated loan or OPIC Disbursement shall be applied to the unpaid Commitment Fee.

(f) The Borrower shall pay to the Issuing Bank in Dollars a non-refundable annual letter of credit processing fee in the amount of $25,000 per annum, payable in arrears on each Quarterly Date in installments of $6,250 commencing on September 30, 1994.

Section 2.8 Payments. (a) Except as otherwise specifically provided herein, payments of principal, interest, Commitment Commission, Fees and any other payment due to the Administrative Agent and/or the Lenders and/or the Issuing Bank under this Agreement shall be made to the Administrative Agent for its own account or for the account of the Lender, Lenders or Issuing Bank entitled thereto, as the case may be, not later than 10:00 a.m. (New York time) on the date when due and shall be made in Dollars, in immediately available funds, to the Administrative Agent Account.

(b) If any date for any payment under this Agreement shall not be a Business Day then such payment shall be made on the next succeeding Business Day and interest (or Commitment Commission, as the case may be) shall continue to accrue for the period from such due date to the next succeeding Business Day.

Section 2.9 Payment Allocation. (a) If the amount of any payment made by the Borrower hereunder is less than the total amount due and payable by the Borrower to the Lenders and/or the Administrative Agent and/or the Issuing Bank, as relevant, as of the date on which such payment is actually made by the Borrower, such payment shall be applied first against charges, fees, costs and expenses due the Administrative Agent hereunder; then against charges, fees, costs and expenses due the Lenders and the Issuing Bank; then against interest on interest which became overdue, if any, with respect to the Loans; then against interest on principal of the Loans which became overdue, if any; then against interest due on the Loans; then against the Loans due and payable; and thereafter against the amount of the Total Letter of Credit at such time.

(b)  Payments received by the Administrative Agent pursuant to
Section 2.9(a), 2.13 and 2.14 shall be allocated to each Lender based on each Lender's Applicable Percentage.

(c) To the extent the Administrative Agent is still holding monies for application against the Total Letter of Credit after the Letters of Credit have expired and no further drawings can be made thereunder, the Administrative Agent shall, subject to the terms and conditions of the Intercreditor Agreement, first apply such monies to any amounts then owed by the Borrower under this Agreement in the order of priority set forth in Section 2.9(a), and thereafter pay any remaining amount to the Borrower. The application of monies described under "first" in the immediately preceding sentence shall not be deemed a prepayment of a Loan for purposes of this Agreement and the other Financing Documents.

Section 2.10  Currency of Payment.  The obligation of the
Borrower to pay in Dollars the aggregate amount of the principal of, and interest, Commitment Commission, Fees and other charges on, the Loans and any other amounts payable in Dollars under this Agreement shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgment expressed in) any currency other than Dollars, except to the extent to which such tender (or recovery) shall result in the effective payment of such aggregate amount in Dollars at the place where such payment is to be made and, accordingly, the amount (if any) by which any such tender (or recovery) shall fall short of such aggregate amount shall be and remain due to the Lenders, the Issuing Bank and/or the Administrative Agent, as relevant, as a separate obligation, unaffected by judgment having been obtained (if such is the case) for any other amounts due under or in respect of this Agreement.

Section 2.11 Taxes. (a) Subject to Sections 2.22 and 2.23, any and all payments by the Borrower to each Lender, the Issuing Bank or the Administrative Agent under this Agreement and any other Financing Document shall be made free and clear of, and without deduction or withholding for any Bank Taxes. In addition, the Borrower shall pay all Other Taxes.

(b) Subject to Sections 2.22 and 2.23, the Borrower agrees to indemnify and hold harmless each Lender, the Issuing Bank and the Administrative Agent for the full amount of Bank Taxes or Other Taxes (including any Bank Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Lender, the Issuing Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Bank Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender, Issuing Bank or the Administrative Agent makes written demand therefor.

(c)Subject to Sections 2.22 and 2.23, if the Borrower shall be required by law to deduct or withhold any Bank Taxes or Other Taxes from or in respect of any sum payable hereunder or under any Financing Document to any Lender, the Issuing Bank or the Administrative Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.11) such Lender, the Issuing Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)  the Borrower shall make such deductions and withholdings;

(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Borrower shall, without duplication of any amounts paid pursuant to clause (c)(i) above, also pay to each Lender, the Issuing Bank or the Administrative Agent for the account of such Lender or the Issuing Bank, at the time interest is paid, all additional amounts which the respective Lender or the Issuing Bank specifies as necessary to preserve the after-tax yield such Lender or the Issuing Bank would have received if such Bank Taxes or Other Taxes had not been imposed.

(d) Within 30 days after the date of any payment by the Borrower of Bank Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

(e) If the Borrower is required to pay additional amounts to any Lender, the Issuing Bank or the Administrative Agent pursuant to
Section 2.11(c), then such Lender, the Issuing Bank or the Administrative Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender, the Issuing Bank or the Administrative Agent is not otherwise disadvantageous to such Lender, the Issuing Bank or the Administrative Agent.

(f) For the avoidance of doubt, without prejudice to the survival of any other agreement of the Borrower under this Agreement and any other Financing Document or Project Document, the provisions set forth in this Section 2.11 shall survive the payment of the Construction Financing Secured Obligations.

Section 2.12  Termination of Commitment.  The Commitments of the
Lenders shall automatically terminate in accordance with the provisions of Article 7 hereof.

Section 2.13 Voluntary Prepayment. Subject to any required Governmental Approvals having been obtained (including from the Central Bank), the Borrower shall have the right, at any time on at least 30 but not more than 60 days prior written notice to the Administrative Agent, Eximbank and OPIC, to prepay all or a part of the principal amount then outstanding of the Loans, without premium or penalty; provided that (a) no prepayment of any part of any Loan bearing interest using LIBOR shall be made on a day which is not the last day of an Interest Period with respect thereto unless the Borrower pays the Lenders the amounts determined by the Lenders to be payable pursuant to Section 2.15 hereof, (b) the amount of such prepayment is applied in the following order of priority: first, to prepay the Total Tranche 1 Loans, the Total Tranche 2 Loans and the OPIC Loan pro rata at such time; and second, to cash collateralize the Total Letter of Credit at such time, (c) all accrued interest on the principal amount of the Loans to be prepaid and all other amounts then due to the Lenders hereunder are paid at the same time, and (d) in the case of partial prepayment, such prepayment shall be in an amount equal to $1 million or more in integral multiples of $100,000. Upon delivery of any such notice, the Borrower shall be obligated to effect prepayment in accordance with the terms thereof.

Section 2.14 Mandatory Prepayment. On the applicable dates set forth in Sections 3.05(a) and 3.05(d) of the Disbursement Agreement, the Borrower shall, without demand or notice, make prepayments to the Administrative Agent using funds then made available for such purpose from the Contingency Account by the Collateral Agent pursuant to Sections 3.05(a) and 3.05(d) of the Disbursement Agreement. The Borrower shall, if the Required Secured Parties so require pursuant to Section 3.04 of the Disbursement Agreement, make prepayments to the Administrative Agent and to OPIC, pro rata among the Loans and the OPIC Loan then outstanding, using funds then made available for such purpose from the Default Subordinated Debt Proceeds Account by the Collateral Agent pursuant to Section 3.04 of the Disbursement Agreement. All such prepayments and all other prepayments required hereunder shall be made pro rata among the Lenders and OPIC based on the Lenders' and OPIC's respective shares of the aggregate amount of the Total Commitment and the OPIC Commitment.

Section 2.15 Funding Costs. If, as a result of (a) any failure by the Borrower to pay when due the principal amount of or interest on any Tranche 2 Loan (or portion thereof) having an Interest Rate determined using LIBOR, (b) any failure by the Borrower to make a borrowing of any Tranche 2 Loan having an Interest Rate determined using LIBOR after the Borrower has selected an Interest Rate using LIBOR with respect to such borrowing pursuant to Section 2.5(a) hereof, (c) any failure by the Borrower to make a conversion of any Tranche 2 Loan having an Interest Rate determined using the Base Rate to a Tranche 2 Loan having an Interest Rate determined using LIBOR after the Borrower has given any notice required hereunder electing such conversion,
(d) any failure by the Borrower to make any prepayment of any Tranche 2 Loan having an Interest Rate determined using LIBOR after the Borrower has given any notice required hereunder regarding such prepayment or (e) the making of a payment or prepayment (including, without limitation, on acceleration or in connection with an assignment of a Tranche 1 Loan pursuant to Section 2.20(a)) or the conversion of any Tranche 2 Loan having an Interest Rate determined using LIBOR on a day which is not the last day of an Interest Period with respect thereto, any Tranche 2 Lender shall incur any costs, expenses or losses, the Borrower shall pay, in Dollars, upon request by such Lender the amount which such Lender shall notify the Borrower as being the aggregate of such costs, expenses and losses. For the purposes of the preceding sentence, "costs, expenses or losses" shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loans or any portion thereof (but in the case of a late payment, after taking into account any default interest received under Section 2.5(c)).

Section 2.16 Maintenance Amount. (a) Subject to Sections 2.22 and 2.23, on each Interest Payment Date, the Borrower shall pay in Dollars, in addition to interest on the Loans, the amount which any Lender and/or the Issuing Bank shall from time to time notify to the Borrower and the Administrative Agent as being the aggregate of the Maintenance Amount (as defined in subsection (b) below), if any, of such Lender and/or the Issuing Bank, as the case may be, accrued and unpaid prior to such Interest Payment Date.

(b) For the purposes of subsection (a) above, the following terms shall have the following meanings:

(i) "Maintenance Amount" means the amount, if any, certified in the Maintenance Amount Certification to be the net incremental costs of the affected Lender and/or the Issuing Bank with respect to the making or maintaining of any Loan or the Letters of Credit (or any reimbursement obligation with respect thereto) which result from (A) any change in, or introduction of, any Applicable Law and/or (B) any compliance with any request from, guideline or requirement of, any central bank or other monetary or other comparable authority or any Governmental Authority (whether or not having the force of law), which in either case, subsequent to the date of this Agreement, shall:

(1) impose, modify or deem applicable any reserve, capital adequacy, special deposit or similar requirements against assets held by, or deposits with or for the account of, or Loans by, such Lender or the Issuing Bank;

(2) impose a cost on such Lender or the Issuing Bank as a result of its having made, funding or maintaining any Loan or issued the Letters of Credit or reduce the rate of return on the overall capital of such Lender or the Issuing Bank which it would have been able to achieve if it had not made such Loan or issued the Letters of Credit;

(3) change the basis of taxation on payments received by such Lender or the Issuing Bank in respect of its Loans otherwise than by a change in taxation of the overall net income of such Lender or the Issuing Bank; or

(4) impose on such Lender or the Issuing Bank any other condition regarding the making or maintaining of the Loans or the issuance or maintaining of the Letters of Credit (or any reimbursement obligation with respect thereto); and

(ii) the term "Maintenance Amount Certification" means a certification furnished from time to time by any Lender or the Issuing Bank to the Borrower and the Administrative Agent, certifying:

(A)  the circumstances giving rise to the Maintenance Amount;

(B)  that such net costs have increased;

(C) that, in the opinion of such Lender or the Issuing Bank, as the case may be, it has exercised reasonable efforts to minimize or eliminate such increase; and

(D)  the Maintenance Amount.

(c) Notwithstanding anything in Section 2.13, and subject to any Governmental Approvals having been obtained (including from the Central Bank), the Borrower shall have the right on any Interest Payment Date for the Loans upon not less than forty-five (45) days' prior written notice to the Administrative Agent and the affected Lender (which notice shall be irrevocable and shall bind the Borrower to make the prepayment specified below) and upon payment of all accrued interest and Maintenance Amount (if any) on the amount to be prepaid (subject to Sections 2.22 and 2.23), to prepay all or, as the case may be, that portion of the Loans of which a Lender informs the Borrower and the Administrative Agent that Maintenance Amount is then being charged; provided, however, that no prepayment of any part of any Loan bearing interest using LIBOR shall be made on any Interest Payment Date which is not the last day of an Interest Period with respect thereto unless the Borrower pays the affected Lender the amounts determined by such Lender to be payable pursuant to Section 2.15 hereof; provided, further, that the use of Collateral to make any prepayments pursuant to this
Section 2.16 shall be subject to the restrictions set forth in the Financing Documents on the use of such Collateral.

Section 2.17 Illegality of Participation. (a) Notwithstanding any other provision of this Agreement, if, subsequent to the date of this Agreement, the making, funding or continuance of any Commitment or any Loan has been made (x) unlawful by any change made in any Applicable Law, (y) impossible by compliance by a Lender with any request of a Governmental Authority (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the inter bank Eurodollar market, the Borrower shall, upon notice by the affected Lender or Lenders (but subject to the approval of the appropriate Governmental Authorities (including the Central Bank), which the Borrower agrees to take all reasonable steps to obtain as quickly as possible, if such approval is then required), prepay in full and on the next occurring Interest Payment Date unless the effect of the Applicable Law, request or contingency requires earlier or immediate repayment, in which case, on such earlier date or immediately, as relevant, that portion of the principal amount of the Loans affected thereby together with all accrued interest and Maintenance Amount (if any and subject to Sections 2.22 and 2.23) thereon and all amounts, if any, determined by each affected Lender to be payable to it pursuant to Section 2.15 hereof; provided, however, that the use of Collateral to make any prepayments pursuant to this Section 2.17 shall be subject to the restrictions set forth in the Financing Documents on the use of such Collateral. In addition, the Commitment of the affected Lender or Lenders to make Loans similar to those affected by the foregoing shall terminate immediately. In the event a L/C Commitment of a Lender is terminated pursuant to the foregoing provisions, (x) such affected Lender or Lenders shall immediately notify the Administrative Agent thereof and the Administrative Agent shall immediately notify the Issuing Bank of such L/C Commitment terminations, (y) the obligation of the Issuing Bank to honor any drawings under any of the Letters of Credit (other than any drawings in respect of any Approved Drawing Amount) in excess of the aggregate L/C Commitments then in effect or issue any of the Letters of Credit (if such Letter of Credit shall not have previously been issued) shall immediately be suspended until such time as one or more Replacement Lenders shall have assumed the L/C Commitment of the affected Lender or Lenders and the Administrative Agent shall have notified the Issuing Bank thereof (which notice shall be provided as soon as practicable after Replacement Lender(s) have assumed the L/C Commitment(s) and (z) the Borrower thereafter shall immediately, upon the payment of any drawing by the Issuing Bank in connection with any of the Letters of Credit issued by the Issuing Bank, reimburse the Issuing Bank for the portion of such payment that would have been reimbursed to the Issuing Bank by such affected Lender pursuant to Article 3.

(b) Notwithstanding any other provision of this Agreement, if, subsequent to the date of this Agreement, the making, funding or continuance by any Tranche 2 Lender of its proportionate interest in any Tranche 2 Loan bearing interest based on LIBOR has been made
(x) unlawful by any change made in any Applicable Law, (y) impossible by compliance by such Lender with any request of a Governmental Authority (whether or not having the force of law), then such Tranche 2 Lender shall promptly give notice thereof to the Borrower and the Administrative Agent and the obligation of such Tranche 2 Lender to make or continue, or to convert Tranche 2 Loans into, Tranche 2 Loans bearing interest based on LIBOR shall be immediately suspended and during such suspension be converted into an obligation to do the same with respect to Tranche 2 Loans bearing interest at the rate per annum equal to the Base Rate plus the Applicable Margin; provided, however, that if such Tranche 2 Lender determines that it may lawfully continue to maintain and fund any outstanding Tranche 2 Loans bearing interest based on LIBOR until the end of the applicable Interest Period then in effect with respect thereto, upon written notice from the Borrower to such Lender and the Administrative Agent, such outstanding Tranche 2 Loans shall be converted into Tranche 2 Loans bearing interest at the rate per annum equal to the Base Rate plus the Applicable Margin on the last day of the then current Interest Period applicable to such Loans.

(c) If the Borrower so requests within ten (10) days of receipt of a notice from a Lender pursuant to clause (a) or (b) of this
Section 2.17 (which notice, if pursuant to clause (b) of this Section 2.17, is based on circumstances not generally applicable to United States or foreign lenders making loans of the types contemplated hereunder), such Lender shall (consistent with legal and regulatory restrictions) (i) during the sixty-day period immediately following receipt of such request from the Borrower, use reasonable efforts to assist the Borrower in identifying a Replacement Lender willing to accept an assignment of all or a part of such Lender's proportionate share of the Loans or its Commitment and (ii) if the Borrower shall designate a Replacement Lender within such sixty-day period, assign all or a part of its proportionate share of the Loans or its Commitment to the Replacement Lender designated by the Borrower; provided that any assignment made by a Lender to a Replacement Lender shall satisfy the following conditions: (x) the Borrower shall promptly pay when due all reasonable fees and expenses which such Lender incurs in connection with such assignment, (y) any assignment of all or part of the Loans or any Lender's Commitment shall be made without recourse, representation or warranty and (z) the Borrower shall cause the Replacement Lender to pay to the Administrative Agent for the account of the assigning Lender in immediately available funds all amounts outstanding or payable under the Financing Documents to the Lender assigning its interest in the Loans or its Commitment.

Section 2.18 Substitute Basis of Borrowing. If, on or before the first day of any Interest Period relating to the Tranche 2 Loans, either (a) the Administrative Agent determines that, for whatever reason, deposits in Dollars for a period equal to such Interest Period or in the relevant amounts are not being offered generally to banks in the London interbank market or (b) the Administrative Agent receives notice from the Required Lenders that the Interest Rate then in effect based on LIBOR for such Interest Period will not adequately reflect the cost to such Required Lenders of making, funding or otherwise maintaining their Tranche 2 Loans for such Interest Period, the Administrative Agent shall promptly notify the Borrower and the Tranche 2 Lenders of such event. Thereafter, the obligations of the Tranche 2 Lenders to make or maintain Loans bearing interest at LIBOR shall be suspended until the Administrative Agent, upon instruction from the Required Lenders, revokes such notice in writing, and interest for such Interest Period with respect to a scheduled Utilization and for outstanding Tranche 2 Loans for which interest is then scheduled to be determined shall accrue at the rate per annum equal to the Base Rate plus the Applicable Margin.

Section 2.19 Mitigation Provision. Each Lender and the Issuing Bank agree that (a) as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition arising after the date hereof that would cause it to be affected under Section 2.17 or 3.7 and (b) as promptly as practicable after it has made a determination to make a claim for amounts under Section 2.11, 2.15 or 2.16, as the case may be, with respect to events or conditions arising after the date hereof, it shall notify the Borrower of the same and use commercially reasonable efforts (consistent with legal and regulatory restrictions and such Tranche 2 Lender's or the Issuing Bank's, as relevant, internal policies) to mitigate the effect of such provisions on the Borrower, including (i) in the case of Sections 2.11, 2.16, 2.17 or 3.7, efforts to make, fund, issue or maintain its Loans or the Letters of Credit, as relevant, through another office of such Lender or the Issuing Bank, as relevant and (ii) in the case of Section 2.15, efforts to reemploy amounts held by such Lender, (x) if as a result thereof the additional moneys which would otherwise be required to be paid to such Lender pursuant to any of such provisions of this Agreement would be reduced, or the illegality or other adverse circumstances which would otherwise require a prepayment of such Loans or the suspension of the issuance of, or of drawings under, any of the Letters of Credit pursuant to any of such provisions would cease to exist, and (y) if, as determined by such Lender or the Issuing Bank, as relevant, in good faith, the making, funding, issuing or maintaining of such Loan or the Letters of Credit, or the making of drawings under the Letters of Credit as relevant, through such other office would not otherwise adversely affect such Lender or the Issuing Bank, as relevant.

2.20 Assignment of Tranche 1 Loans. (a) From time to time, at the election of a Tranche 1 Lender, all or a portion of its Tranche 1 Loans may be assigned by such Tranche 1 Lender to one or more Eligible Assignees approved by the Issuing Bank, such approval to be required only so long as any of the Letters of Credit is outstanding, in the manner set forth in this Section 2.20(a). From time to time a Tranche 1 Lender may designate by prior written notice to the Borrower and the Administrative Agent the amount of its Tranche 1 Loans and Tranche 1 Commitment it elects to assign pursuant to this Section 2.20(a), such amount not to be, in the case of an Eligible Assignee that at such time is not a Lender, less than $10,000,000 (in the aggregate for such Loans and Commitment) for each assignment, unless the Administrative Agent agrees to a lesser amount. The assigned amount shall be comprised of a percentage of the Tranche 1 Commitment (the "Assigned Commitment") and the same percentage of the Tranche 1 Loans (the "Assigned Loans"), and upon such assignment and as more fully described below, the Assigned Commitment shall become a Tranche 2 Commitment and the Assigned Loans shall become a Tranche 2 Loan.

The Borrower and each Tranche 1 Lender hereby agree that any accrued and unpaid interest on the Tranche 1 Loans or a portion thereof assigned pursuant to this Section 2.20(a) shall be paid by the Borrower to such Tranche 1 Lender at the time such interest would have been due and payable to such Tranche 1 Lender if such assignment had not occurred. Interest on the Assigned Loans shall begin to accrue to the benefit of the assignee on the date the assignment is effective.

The assignment of the Assigned Loans and the Assigned Commitment shall be evidenced by the execution and delivery by the assignor and the assignee of an Assignment and Acceptance Agreement in the form of Schedule 2.20(a). A true and complete copy of such executed Assignment and Acceptance Agreement shall be delivered to the Administrative Agent, OPIC, Eximbank and the Borrower. The effectiveness of any assignment pursuant to this Section 2.20(a) is subject to (a) the prior written consent of the Issuing Bank in its sole discretion and (b) the satisfaction of all conditions set forth in the Assignment and Acceptance
Agreement.

Upon the closing of any assignment in accordance with the terms of this Section 2.20(a), the following shall occur: (i) the assignee shall become a Tranche 2 Lender, (ii) the assigning Tranche 1 Lender's Tranche 1 Loans and Tranche 1 Commitment shall be reduced by the amount equal to the Assigned Loans and Assigned Commitment, respectively, (iii) the assignee shall have outstanding (without taking into account any of its prior Tranche
2 Commitments) a Tranche 2 Commitment in an amount equal to the Assigned Commitment, and the amount of the Total Tranche 2 Commitment prior to such assignment shall increase by an amount equal to the Assigned Commitment, (iv) the assignee shall have outstanding (without taking into account any of its prior Tranche
2 Loans) a Tranche 2 Loan in an amount equal to the Assigned Loans, which shall (subject to Section 2.20 (d)) bear interest at the rate of other Tranche 2 Loans outstanding, and the amount of the Total Tranche 2 Loans prior to such assignment shall increase by an amount equal to the Assigned Loans, (v) each Tranche 2 Lender (including the assignee) will own a proportionate share of the Total Tranche 2 Loans (subject to Section 2.20 (d)) and Total Tranche 2 Commitment based on its Tranche 2 Applicable
Percentage, (vi) the assignee shall have all rights (including voting rights) and shall be entitled to the benefits of a Tranche
2 Lender and a Senior Secured Party hereunder and under the Security Documents and (vii) the assignee shall automatically be bound by the terms of the Intercreditor Agreement.

(b) For purposes of Sections 2.20(a) and 2.20(d), the term "Tranche 2 Applicable Percentage" shall mean, with respect to any Tranche 2 Lender (including an assignee), a fraction (expressed as a percentage) the numerator of which shall be the amount of such Lender's Tranche 2 Commitment and the denominator of which shall be an amount equal to the Total Tranche 2 Commitment, in each case after giving effect to assignments of Tranche 1 Loans. In connection with any assignment of the Tranche 1 Loans, the Borrower shall, without duplication, pay to BA Securities, Inc. or Bank of America National Trust and Savings Association, as applicable, the syndication and underwriting fee, if any, due pursuant to the terms set forth in the letter agreement dated the date hereof between the Borrower, BA Securities, Inc. and APFC relating thereto.

(c)  As a condition to the effectiveness of any assignment under
Section 2.20(a), either (i) all the Tranche 2 Loans outstanding immediately prior to such assignment shall be accruing interest at the Base Rate, (ii) all Tranche 2 Loans having an Interest Rate determined using LIBOR shall have the same Interest Period, which period shall end after the date of such assignment, and shall be deemed to have been prepaid on the date of such assignment for purposes of determining "costs, expenses and losses" under Section 2.15, provided that APFC rather than the Borrower shall pay, in Dollars, such "costs, expenses and losses" upon the closing of such assignment to the Administrative Agent for the account of the Tranche 2 Lenders, such payment to be made from sources other than the APFC Funding Account, or (iii) the provisions of Section 2.20(d) shall apply.

(d) If the conditions described in Section 2.20(c), clauses (i) or
(ii), are not satisfied with respect to any assignment under
Section 2.20(a), in the alternative and at the option of the Tranche 1 Lender, (i) the Tranche 2 Loan acquired upon such assignment (the "New Tranche 2 Loan") shall bear interest at the Base Rate plus the Applicable Margin or (ii) if upon the date such assignment becomes effective one or more of the then existing Tranche 2 Loans (the "Existing Tranche 2 Loans") commence an Interest Period using LIBOR, then the New Tranche 2 Loan shall be combined with any such Existing Tranche 2 Loan (selected by the Borrower) that on such date commences a new Interest Period and shall bear interest on the terms applicable to such Existing Tranche 2 Loan. If upon such assignment the New Tranche 2 Loan commences to bear interest at the Base Rate plus the Applicable Margin, on the next instance that an Existing Tranche 2 Loan commences to bear interest at an Interest Rate based on LIBOR for a new Interest Period the New Tranche 2 Loan shall be combined with such Existing Tranche 2 Loan and shall commence to bear interest at the same rate applicable to such new Interest Period, which rate shall be effective for such new Interest Period. At the end of any Interest Period based on LIBOR for a New Tranche 2 Loan, interest shall commence to accrue at an Interest Rate based on LIBOR for an Interest Period then commenced for any of the Existing Tranche 2 Loans and, if there is no such Interest Period, then at the Base Rate plus the
Applicable Margin until the commencement of an Interest Period based on LIBOR for any of the Existing Tranche 2 Loans. Upon the effectiveness of any assignment under Section 2.20(a), the Borrower shall inform the Lender purchasing the New Tranche 2 Loan of the latest date on which any Interest Period based on LIBOR then in effect for any of the Existing Tranche 2 Loans ends (the "Determination Date"). During such time as this Section 2.20(d) is in effect, and notwithstanding anything in this Agreement to the contrary, no Interest Period based on LIBOR for any New Tranche 2 Loan or any Existing Tranche 2 Loan shall be selected with a last day that is later than the Determination Date. At the earliest of such time as (x) all the Tranche 2 Loans accrue interest at the Base Rate plus the Applicable
Margin, (y) the Determination Date has been reached, or (z) all the Tranche 2 Loans bear interest at an Interest Rate based on LIBOR for the same Interest Period, the provisions of this
Section 2.20(d) shall be suspended and cease to be in effect until the next assignment under Section 2.20(a), and from such time but subject to the subsequent operation of this Section 2.20(d) each Tranche 2 Lender will be deemed to own a proportionate share of the Total Tranche 2 Loans based on its Tranche 2 Applicable Percentage. Nothing in this Section 2.20(d) shall preclude one or more assignments under Section 2.20(a) being given effect while this
Section 2.20(d) is in effect with regard to a prior assignment, and the Determination Date set upon the effectiveness of an assignment under Section 2.20(a) shall apply to any subsequent assignment that has become effective prior to the provisions of this Section 2.20(d) becoming suspended with respect to a preceding assignment.

Section 2.21 Developer Fee. The Borrower may earn and draw on the Loans to pay the developer fee set forth in the Construction Budget (the "Developer Fee") in accordance with the provisions set forth
in this Section.   A pro rata share of 60% (calculated in
accordance with the immediately succeeding sentence) of such fee is payable in installments payable when the progress payments are made under the Supply Contract and the Construction Contract. The pro rata share of such amount applicable to any such progress payment shall equal the product of (x) 60% of the Developer Fee (expressed in Dollars) multiplied by (y) the percentage obtained by dividing
(1) the amount of such progress payment by (2) the total amount of the Contract Price. Subject to the terms of this Section 2.21, 40% of the Developer Fee is payable upon satisfaction of either of the following conditions: (A) the earlier of (i) the occurrence of the Construction Financing Termination Date or (ii) the date that the Tranche 2 Lenders' Construction Financing Secured Obligations are paid in full in cash or (B) the conditions to funding set forth in Sections 5.1 and 5.2 shall have been satisfied and Substantial Completion shall have occurred under the Construction Contract and as part of Substantial Completion (i) each of the Net Deliverable Capacity Guarantee and Guaranteed Net Plant Steam Rate shall have been satisfied under the Construction Contract to the extent necessary under Section 14.4(a) of the Construction Contract to result in no Buy Down Amount becoming due and payable thereunder and (ii) each of the Reliability Guarantee, Emissions Guarantee and Noise Compliance Guarantee has been met. Immediately upon $10 million of Contingency Costs being drawn (whether as Loans or Drawing Approvals under this Agreement, as OPIC Disbursements under the OPIC Finance Agreement, or as Progress Subordinated Loans or Equity Subordinated Loans), the portion of the Construction Budget allocated to such 40% portion of the Developer Fee shall be automatically reallocated for the payment of additional Contingency Costs and shall be drawn in accordance with the terms hereof (or of the OPIC Finance Agreement, as the case may be) against the payment of any such additional
Contingency Costs.  Upon any payment of such additional
Contingency Costs (from such reallocated portion of the Construction Budget), the aforesaid 40% portion of the Developer Fee shall be reduced on a dollar-for-dollar basis. To the extent that all or any portion of such reallocated 40% portion of the Developer Fee is not drawn to pay additional Contingency Costs, such undrawn amount shall be automatically available to the Borrower on the date and subject to the conditions set forth in the fourth sentence of this Section 2.21. Capitalized terms used in this Section 2.21 and not defined in Schedule X hereto shall have the meaning assigned to such terms in the Construction Contract.

Section 2.22  Limitation on Certain Payments to Tranche 1
Lenders. Subject to the last sentence of this Section 2.22, the maximum amount any Tranche 1 Lender may receive pursuant to Section 2.11, 2.16 or 2.17 for each Dollar of its Tranche 1 Loans shall not exceed the average amount each Tranche 2 Lender received pursuant to such Section for each Dollar of Tranche 2 Loans. For example, if (A) there are five Tranche 2 Lenders, (B) each Tranche 2 Lender has $1 of Tranche 2 Loans and (C) only one of such Tranche 2 Lenders received an amount equal to $.50 by application of one of such Sections, then the Tranche 1 Lender would be entitled to receive up to $.10 for each Dollar of its Tranche 1 Loans. If after the application of this Section 2.22 any costs, expenses, taxes or other amounts due any Tranche 1 Lender pursuant to Section 2.11, 2.16 or 2.17 remain unpaid, such costs, expenses, taxes or other amounts shall accrue until the date of the Eximbank Disbursement. After the date of the Eximbank Disbursement, such unpaid costs, expenses, taxes and other amounts due any Tranche 1 Lender shall be payable pursuant to Section 3.02(d)(ii), priority SEVENTH of the Disbursement Agreement.

Section 2.23 Certificate of Lenders, the Issuing Bank and the Administrative Agent. Any Lender, the Issuing Bank or the Administrative Agent claiming reimbursement under Section 2.11, 2.15, 2.16 or 2.17 shall deliver to the Borrower (with a copy to the Administrative Agent in the case of any Lender and the Issuing Bank and without duplication of the Maintenance Certificate) a certificate setting forth in reasonable detail, including calculations thereof, the amount payable to such Lender, the Issuing Bank or the Administrative Agent thereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

Section 2.24 Survival. Without prejudice to the survival of any other agreement of the Borrower under this Agreement and any other Financing Document or Project Document, the agreements and obligations of the Borrower set forth in Sections 2.11, 2.15, 2.16,
2.17 and 2.22 shall survive the payment of the Construction
Financing Secured Obligations.

ARTICLE 3.  The Letters of Credit

Section 3.1 Issuance of Letters of Credit. In addition to the procedures set forth in Section 2.2, the Borrower may borrow hereunder by requesting (a) the Issuing Bank to open for the account of the Borrower an irrevocable letter of credit, substantially in the form of Exhibit G hereto, in favor of the Construction Supplier, (the "Construction Supplier Letter of Credit") (b) the Issuing Bank to open for the account of the Borrower an irrevocable letter of credit, substantially in the form of Exhibit I hereto, in favor of the Construction Contractor (the "Construction Contractor Letter of Credit", and together with the Construction Supplier Letter of Credit, the "Letters of Credit"), and (c) the Issuing Bank to make payments under the Letters of Credit issued by the Issuing Bank, provided that: (i) the aggregate amount of the Letters of Credit shall not exceed the then Total Unutilized Commitment (not including in the calculation of Total Letter of Credit thereunder the face amount of the Letter of Credit which is being requested to be opened); and
(ii) the Issuing Bank shall not issue the Letters of Credit unless it has received a certificate from the Administrative Agent that all the applicable conditions precedent set forth in Article 5 have been met or waived.

Section 3.2 Documents Accompanying Requests for Issuance of Letters of Credit. Requests by the Borrower for the issuance of any of the Letters of Credit by the Issuing Bank shall be made by delivering to the Administrative Agent and the Issuing Bank, at least fifteen (15) Business Days prior to the proposed date for the issuance of such Letter of Credit, the documents described in items
(1), (3), (4) and (5) of Part C of Annex B and by delivering simultaneously to the Issuing Bank an application on the form provided by the Issuing Bank for an irrevocable documentary letter of credit together with such other documents relating to the opening of commercial credits, as the Issuing Bank may request, in all cases such documents to be appropriately completed. A copy of such documents shall be sent by the Borrower to each Lender, OPIC and Eximbank at the time the Borrower sends such documents to the Administrative Agent and the Issuing Bank.

Section 3.3 Terms of Letters of Credit. (a) Each of the Letters of Credit issued hereunder (i) shall provide: (A) for payment of drawings on the seventh (7th) Business Day (the
"Payment Date") after the Negotiation Date, (B) for an expiry date not later than the L/C Termination Date and (C) that no Payment Date shall occur after the L/C Termination Date; (ii) shall include all provisions required in the Request for Letter of Credit Approval applicable to such Letter of Credit as set forth in
Exhibit 4 to Annex B, including, as relevant, the provisions set forth therein with respect to payment of the Guarantee Exposure Fee; and (iii) shall be amended in accordance with the procedures set forth in Annex B. The Letters of Credit, and the provisions of this Agreement relating thereto, are subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce
Brochure No. 500.

(b) Upon each Payment Date occurring in connection with a drawing under any of the Letters of Credit, the amounts payable with respect to the Guarantee Exposure Fee under such Letter of Credit (as calculated pursuant to the terms of the Eximbank Guarantee Agreement) shall be paid to Eximbank.

Section 3.4 Notices of Drawings. Promptly on each Negotiation Date, the Issuing Bank shall notify the Construction Supplier and Construction Contractor, as appropriate, the Administrative Agent, the Borrower, OPIC and Eximbank in writing of the amount of such drawing and the Payment Date of such drawing (each such notice, an "L/C Notice").

Section 3.5 Drawings. (a) Upon receipt by the Administrative Agent of an L/C Notice which advises that a drawing is to be made under any of the Letters of Credit, the Administrative Agent shall promptly, but in no event later than three (3) Business Days prior to the Payment Date stated in the L/C Notice, give each Lender notice of the receipt of such L/C Notice, of such Lender's proportionate share of the amount to be reimbursed to the Issuing Bank based on the amount of the drawing stated in such L/C Notice, and the Payment Date of such amount, and on the Payment Date of such amount each Lender shall make its pro rata share thereof available to the Administrative Agent in the same manner specified in Section 2.2(b) for a Loan, and the Administrative Agent shall then pay to the Issuing Bank Account the aggregate of the amounts so made available by the Lenders.

(b) For the avoidance of doubt, (i) the amounts reimbursed by the Lenders to the Issuing Bank pursuant to Section 3.5(a) shall be deemed to be Loans hereunder and (ii) the interest provisions relating to Loans, including, without limitation, those described in Section 2.5 shall apply to the amounts so reimbursed by the Lenders to the Issuing Bank pursuant to Section 3.5(a).

Section 3.6 Reimbursement by Lenders of Issuing Bank. (a) Each Lender hereby irrevocably and unconditionally agrees that it shall reimburse the Issuing Bank if any of the Letters of Credit is issued by the Issuing Bank as provided herein, in the manner and at the times set forth in this Article 3 for such Lender's Applicable Percentage of each payment of drawings made by the Issuing Bank in accordance with the terms of such Letter of Credit.

(b) The obligation of the Lenders to reimburse the Issuing Bank pursuant to this Article 3 shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, nor subject to any qualification or exception whatsoever, and shall be honored in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation:
(i) any claim, counterclaim, defenses, right of setoff or other right which such Lender may have or assert against any other Lender, the Issuing Bank, the Administrative Agent, the Borrower or any other Person; (ii) any fact or circumstance relating to the Borrower; (iii) the occurrence and continuance of a Construction Credit Default or Construction Credit Event of Default; (iv) any lack of validity or enforceability of this Agreement or any of the other Financing Documents; or (v) any draft, certificate of any other document presented under any of the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect. Without limiting the generality of the foregoing, each Lender agrees that its obligation under this Section 3.6 is not subject at the time it is required to reimburse the Issuing Bank hereunder to the satisfaction of any of the conditions set forth in Article 5. Each Lender agrees that each payment made by such Lender to the Issuing Bank pursuant to this Article 3 shall be made without any offset, abatement, withholding or reduction whatsoever.

(c) The Administrative Agent may assume that each Lender will make available to the Administrative Agent such Lender's
Applicable Percentage of any payment of drawings made by the Issuing Bank under any of the Letters of Credit on the date required by the terms of this Article 3, and the Administrative Agent may, in reliance upon such assumption, make available to the Issuing Bank a corresponding amount on such date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount from the Issuing Bank on demand. If the Issuing Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent within such period of time as the Administrative Agent deems reasonable in the circumstances. The Administrative Agent shall also be entitled to recover on demand from the Issuing Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Issuing Bank until the date such corresponding amount is recovered by the Administrative Agent, at the rate per annum equal to (i) if recovered from the Issuing Bank, the Federal Funds Rate until the 3rd Business Day and the Base Rate plus 1.50% thereafter and (ii) if recovered from the Borrower, the applicable Interest Rate selected by the Borrower with respect to such amount pursuant to Section 2.5 (or, if the Borrower shall fail to so select an Interest Rate, at the rate per annum equal to the Base Rate plus the Applicable Margin). Nothing in this Section 3.6(c) shall be deemed to relieve any Lender from its obligation to pay the Issuing Bank for drawings under any of the Letters of Credit as required by the terms of this Article 3 or of making Loans to the Borrower in connection therewith or to prejudice any rights which the Issuing Bank or the Borrower may have against any Lender as a result of any failure by such Lender to make such payments or Loans as required hereunder. Any payment by the Borrower to the Administrative Agent pursuant to this Section 3.6(c) shall not be considered a Loan hereunder and such payment shall not be deemed to be a prepayment of a Loan for purposes of this Agreement and the other Financing Documents.

(d) Each of the Lenders, upon reimbursement to the Issuing Bank through the Administrative Agent of the amount owing by such Lender to the Issuing Bank with respect to a drawing under any of the Letters of Credit, shall be deemed to have made a Loan in the amount which each Lender so makes available to the Issuing Bank through the Administrative Agent as of the date thereof. As promptly as practicable following the making of any Loan under this
Article 3, the Administrative Agent shall provide written notice thereof to Eximbank and OPIC, which notice shall indicate the amount of such Loan.

(e) If any Lender fails to make its pro rata share of any reimbursement available to the Issuing Bank at the time and in the manner required pursuant to this Article 3 and the Borrower has not paid such amount pursuant to Section 3.6(c), (i) the Issuing Bank shall promptly notify the Borrower, and the Borrower shall pay such amount to the Issuing Bank within such period of time as the Issuing Bank deems reasonable under the circumstances, and (ii) interest which would otherwise be payable to such Lender in respect of the Loan which would have been made by it shall be payable to the Issuing Bank until such amount is recovered by the Issuing Bank, in each case without prejudice to the rights of the Borrower and the Issuing Bank against such Lender. Any payment by the Borrower to the Issuing Bank pursuant to this Section 3.6(e) shall not be considered a Loan hereunder and such payment shall not be deemed to be a prepayment of a Loan for purposes of this Agreement and the other Financing Documents. In the event a Lender fails to make its pro rata share of any reimbursement available to the Issuing Bank as required pursuant to the terms of this Section 3.6 and the Borrower has not reimbursed the Issuing Bank with respect to such pro rata share pursuant to the first sentence of this
Section 3.6(e), such Lender for all purposes of this Agreement hereby agrees that any Person that the Issuing Bank may designate in writing to such Lender may reimburse the Issuing Bank in lieu of such defaulting Lender and that, for all purposes of this Agreement, such reimbursement shall be treated as though made in accordance with an assignment of all of the defaulting Lender's right, title and interest and a delegation of all of the defaulting Lender's obligations with respect to such defaulted obligation to such Person, except that such Person shall have all of the rights that the Issuing Bank would otherwise have hereunder to reimbursement from such defaulting Lender; provided, that if the Issuing Bank so designates a Person other than one of the Lenders listed in Schedule I, the prior approval of Eximbank or OPIC (which shall not be unreasonably withheld) shall be required for such designation. In any event, such Person that the Issuing Bank may designate in accordance with the immediately preceding sentence shall be a Person eligible for the coverage of the Guarantee (as defined in the Eximbank Guarantee Agreement) under the laws, rules, regulations and policies of or applicable to Eximbank. Such defaulting Lender hereby agrees to cooperate with the Administrative Agent, the Issuing Bank and the designated Person that reimburses the Issuing Bank on the defaulting Lender's behalf and to take all actions necessary, in each case to effect the provisions hereof.

(f) The Issuing Bank shall have all the voting rights of a Lender and of a Secured Party under this Agreement and the other relevant Financing Documents with respect to a Defaulted Amount relating to any of the Letters of Credit for which the Issuing Bank has not been reimbursed, until such time as such Defaulted Amount is reimbursed to the Issuing Bank.

Section 3.7 Issuance of Letters of Credit; Illegality. Notwithstanding any other provision of this Agreement, in the event that any restrictions or limitations are, after the date hereof, imposed upon or determined or held to be applicable to the Issuing Bank by, under or pursuant to any Applicable Law now or hereafter in effect or by reason of any interpretation thereof by any court or Governmental Authority, which would prevent (as determined by the Issuing Bank) the Issuing Bank from legally incurring liability under any of the Letters of Credit to be issued pursuant hereto, then the Issuing Bank shall give prompt written notice thereof to the Administrative Agent (who shall notify the Borrower, Eximbank, OPIC and each Lender thereof as soon as reasonably practicable), whereupon the obligation of the Issuing Bank to issue and allow drawings under such Letter of Credit pursuant hereto shall be suspended until the Administrative Agent shall be advised by the Issuing Bank that such event is no longer continuing or until such event shall have continued for a period of one hundred eighty (180) days, after which period the obligation of the Issuing Bank to issue and allow drawings under such Letter of Credit pursuant hereto shall terminate, provided, however, that, without limiting the provisions of Section 2.19, upon any such suspension, the Administrative Agent shall cooperate with the Borrower in the Borrower's efforts to identify a financial institution that, based on information provided by such institution to the Borrower, is not then subject to any event which is likely to result in any such suspension and to arrange for the delivery by the Borrower of a substitute letter of credit having the same terms as, and being in a form substantially identical to, the Letter of Credit being replaced. Any such substitute letter of credit shall be issued by a financial institution satisfactory to the Senior Secured Parties, and on terms and conditions substantially similar to those applicable to the Issuing Bank under the Financing Documents.

Section 3.8 Exoneration. (a) As between the Borrower, the Administrative Agent, the Lenders and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of either of the Letters of Credit by, the beneficiary of such Letter of Credit. All directions and correspondence relating to either of the Letters of Credit are to be sent at the Borrower's risk and expense. In furtherance and not in limitation of the foregoing, the Issuing Bank, the Administrative Agent and the Lenders shall not be responsible (except for the Issuing Bank's gross negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of either of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign either of the Letters of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of either of the Letters of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Bank and Lenders including any governmental acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers under this Section 3.8 or Section 9.3.

(b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth or set forth in Section 9.3, any action taken or omitted by the Issuing Bank under or in connection with any of the Letters of Credit issued on behalf of the Borrower or any related certificates, if taken or omitted in good faith, shall not, in the absence of gross negligence or willful misconduct, put the Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.


ARTICLE 4.  Representations and Warranties

In order to induce the Administrative Agent, the Arranger, each of the Lenders and the Issuing Bank to enter into this Agreement and each of the other Financing Documents to which it is a party and in order to induce each of the Lenders to make the Loans and the Issuing Bank to issue the Letters of Credit, the Borrower makes the following representations, warranties and agreements as of the Credit Date, which shall survive the execution and delivery of this Agreement and the making and repayment of the
Loans:

Section 4.1 Corporate Status. The Borrower (a) is a duly organized and validly existing corporation in good standing under the laws of the Republic, (b) is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary and (c) has full power and authority to own the property and assets owned by it and to lease the properties leased by it and to transact the business in which it is engaged or proposes to be engaged and to do all things necessary or appropriate in respect of the Project and to consummate the transactions contemplated by the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made.

Section 4.2 Corporate Power and Authority. The Borrower has the corporate power and authority to execute and deliver, and to perform the terms and provisions of, each of the Project
Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Project Documents as have been executed and delivered as of each date this representation and warranty is made. The Borrower has, or in the case of the Project Documents other than this Agreement, by the Credit Date will have, duly executed and delivered each of the Project Documents to which it is party, and each of such Project
Documents constitutes or, in the case of each such other Project Document when executed and delivered, will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

Section 4.3 No Violation. Neither the execution and delivery by the Borrower of the Project Documents to which it is a party, nor the Borrower's compliance with or performance of the terms and provisions thereof, nor the use of the proceeds of the Loans as contemplated by this Agreement or the Eximbank Guarantee
Agreement or the OPIC Finance Agreement (a) will contravene or violate any provision of any Applicable Law to which the Borrower, any of its assets or the Project is subject, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except any Construction Period Permitted Liens) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject, (c) will violate any provision of the Articles of Incorporation or By-Laws of the Borrower or (d) will require any consent or approval of any Governmental Authority or any creditor, shareholder, director or officer of the Borrower which has not been obtained.

Section 4.4 Capitalization. As of the date of this Agreement, (i) the authorized capital stock of the Borrower consists of 2,148,000 shares of common stock, par value P28 per share, of which 537,014 shares are duly and validly issued, outstanding, fully paid and non-assessable; (ii) 268,502 of such issued shares of common stock (representing approximately 50% of such 537,014 issued shares) are owned and held by CE Mahanagdong; (iii)
268,502 of such issued shares of common stock (representing approximately 50% of such 537,014 issued shares) are owned and held by Kiewit Energy; (iv) one (1) share of such issued shares of common stock is owned and held by APFC; and (v) nine (9) shares of such issued shares of common stock are directors' qualifying shares. Except as described in the Shareholder's Agreement, the Funding Agreement, the Marubeni Purchase Agreement and the Convertible Subordinated Notes, the Borrower does not have outstanding (i) any securities convertible into or exchangeable for its capital stock or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

Section 4.5 Subsidiaries. The Borrower has no Subsidiaries and owns no equity interest in any other Person.

Section 4.6 Single-Purpose Borrower. The Borrower has not incurred any liabilities other than in connection with its participation in the transactions contemplated by the Project Documents. The Borrower (a) has not engaged in any business other than the design, development, ownership, financing, construction and operation of the Project and (b) is not a party to any agreement, contract or commitment (other than (w) the agreements identified in clauses (i) through (xiii) of the definition of the term Operating Agreements set forth in Schedule
X hereto, (x) the Financing Documents, (y) agreements, contracts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current Construction Budget or the then-current Annual Budget and (z) agreements, contracts and commitments in respect of Construction Period Permitted Indebtedness) which, individually, creates an annual financial obligation of the Borrower in excess of $100,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Borrower under all agreements, contracts and commitments (other than those specified in clauses (w) through (z) immediately above) to which the Borrower is a party to exceed $300,000 (or the equivalent in other currency).

Section 4.7  Financial Statements; Financial Condition;
Undisclosed Liabilities; Etc. (a) The statements of financial condition of the Borrower at June 30, 1994 heretofore furnished to the Lenders present fairly the financial condition of the Borrower at the date of such statements of financial condition and the results of the operations of the Borrower for the fiscal period referred to in such statements. Such financial statements have been prepared in accordance with United States generally accepted accounting principles and practices consistently applied. Since June 30, 1994, no event, condition or circumstance (including without limitation Force Majeure as defined in Articles 13.1(a) and 13.1(b) of the Energy Conversion Agreement) has existed or has occurred which is reasonably likely to have a Material Adverse Effect.

(b) Except as fully reflected in the financial statements referred to in Section 4.7(a), there are no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The Borrower does not know of any reasonable basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements referred to in Section 4.7(a) which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

Section 4.8 Litigation; Labor Disputes. (a) Except as disclosed in Schedule 4.8 hereto, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its properties, revenues or assets or the Project or the Site which has had or is reasonably likely to have a Material Adverse Effect. The Borrower is not in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the material transactions provided for in any of the Project Documents not be consummated as herein or therein provided. To the best of the Borrower's knowledge, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or threatened against or affecting any party to any Project Document which is an Affiliate of the Borrower or any of their properties, revenues or assets, and the Borrower does not have actual knowledge of any such action, suit, investigation or proceeding pending or threatened against or affecting any other party to any Project Document or any of their properties, revenues or assets, in each case described in this sentence which has had or is reasonably likely to have a Material Adverse
Effect.

(b) There are no strikes, slowdowns or work stoppages by the Borrower's employees on-going, or, to the knowledge of the Borrower, threatened which are reasonably likely to have a Material Adverse Effect.

Section 4.9 True and Complete Disclosure. All factual information (taken as a whole, which, for the avoidance of doubt
(i) shall not include any information by way of projections, estimates or other expressions of view as to future circumstances provided that such projections, estimates or other expressions of view are expressed in good faith and on the basis of reasonable assumptions and (ii) shall be qualified by any disclaimers with respect to such factual information provided by the Borrower to the Administrative Agent, the Arranger and/or the Lenders) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or the Arranger or provided heretofore by CECI or any Affiliate of the Borrower in the form of financial statements of CECI or such other Affiliate, as the case may be (including without limitation such factual information as is contained in the Information Memorandum and the Project Documents), and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or CECI in writing to the Administrative Agent, the Lenders or the Arranger will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. There are in existence no documents or agreements which have not been disclosed to the Administrative Agent or the Arranger which are material in the context of the Project Documents or which have the effect of varying any of the Project Documents.

Section 4.10 Tax Returns and Payments. The Borrower has filed all tax returns required by Applicable Law to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Borrower has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all national, regional or local income taxes applicable for all prior Fiscal Years and for the current Fiscal Year to the date hereof.

Section 4.11 Governmental Approvals. All Governmental Approvals necessary under Applicable Law in connection with (a) the due execution and delivery of, and performance by the Borrower of its obligations and the exercise of its rights under, the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made, (b) the grant by each of the Borrower, CECI, CE Mahanagdong, Kiewit Energy and KEC of the Liens created pursuant to the Security Documents and the Funding Agreement and the validity, enforceability and perfection thereof and the exercise by the Collateral Agent of its rights and remedies thereunder and (c) the construction and operation of the Project as contemplated by the Project Documents, to be obtained by the Borrower are, and to be obtained by any other Person (to the best knowledge of the Borrower) are, set forth in Schedule 4.11 hereto. Each of the Governmental Approvals set forth in Part A of Schedule
4.11 hereto and each other Governmental Approval obtained by the Borrower after the date hereof but on or prior to the date this representation is made, has been duly obtained or made, is validly issued, is in full force and effect, is not subject to appeal (it being understood that for purposes of this Section 4.11, a Governmental Approval shall not be considered to be subject to appeal if it is being contested or challenged solely by Persons other than the Governmental Authority which issued the Governmental Approval or any other Governmental Authority notwithstanding that such contest or challenge is ongoing) and is free from conditions or requirements compliance with which is reasonably likely to have a Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. There is no proceeding pending or, to the best knowledge of the Borrower, threatened which is reasonably likely to result in the rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any such Governmental Approval. The information set forth in each application and other written material submitted by the Borrower to the applicable Governmental Authority in connection with each such Governmental Approval is accurate and complete in all material respects. The Governmental Approvals set forth in Part B of Schedule 4.11 hereto are required solely in connection with later stages of construction and operation of the Project. The Borrower has no reason to believe that any Governmental Approval that has not been obtained by the Borrower, but which will be required in the future, will not be granted to it in due course, on or prior to the date when required and free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which the Borrower does not reasonably expect to be able to satisfy. The Project, if constructed in accordance with the Construction Contract, the Supply Contract and the other Project Documents, will conform to and comply in all material respects with all covenants, conditions, restrictions and reservations in the Governmental Approvals and the Project Documents applicable thereto and all Applicable Laws. The Borrower has no reason to believe that the Collateral Agent will not be entitled, without undue expense or delay, to the benefit of each Governmental Approval set forth on
Schedule 4.11 hereto upon the exercise of remedies under the Security Documents. The Administrative Agent has received a true and complete copy of each Governmental Approval heretofore obtained or made by the Borrower.

Section 4.12 Compliance with Statutes, Etc. (a) The Borrower is in compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and resettlements and Applicable Laws relating to the maintenance of debt to equity ratios).

(b) Without limitation to the foregoing clause (a), the Borrower's business and the Project are being carried out in compliance with applicable Republic environmental guidelines.

Section 4.13 Environmental Matters. To the best of the Borrower's knowledge, neither the Site nor the Plant (nor any other property with respect to which the Borrower has retained or assumed liability either contractually or by operation of the law) has been affected by any Hazardous Material in a manner which does or is reasonably likely to give rise to any material liability of the Borrower under any Environmental Law or which has had or is reasonably likely to have a Material Adverse
Effect.

Section 4.14 Patents, Licenses, Franchises and Formulas. The Borrower owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect thereto, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present and proposed conduct of its business and the carrying out of the Project in the manner contemplated by the Project Documents, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, is reasonably likely to have a Material Adverse Effect.

Section 4.15 Submission to Law and Jurisdiction. As of the Credit Date, the choice of governing law for each of the respective Project Documents in effect or required to be in effect as of the Credit Date will be recognized in the courts of the Republic, and those courts will recognize and give effect to any judgment in respect of such Project Document obtained by or against the Borrower in the courts the jurisdictions of which the Borrower has submitted to.

Section 4.16 Status of the Loans. The Construction Financing Secured Obligations constitute direct, unconditional, and general obligations of the Borrower and rank senior as to priority of payment to all Subordinated Secured Obligations and all Indebtedness of the Borrower described in Section 6.17(f) and not less than pari passu as to priority of payment to all other Indebtedness of the Borrower. Except as permitted by
Section 6.18 of this Agreement, the Borrower has not secured or agreed to secure any such other Indebtedness by any Lien upon any of its present or future revenues or assets or capital stock.

Section 4.17 Documents; Sufficiency of Project Documents. (a) The Administrative Agent has received a complete copy of each Project Document in effect or required to be in effect as of each date this representation is made or deemed made (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any).

(b) To the best of the Borrower's knowledge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to the Borrower pursuant to the terms of the Project Documents provide or will provide the Borrower with all rights and property interests required to enable the Borrower to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Project, including the Borrower's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expenses or material delay.

Section 4.18 Fees and Enforcement. Other than amounts that have been paid in full or will have been paid in full by the Credit Date, no fees or taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Project Documents in effect or required to be in effect as of each date this representation is made or deemed made. This Agreement and each of such Project Documents are each in proper legal form under the laws of the Republic, and under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdiction without any further action on the part of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders, OPIC or Eximbank.

Section 4.19 Utility Availability. Arrangements reflected accurately and completely in the Construction Budget have been made under the Construction Contract, the Supply Contract, the Energy
Conversion Agreement or otherwise on commercially reasonable terms for the provision of all services, housing, materials, utilities and other infrastructure reasonably necessary for the construction of the Project.

Section 4.20  Availability and Transfer of Foreign Currency.
Except as disclosed in Schedule 4.20, all requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof have been validly obtained and will be kept current and in full force and effect to assure (a) the ability of the Borrower to receive, and the ability of any other party to make, any and all payments to the Borrower contemplated by the Project Documents, (b) the availability of Dollars to enable the Borrower to perform all of its obligations hereunder and under the other Project Documents, as the case may be, in accordance with their respective terms, and (c) the ability of the Borrower to convert all sums received in Peso amounts from PNOC-EDC under the Energy Conversion Agreement and the PNOC-EDC Consent Agreement and from the Republic under the Performance Undertaking and the Republic Consent Agreement, including any Peso amounts representing SFRI Fees, from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms. Except as disclosed in
Schedule 4.20, there are no restrictions or requirements which limit the availability or transfer of foreign exchange, or the conversion to a foreign exchange, for the purpose of the performance by the Borrower of its obligations under this Agreement or under any of the other Project Documents.

Section 4.21 Construction Budget. (a) The Construction Budget as in effect on the date hereof is attached hereto as Schedule 4.21. The Construction Budget accurately specifies, to the best of the Borrower's knowledge, all costs and expenses incurred and anticipated to be incurred prior to the latest date on which the Maturity Date can be expected to occur to construct and finance the construction of the Project in the manner contemplated by the Project Documents. In addition, to the best of the Borrower's knowledge, the amount of all costs and expenses required or expected to be paid or incurred prior to the latest date on which the Maturity Date can be expected to occur to finance and construct the Project in the manner contemplated by the Project Documents does not exceed the amount reflected in the Construction Budget.

(b) To the best of the Borrower's knowledge, all projections and budgets (including the Construction Budget and the Base Case Forecast) furnished or to be furnished to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders by or on behalf of the Borrower and the summaries of significant assumptions related thereto (i) have been and will be prepared with due care,
(ii) fairly present, and will fairly present, the Borrower's expectations as to the matters covered thereby as of their date,
(iii) are based on, and will be based on, reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) and (iv) are in all material respects consistent with, and will be in all material respects consistent with, the provisions of the Project Documents.

Section 4.22 Titles; Liens. The Borrower has good and valid title to all of its properties and assets, in each case, free and clear of all Liens other than Construction Period Permitted Liens, including without limitation, on and subject to the terms of the Energy Conversion Agreement, an unconditional and unencumbered right to use the Site for the duration of the Cooperation Period (as defined in the Energy Conversion
Agreement). No mortgage or financing statement or other instrument or recordation covering all or any part of the property or assets of the Borrower is on file in any recording office, except such as relate only to Construction Period
Permitted Liens described in clauses (b) and (c) of Section 6.18 hereof.

Section 4.23 Transactions with Affiliates. The Borrower is not a party to any contracts or agreements with, or any other commitments to, whether or not in the ordinary course of business, any Affiliate, which are individually valued in excess of $100,000 or in the aggregate valued in excess of $300,000, except for this Agreement, the Funding Agreement, the Construction Contract, the Supply Contract, the APFC Security Agreement (and the agreements for the transactions contemplated therein), the Pledge Agreement, the Keystone Agreement and any other contracts, agreements or commitments that are contemplated in the O&M Parameters (including those relating to employee training, vehicle rentals and secondment of employees) or in the Funding Agreement.

Section 4.24 No Additional Fees. Other than as expressly set forth in the Base Case Forecast, the Construction Budget, the Borrower has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Project Documents.

Section 4.25 Regulation of Parties. None of the Borrower, its Affiliates nor any of the Construction Financing Secured Parties nor OPIC is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Project Document, or as a result of the ownership, use or operation of the Project, subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility holding company", a "public utility holding company", a "holding company", or an "electrical corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA) or by any Governmental Authority of the Republic as a "public utility" under any Applicable Law of the Republic. So long as the owner and operator of the Project is an "exempt wholesale generator" under
Section 32 of PUHCA or a "foreign utility company" under Section 33 of PUHCA, none of the Construction Financing Secured Parties nor OPIC will by reason of its or their ownership or operation of the Project upon the exercise of remedies under the Security Documents be subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility holding company", a "holding company", or an electric corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA).

Section 4.26 Regulatory Status. The Borrower is not subject to regulation as a "subsidiary company" of a holding company under PUHCA.

Section 4.27 ERISA and Employees. The Borrower does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to or any liability under, any Plan nor since the date which is six years immediately preceding the Credit Date has the Borrower established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under, any Plan. A Termination Event has not occurred with respect to any Plan the occurrence of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse Effect.
Neither the Borrower nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan when due, the failure of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse Effect. To the Borrower's knowledge, no accumulated funding deficiency as defined in Section 412 of the Code has been incurred nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contribution or to pay any amount due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan, nor has there been any event requiring disclosure under Section 4041(c)(3)(C) or Section 4063 of ERISA with respect to any Pension Plan, the event or occurrence of which has had or to the Borrower's knowledge is reasonably likely to result in a Material Adverse Effect. To the Borrower's knowledge, the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code with respect to the Plans and all benefit liabilities under each Pension Plan are being funded in accordance with applicable legal requirements and reasonable actuarial assumptions and methods as set forth in ERISA and the Code. To the Borrower's knowledge, no material proceeding, claim, lawsuit and/or investigation exists or, to the best of the Borrower's knowledge, is threatened concerning any (a) Pension Plan or (b) Multiemployer Plan the occurrence of which has had or is reasonably likely to result in a Material Adverse Effect. Neither the Borrower nor to the Borrower's knowledge, any ERISA Affiliate has incurred any liability to the PBGC other than for insurance premiums with respect to a Pension Plan, the payment of which is not yet due.

Section 4.28 Investment Company Act. Neither the Borrower nor any of its Affiliates is an "investment company" or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

The Borrower warrants to the Arranger, the Administrative Agent, the Issuing Bank and the Lenders that each of the foregoing representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter necessary to make such representation not misleading in any material respect. The rights and remedies of the Arranger, the Administrative Agent, the Issuing Bank and the Lenders in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of any of the Arranger, the Administrative Agent, the Issuing Bank and the Lenders into the affairs of the Borrower, by any relation or affiliation of any Tranche 1 Lender to the Borrower, by the execution, delivery or performance of this Agreement or any other Financing Document or by any other act or thing which may be done by or on behalf of the Arranger, the Administrative Agent, the Issuing Bank or the Lenders or any of them in connection with this Agreement or any other Financing Document and which might, apart from this Section, prejudice such rights or remedies.


ARTICLE 5.  Conditions Precedent

Section 5.1 Conditions of First Utilization. The initial Utilization hereunder, whether it be the making of a Loan or the issuance by the Issuing Bank of a Letter of Credit, shall be subject to the satisfaction of the following conditions on or prior to the date thereof (such date, the "Credit Date");
provided that if any such conditions shall have been satisfied prior to the Eximbank Guarantee Effective Date, then, on the Credit Date, the Borrower shall supply such evidence indicating that such condition continues to be satisfied as the Lenders may reasonably require, including, without limitation, bring-down opinions and certificates:

(a) Project Documents. Each of the Project Documents, including, without limitation, the Eximbank Guarantee Agreement, the OPIC Finance Agreement and the Eximbank Credit Agreement, but excluding the Mortgage (provided, that by the Credit Date the Senior Secured Parties and the Borrower shall have agreed on the amounts secured by the Mortgage), the ECA Operation Performance Bond, the Insurance Contracts, the Governmental Approvals set forth in Part B of Schedule 4.11 hereto and agreements and instruments pertaining to Working Capital Subordinated Secured Obligations and Senior Permitted Indebtedness, shall have been entered into by the respective parties thereto, shall be unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of effectiveness of any of such documents) and the Borrower shall deliver to the Administrative Agent a certificate signed by an authorized officer of the Borrower certifying the foregoing, which certification may be incorporated into an Application for Funding. In addition, (i) the Power Purchase Agreement shall have been entered into by PNOC-EDC and NAPOCOR and shall have become unconditional and fully effective in accordance with its terms and the Administrative Agent shall have received a copy thereof from the Borrower, (ii) the Geothermal Fluid
Specifications (as defined in the Energy Conversion Agreement) shall have been finalized as contemplated in Annex I to the Energy Conversion Agreement and an agreement evidencing the finalization of such specifications shall have been incorporated as an addendum to the Energy Conversion Agreement and (iii) the Borrower shall deliver to the Administrative Agent a certificate signed by an authorized officer of the Borrower certifying the foregoing, which certification may be incorporated into an Application for Funding.

(b)  [Intentionally Omitted]

(c) Opinions of Counsel. (i) The Lenders, the Issuing Bank, the Collateral Agent and the Administrative Agent shall have received signed legal opinions of counsel to the Borrower, each of the Obligors (other than the ECA Operation Performance Bond Issuer) and the Republic and each such other Person as the Administrative Agent, the Issuing Bank, the Collateral Agent or any Lender may reasonably require, each of which shall be in form and substance satisfactory to the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders and (ii) the Administrative Agent shall have received the signed legal opinion of Chadbourne & Parke in form and substance satisfactory to the Administrative Agent, and each opinion shall be dated no earlier than the Eximbank Guarantee Effective Date; provided that the opinion of counsel of PNOC-EDC may be dated the Effectivity Date (as defined in the Energy Conversion Agreement).

(d)  Corporate Documents; Proceedings.

(i) The Administrative Agent, the Issuing Bank and the Lenders shall have received a certificate dated the Eximbank Guarantee Effective Date, signed by a Financial Officer of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in form and substance satisfactory to the Lenders, together with copies of the Articles of Incorporation and By-Laws of the Borrower and resolutions of the Board of Directors of the Borrower reasonably requested by the Lenders, certifying that attached to such certificate are true, correct and complete copies of such Articles of Incorporation, By-Laws and resolutions.

(ii) The Administrative Agent, the Issuing Bank and the Lenders shall have received a certificate dated the Eximbank Guarantee Effective Date signed by a Financial Officer of each Obligor (other than PNOC-EDC and the ECA Operation Performance Bond Issuer) and attested to by the Secretary or any Assistant Secretary of the Obligor, in form and substance satisfactory to the Lenders, together with copies of the Articles of Incorporation and By-Laws of the Obligor and resolutions of the Obligor reasonably requested by the Lenders, certifying that attached to such certificate are true, correct and complete copies of such Articles of Incorporation, By-Laws and resolutions.

(iii) The Administrative Agent shall have received a copy of an engagement letter for the engagement of Deloitte, Touche &
Tohmatsu International or such other firm of independent public accountants acceptable to the Lenders, as Auditors.

(iv) The Administrative Agent shall have received a certificate from each Obligor (other than PNOC-EDC and the ECA Operation
Performance Bond Issuer) signed by an authorized officer certifying the incumbency of parties executing any Project
Document or related document on behalf of such Obligor.

(e) Auditors. The Administrative Agent shall have received a copy of the authorization to the Auditors referred to in Section 6.2(b).

(f) Pledged Stock; Convertible Subordinated Notes. CE Mahanagdong and Kiewit Energy shall have delivered to the Collateral Agent, as pledgee, (i) the share certificates representing all of the Pledged Stock, together with executed and undated stock powers, and (ii) the Convertible Subordinated Notes evidencing Required Subordinated Loans, together with executed instruments of transfer and the Collateral Agent shall have received share certificates representing all director's qualifying shares and APFC's share of common stock of the Borrower, together with executed and undated stock powers.

(g) Consent Letters. The Administrative Agent shall have received a letter, in form and substance satisfactory to the Lenders, from White & Case, presently located at 1155 Avenue of the Americas, New York, NY 10036-2787, indicating the consent of White & Case to its appointment by the Borrower, CECI, BHCO, CBE and CE Mahanagdong, as their agent to receive service of process as specified in Section 9.5 hereof, in the case of the Borrower, in the Funding Agreement and the Pledge Agreement, in the case of CECI and CE Mahanagdong and under the Construction Contract, the Supply Contract and the Keystone Agreement, in the case of BHCO and CBE. The Administrative Agent shall have received a letter, in form and substance satisfactory to the Lenders, from CT Corporation System presently located at 1633 Broadway, New York, New York 10019, indicating the consent of CT Corporation System to its appointment by KCGI, Kiewit Energy, KEC, the Construction Contractor, KIG and GICO as their agent to receive service of process as specified in the Funding Agreement and the Pledge Agreement, in the case of Kiewit Energy and KEC, in the KCGI Guaranty, in the case of KCGI and under the Construction Contract, the Supply Contract and the Keystone Agreement, in the case of the Construction Contractor, KIG and GICO.

(h) Energy Conversion Agreement Effectiveness. Each of PNOC-EDC and the Borrower shall have issued to the Administrative Agent, the Issuing Bank and the Lenders a certification confirming that the Effectivity Date (as defined in the Energy Conversion
Agreement) has occurred.

(i) Certificates. The Administrative Agent, the Issuing Bank and each Lender shall have received copies of each executed Project Document, together with a certificate of a Financial Officer of the Borrower certifying that (i) the Borrower is not in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein and, to the best of the Borrower's knowledge, no other party to any such Project Document is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein and (ii) in the case of each such document to which the Administrative Agent is not a party, (x) that such document is in full force and effect, (y) that, to the best of the Borrower's knowledge, no Force Majeure (as defined in any of the Energy Conversion Agreement, the Construction Contract and the Supply Contract) has occurred thereunder and that (z) the copy thereof delivered to the Administrative Agent, the Lenders and the Issuing Bank is true, correct and complete. The Administrative Agent shall have received evidence or copies of all Governmental Approvals set forth in Schedule 4.11 hereof (other than those set forth in Part
B thereof), certified by a Financial Officer of the Borrower as being in full force and effect and, except as disclosed in
Schedule 4.11 hereof, not subject to appeal.  For purposes of this
Section 5.1(i), a Governmental Approval shall not be considered to be subject to appeal if it is being contested or challenged solely by Persons other than the Governmental Authority who issued the Governmental Approval or any other Governmental Authority notwithstanding that such contest or challenge is ongoing.
(j) Construction Budget; Base Case Forecast. The Administrative Agent, the Issuing Bank and each Lender shall have received the Construction Budget and the Base Case Forecast, each of which shall be in form and substance satisfactory to the Lenders.

(k)  Reports of Consultants and Other Information.  The
Administrative Agent, the Issuing Bank, OPIC and each Lender shall have received the Independent Engineer's Report and such other information as shall be reasonably requested by the Administrative Agent, OPIC or the Lenders.

(l) Financial Statements. The Administrative Agent, the Issuing Bank and each Lender shall have received copies of the most recent audited financial statements of CECI, Peter Kiewit Sons', Inc. and KDG and shall have received copies of the most recent unaudited financial statements (if audited financial statements are not otherwise available) of the Borrower and each other Obligor (other than PNOC-EDC and the ECA Operation Performance Bond Issuer) showing, for each such Person, no material adverse change in the financial condition of such Person since the date of the last financial statements provided to the Administrative Agent prior to the date of this Agreement, and certificates dated the Eximbank Guarantee Effective Date signed by a Financial Officer of each such Person stating that (x) such financial statements are true, complete and correct and (y) no material adverse change in the financial condition, operations, properties, business or prospects of such Person has occurred since the date of such financial statements.

(m) Items. The Borrower shall have delivered to the Administrative Agent, the Collateral Agent, the Independent Engineer, OPIC, Eximbank, each Lender and the Issuing Bank a satisfactory list of the Items, containing with respect to each Item a brief description and the quantity and estimated invoice cost and the estimated date of shipment plus, for each Item, a copy of the Purchase Contract for such Item. Such Purchase Contracts shall not contravene any applicable statute or public policy of the United States. The list shall include the supplier's DUNS numbers, and the product SIC Codes for each Item on the list.

(n) Evidence of Authority. The Administrative Agent shall have received evidence of the authority of the Borrower to enter into this Agreement, the OPIC Finance Agreement and the Eximbank Credit Agreement, and the names, specimen signatures and evidences of authority of the Persons signing this Agreement, the Notes, the Eximbank Credit Agreement and the other documents required by this Agreement and the Eximbank Credit Agreement as of the date of execution hereof or who as of the Eximbank Guarantee Effective Date will otherwise act as representatives of the Borrower in the operation of the Loans, the Letters of Credit and the credit facility provided under the Eximbank Credit Agreement.

(o) Eximbank and OPIC Conditions. Each of the conditions precedent set forth in Article IV of the Eximbank Guarantee Agreement and Section 5.01 of the Eximbank Credit Agreement shall have been satisfied in a manner satisfactory to Eximbank and each of the conditions precedent set forth in Article IV of the OPIC Finance Agreement shall have been satisfied in a manner satisfactory to OPIC.

(p) Eximbank Note and Request for Eximbank Disbursement to Account of Borrower. The Administrative Agent shall have received from the Borrower (i) a promissory note, substantially in the form of Annex A to the Eximbank Credit Agreement, which has been signed by the Borrower, but which has all the blanks therein left uncompleted and
(ii) a Request for Eximbank Disbursement to Account of Borrower, substantially in the form of Annex B to the Eximbank Credit Agreement, which has been signed by the Borrower, but which has all the blanks therein left uncompleted.

(q)  Blocked Account.  The Borrower shall have established the
Blocked Account.
(r) Notice to Proceed and Contractor's and Supplier's Representation. The Borrower shall have delivered to the Administrative Agent a copy of the Notice to Proceed under (and as defined in) the Construction Contract and the Notice to Proceed under (and as defined in) the Supply Contract, each of which shall have been issued on or prior to the Credit Date. The Administrative Agent, the Issuing Bank and the Lenders shall have received a certificate signed by an authorized representative of each of the Construction Contractor and the Construction Supplier to the effect that (i) as of the Credit Date the Scheduled Completion Date is July 1, 1997 or such later date (which is acceptable to the Administrative Agent) as shall correspond to any extension of the milestone date set forth in Section 4.1.1 of the Energy Conversion Agreement for the achievement of the Completion Date (as defined in the Energy Conversion Agreement), (ii) the Borrower is not in default under the Construction Contract or the Supply Contract, (iii) the Construction Contractor is not entitled to any change orders under the Construction Contract and the Construction Supplier is not entitled to any change orders under the Supply Contract (in each case, other than change orders previously disclosed to the Administrative Agent in writing) on such date and is not then aware of any other change orders required under the Construction Contract or the Supply Contract and (iv) to the best of the Construction Contractor's or the Construction Supplier's (as the case may be) knowledge, after reasonable inquiry, no Force Majeure event (as defined in each of the Construction Contract and the Supply Contract) has occurred.

(s) Project Site Opinion. The Borrower shall have furnished to the Lenders, OPIC, Eximbank, the Issuing Bank, the Collateral Agent and the Administrative Agent, a signed legal opinion of Castillo Laman Tan & Pantaleon in form and substance satisfactory to the Lenders, OPIC, Eximbank, the Issuing Bank, the Collateral Agent and the Administrative Agent to the effect that the Republic has valid legal title to or an easement over the Site free of Liens (other than the Liens of or arising through the Borrower, the Construction Contractor or the Construction Supplier).

(t) Marubeni Purchase Agreement. The Administrative Agent shall have received an executed copy of the Marubeni Purchase Agreement in form and substance satisfactory to the Lenders.

(u) No Change in Contract Price. The contract price set forth in each of the Supply Contract and the Construction Contract shall not have been amended, changed or otherwise modified and the Administrative Agent shall have received a certificate from each of the Construction Supplier and the Construction Contractor to such effect in form and substance satisfactory to the Administrative Agent.

(v) Other Instruments, Conditions, Etc. The delivery of any other instruments and agreements and the satisfaction of any other condition as the Administrative Agent and the Tranche 2 Lenders may reasonably request.

(w) Fees, Costs, Etc. The fees, costs and expenses (including any and all Attorney Costs) referred to in the last sentence of Section 9.3(b) shall have been paid.

(x) Management Service Arrangements. The Borrower and CECI (or another Affiliate of the Borrower acceptable to the Lenders) shall have entered into a management services contract or other operations and maintenance personnel guaranty or similar arrangement acceptable to the Lenders provided that such arrangement would not result in Philippine value added tax being incurred by CECI or such Affiliate of the Borrower, as the case may be.

(y) Energy Conversion Agreement Amendments. The Energy Conversion Agreement shall have been amended in a manner satisfactory to the Lenders including, without limitation, to conform the Correction Curves (as defined in the Energy
Conversion Agreement) and references to interface conditions (to the extent presently identified) to the Construction Contract, and the Lenders shall have received a true, original copy of such amendment thereto. The Lenders shall have received a certified true copy of a letter from the General Counsel of PNOC-EDC affirming that loss of use of the Site constitutes an event of Force Majeure under (and as defined in) the Energy Conversion Agreement.

(z) Additional Conditions. The requirements of Section 5.2 hereof shall have been satisfied.

Section 5.2 Conditions of Each Utilization and Each Issuance of a Drawing Approval. Each Utilization hereunder (other than a Loan to reimburse the Issuing Bank for the payment of drawings made by the Issuing Bank under any of the Letters of Credit) and each issuance of a Drawing Approval pursuant to Section 2.2 hereof shall be subject to the satisfaction of the following conditions:

(a) No Default; Representations and Warranties. Immediately before and after giving effect to such Utilization or the issuance of a Drawing Approval, as the case may be:

(i) no Construction Credit Default or Construction Credit Event of Default shall have occurred and be continuing;

(ii) all representations and warranties made by the Borrower and any Obligor which is an Affiliate of the Borrower and contained herein (other than the representations made pursuant to Section 4.7(b)) or in the other Project Documents (other than the Insurance Contracts, Governmental Approvals or any other agreement, commitment or understanding referred to in subsection
(xiii) of the definition of "Operating Agreements" in Schedule X) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Utilization or on or as of the date of the issuance of such Drawing Approval, as the case may be, except where expressed to be made only as of an earlier date (it being understood that the representations and warranties made by the Borrower in Article 4 of this Agreement shall not be deemed to be made only as of an earlier date notwithstanding that the preamble to such Article states that such representations and warranties are made as of the Credit Date);

(iii) the following representations and warranties shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Utilization or on and as of the date of the issuance of such Drawing Approval, as the case may be: (A) except as fully reflected in each financial statement delivered prior to such Utilization or prior to the issuance of such Drawing Approval (as the case may be) pursuant to Sections 6.1(a) and 6.1(b), there shall have been, as of the date of such financial statement, no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (B) the Borrower does not know of any reasonable basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Sections 6.1(a) and 6.1(b) which, either individually or in the aggregate, is reasonably likely to have a Material Adverse
Effect.

(b) Security. The Security, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, shall have been duly created, perfected and, where appropriate, registered as required hereunder, to create a first priority security interest and charge over the Collateral in existence at the date of such Utilization or at the date of the issuance of such Drawing Approval, as the case may be. Without limitation to the preceding sentence, the Borrower shall have duly authorized, executed and delivered or, as the case may be, provided:

(i) acknowledgment copies of proper financing statements or other instruments duly filed under the Applicable Law of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent and the Collateral Agent, desirable to perfect the charges and security interests purported to be created by the Security Documents;

(ii) certified copies of requests for information or copies, or equivalent reports, listing the financing statements and instruments referred to in clause (i) above and all other effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements and instruments (none of which shall cover the Collateral except to the extent evidencing Construction Period Permitted Liens);

(iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Documents as may be necessary or, in the reasonable opinion of the Administrative Agent and the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Documents; and

(iv) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent and the Collateral
Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken.

(c) Consents and Approvals. There shall have been obtained, or there shall have been made arrangements, satisfactory to the Administrative Agent, for obtaining, in addition to the Project Documents, all other governmental, corporate, creditors', shareholders' and other necessary licenses, approvals or consents (other than any board or other internal approval or consents to be obtained by any of the Lenders or the Issuing Bank from the management or shareholders of its respective institution or any approval which a Lender is required by the laws or applicable regulations of its domicile to obtain prior to making its Loans) for: (i) the financing by each of the Lenders and the Issuing Bank under this Agreement; (ii) the carrying on of the business of the Borrower as it is presently carried on and is contemplated to be carried on; (iii) the carrying out of the Project; (iv) the due execution and delivery of, and performance under, each Project Document which has been entered into at the time of such Utilization or at the time of issuance of such Drawing Approval (as the case may be), the Security, and any documents in implementation of any thereof; and (v) the remittance to the Collateral Agent and by the Collateral Agent to the Secured Parties or their respective assignees, in Dollars, of all monies payable pursuant to each Project Document which has been entered into at the time of such Utilization or at the time of issuance of such Drawing Approval (as the case may be), and any documents in implementation of any thereof. In addition, a true and complete copy of each material license, approval or consent described in this Section 5.2(c) shall have been delivered by the Borrower to the Administrative Agent.

(d) No Project Document Default; Governmental Approvals. Each of the Project Documents which has been entered into or which is required to have been entered into at the time of such Utilization or at the time of issuance of such Drawing Approval shall be in full force and effect and no material breach or default shall have occurred under any such Project Document. No event of Force Majeure (as defined in any of the Energy
Conversion Agreement, the Supply Contract and the Construction Contract) shall have occurred which has had, or in the reasonable judgment of the Administrative Agent is reasonably likely to have, a Material Adverse Effect. No events shall have occurred pursuant to which a claim could be made by the Administrative Agent on behalf of the Lenders under the Eximbank Guarantee Agreement.

(e) Limitations on Indebtedness. Immediately before and after giving effect to such Utilization or to the drawing under any of the Letters of Credit which is the subject of such Drawing Approval, as the case may be, the sum of (i) the principal amount of all Loans outstanding (including, in the case of a Drawing Approval, the amounts to be reimbursed by the Lenders to the Issuing Bank in connection with a drawing under any of the Letters of Credit which is the subject of such Drawing Approval) and (ii) the principal amount of the OPIC Loan outstanding shall not exceed $231,835,000.

(f) Energy Conversion Agreement. The Administrative Agent, the Issuing Bank and the Lenders shall have received from the Borrower a certification if not covered by the certificate to be delivered pursuant to Section 5.1(n), in form and substance satisfactory to the Administrative Agent, signed by an authorized representative of the Borrower and expressed to be effective as of the date of the relevant Utilization or as of the date of issuance of the relevant Drawing Approval, stating that the Borrower is in compliance in all material respects with all provisions of the Energy Conversion Agreement.

(g) No Material Adverse Effect. Since the Credit Date, no event or events shall have occurred which has had or is reasonably likely to have a Material Adverse Effect.

(h) Costs; Construction Progress. The Administrative Agent and the Independent Engineer shall have received from the Borrower a certificate in the form of Schedule 5.2(h) hereto signed by an authorized representative of the Borrower and expressed to be effective on the date of the relevant utilization or as of the date of issuance of the relevant Drawing Approval stating that (i) the costs and expenses theretofore incurred by the Borrower and to be incurred by the Borrower prior to the latest date on which the Maturity Date can be expected to occur will not exceed $320,318,000; (ii) the date of the Eximbank Disbursement is likely to occur on or before the Date Certain; and (iii) the sum of (A) the aggregate Financed Portion of the costs incurred by the Borrower after January 1, 1993 and before the Maturity Date for the purchase in the United States and export to the Philippines of the Items and (B) the aggregate Local Costs
Financed Portion of the costs incurred by the Borrower for the purchase in the Republic of the Local Cost Items and (C) the aggregate IDC Financed Portion of IDC will (x) not exceed the difference between (1) the Total Commitment and (2) 100% of the Guarantee Exposure Fee and (y) not be less than the difference between (1) the Total Commitment less the OPIC Commitment and (2) 100% of the Guarantee Exposure Fee.

(i) Insurance. The Administrative Agent shall have received a certificate from the Insurance Consultant stating that the insurance policies required pursuant to Section 6.3 hereof to be in effect on the date of such Utilization or on the date of issuance of such Drawing Approval are in full force and effect.

(j) Fees and Expenses. The Borrower shall have paid or arranged for payment (to the extent arrangement for payment out of Utilizations, OPIC Disbursements, Progress Equity Contributions or Progress Subordinated Loans are permitted) of all fees, expenses and other charges then payable by it under this Agreement and the OPIC Finance Agreement.

(k) Eximbank Certificate. The Administrative Agent shall have received (i) with respect to each Loan (other than a Loan to reimburse the Issuing Bank for the payment of drawings made by the Issuing Bank under any of the Letters of Credit), a certificate from Eximbank substantially in the form of Exhibit 3 to Annex B-1, Exhibit 3 to Annex B-2 or Exhibit 2 to Annex B-3, as the case may be, which has been fully completed and signed by Eximbank and which indicates that all of the proceeds of such Loan will be eligible for Eximbank support and (ii) with respect to the issuance of each of the Letters of Credit, a certificate from Eximbank in the form of Exhibit 5 to Annex B-1 or Exhibit 5 to Annex B-2, as the case may be, which has been fully completed and signed by Eximbank and which indicates that such Letter of Credit is in form and substance satisfactory to Eximbank and that 100% of all payments under such Letter of Credit will be eligible for Eximbank support.

(l)  Lien Waivers.  The Administrative Agent shall have received
(i) a certificate executed by the Construction Contractor and/or the Construction Supplier, as appropriate, to the effect that (A) all subcontractors contracting directly with the Construction Supplier or the Construction Contractor whose subcontract is valued at more than $200,000 or who can claim a Lien of more than $200,000 have been paid to the extent that such amounts are then due or that payment is subject to a good faith contest which is being diligently pursued by the Construction Contractor and/or the Construction Supplier, as appropriate (provided that such contest is being pursued in a manner and on a basis acceptable to the Borrower and the Administrative Agent) or (B) such subcontractors who can claim a Lien of more than $200,000 (for which a prior Utilization or a prior issuance of a Drawing Approval or a prior approval of an Application for Funding for an OPIC Disbursement, a Progress Subordinated Loan or a Progress Equity Contribution has been made who have not been paid directly by the Collateral Agent) have been paid or, in lieu thereof, (ii) conditional Lien waivers for the Utilization or Drawing Approval requested and unconditional Lien releases for all prior Utilizations and Drawing Approvals and Applications for Fundings from such subcontractors or (iii) in lieu thereof, invoices showing full payment of amounts owed to those subcontractors referred to in clause (i) above.

(m) Other Conditions. The obligation of the Lenders or the Issuing Bank to make any Utilization and of the Administrative
Agent to issue any Drawing Approval shall also be subject to the conditions that:

(i) the Borrower shall have the corporate authority to borrow the amount requested to be disbursed, the amount of the drawing which is the subject of a Drawing Approval or the face amount of any of the Letters of Credit, as the case may be;

(ii) the amount requested to be disbursed, the amount of the drawing which is the subject of a Drawing Approval or the face amount of any of the Letters of Credit, as the case may be, shall be within the Borrower's available borrowing power; and

(iii) after giving effect to such Utilization or to the drawing under any of the Letters of Credit which is then the subject of a Drawing Approval, as the case may be, the Borrower shall not be in violation of its Articles of Incorporation or By-Laws, any provision contained in any document to which the Borrower is a party (including this Agreement) or by which the Borrower is bound, or any Applicable Law directly or indirectly limiting or otherwise restricting the Borrower's borrowing power or authority or its ability to borrow (including, without limitation, any Applicable Law requiring the maintenance of a debt to equity ratio).

(n) Certificates. The Borrower shall have delivered to the Administrative Agent a certification, signed by a Financial Officer of the Borrower and expressed to be effective as of the date of the relevant Utilization or the relevant issuance of a Drawing Approval, as the case may be, with respect to the satisfaction of the foregoing conditions of this Article 5, which certification shall, in the case of the issuance of each of the Letters of Credit, be substantially in the form of Exhibit E hereto and, in the case of the making of a Loan or the issuance of a Drawing Approval, be substantially in the form of Exhibit A to
Schedule 2.2(a) hereto. Such certification shall also include: (i) such other evidence as to the proposed utilization of the proceeds of the relevant Utilization or of the proceeds of the drawing under such Letter of Credit which is the subject of a Drawing Approval, and the utilization of the proceeds of any prior Utilization or drawing under such Letter of Credit as the Administrative Agent shall reasonably require; and (ii) if the Administrative Agent acting on the instructions of the Required Lenders shall so reasonably request, a legal opinion or opinions, in form and substance satisfactory to them, of counsel acceptable to the Administrative Agent, with respect to any matters incident to the Utilization or the issuance of the Drawing Approval.

(o) OPIC Finance Agreement. OPIC shall have made available to the Borrower pursuant to the OPIC Finance Agreement the amount of the OPIC Disbursement, if any, corresponding to the requested
Utilization set forth in the Application for Funding for such Utilization.

(p) APFC Security Agreement. The APFC Security Agreement shall be in form and substance satisfactory to the Administrative Agent, the APFC Escrow Agent and the Tranche 2 Lenders. The APFC Escrow Agent shall have a perfected security interest in the APFC Funding
Account and the collateral pledge under the APFC Security
Agreement.

Section 5.3 No Waivers. (a) No course of dealing or waiver by the Administrative Agent, the Lenders or the Issuing Bank in connection with any condition of Utilization or issuance of a Drawing Approval under this Agreement shall impair any right, power or remedy of the Administrative Agent, the Lenders or the Issuing Bank with respect to any other condition of Utilization or issuance of a Drawing Approval, or be construed to be a waiver thereof; nor shall the action of the Administrative Agent, the Lenders or the Issuing Bank in respect of any Utilization or issuance of a Drawing Approval affect or impair any right, power or remedy of the Administrative Agent, the Lenders or the Issuing Bank in respect of any other Utilization or issuance of a Drawing Approval.

(b) Unless otherwise notified to the Borrower by the Administrative Agent, the Lenders or the Issuing Bank and without prejudice to the generality of subsection (a) above, the right of the Administrative Agent, the Lenders or the Issuing Bank to require compliance with any condition under this Agreement which may be waived by the Lenders, the Administrative Agent or the Issuing Bank in respect of any Utilization or issuance of a Drawing Approval is expressly preserved for the purposes of any subsequent Utilization and/or issuance of a Drawing Approval.

(c) The acceptance of the benefits of each Utilization or issuance of a Drawing Approval shall constitute a representation and warranty by the Borrower to the Administrative Agent, the Issuing Bank and each of the Lenders that all the conditions specified in this Article 5 have been satisfied (unless waived in accordance with this Agreement) as of that time. All the certificates, legal opinions, bylaws, articles of incorporation and other documents and papers referred to in this Article 5, unless otherwise specified, shall be delivered to the Administrative Agent and/or the Lenders and/or the Issuing Bank at their addresses specified in Section 9.1 of this Agreement, or at such other office as any of them may hereafter designate in writing to the other parties hereto, in sufficient counterparts for the Administrative Agent, each of the Lenders and the Issuing Bank, and shall be satisfactory in form and substance to the Administrative Agent and/or the Lenders and/or the Issuing Bank, as appropriate.


ARTICLE 6.  Covenants

The Borrower covenants and agrees that until the Construction
Financing Termination Date, and unless otherwise waived in writing by the Required Secured Parties:

Section 6.1 Information Covenants. The Borrower shall furnish to the Administrative Agent (in sufficient quantities for the Issuing Bank and each of the Lenders):

(a) Quarterly Financial Statements of Borrower. As soon as available but, in any event, within 60 days after the close of each of the first three quarterly accounting periods in each Fiscal
Year,

(i) complete unaudited statements of financial condition of the Borrower as at the end of such quarterly period with related statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, subject to normal year-end audit adjustments;

(ii) a report on any event or condition which has had or which is reasonably likely to have a Material Adverse Effect; and

(iii) a statement, in form and detail reasonably satisfactory to the Administrative Agent, of all financial transactions in such Quarter between the Borrower and any Affiliate of the Borrower, including a certification of a Financial Officer of the Borrower that such transactions were on ordinary commercial terms negotiated on an arms-length basis.

(b) Annual Financial Statements of Borrower. As soon as available but, in any event, within 120 days after the close of each Fiscal Year, the following, all in form satisfactory to the Administrative Agent: (i) statements of financial condition of the Borrower as at the end of such Fiscal Year with the related statements of income and retained earnings and statements of changes in financial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year and certified by the Auditors (all such statements being in agreement with the Borrower's books of account and prepared in accordance with Philippines generally accepted accounting principles consistently applied), (ii) a report of the Auditors stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with Philippines generally accepted auditing standards, the Auditors obtained no knowledge of any Construction Credit Default or Construction Credit Event of Default which has occurred and is continuing or, if in the opinion of the Auditors such a Construction Credit Default or Construction Credit Event of Default has occurred and is continuing, a statement as to the nature thereof and (iii) consolidating statement of financial condition of the Borrower at the end of such Fiscal Year with related statements of income and retained earnings and statement of changes in financial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year all reflecting United States generally accepted accounting principles consistently applied and certified by the Chief
Financial Officer of the Borrower.

(c) Financial Statements of CECI and Other Obligors. Within 30 days after the filing of the same with the United States
Securities and Exchange Commission, copies of the annual and quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of CECI, Peter Kiewit Sons', Inc. and KDG and, within 120 days of the end of each fiscal year, copies of the audited annual financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows), unaudited if audited are not available, of CE Mahanagdong, Kiewit Energy, KEC, KIC, GICO, CBE, KCGI, BHCO, the Construction Contractor and the Construction Supplier, certified by the chief financial officer of CE Mahanagdong, Kiewit Energy, KEC, KIC, GICO, CBE, KCGI, BHCO, the Construction Contractor and the Construction Supplier, as the case may be, and within 60 days after the end of each of the first three fiscal quarters of each fiscal year, copies of the unaudited quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of CE Mahanagdong, Kiewit Energy, KIC, KEC, GICO, CBE, KCGI, BHCO, the Construction Contractor and the Construction Supplier, certified by the chief financial officer of CE Mahanagdong, Kiewit Energy, KIC, KEC, GICO, CBE, KCGI, BHCO, the Construction Contractor and the Construction Supplier, as the case may be, that such financial statements are true and correct and have been prepared in accordance with United States generally accepted accounting principles (subject to normal year-end adjustments); provided, however, that so long as CE Mahanagdong or Kiewit Energy engage in no business other than the holding of their respective direct or indirect ownership interests in the Borrower, the Borrower shall be deemed to have complied with this Section 6.1(c) with respect to the financial statements of CE Mahanagdong or Kiewit Energy, as the case may be, if on each date the Borrower would otherwise be required to furnish financial statements of any such Persons pursuant to this Section 6.1(c), the Borrower instead furnishes a certificate of the chief financial officer of each such Person certifying that such Person is engaged in no other business; provided further, that the Borrower shall have no obligation hereunder to provide to the Administrative Agent the financial statements of any of KIC, KEC, GICO, CBE, KCGI or BHCO after such entity is no longer an Obligor.

(d) Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" or other similar communication received by the Borrower from the Auditors in relation to the Borrower's financial, accounting and other systems, management and accounts.

(e) Annual Operating Budget. As soon as available but, in any event, within 60 days prior to (i) the Operation Date and, thereafter, (ii) the commencement of each Fiscal Year, an annual operating budget (the "Annual Budget") (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower and accompanied by a statement of the chief financial officer of the Borrower to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby. The first Annual Budget shall cover the period from the Operation Date through the end of the Fiscal Year in which the Operation Date occurs and, if such period consists of less than six (6) months, for the immediately succeeding Fiscal Year. Each Annual Budget shall contain complete, fair and accurate estimates (by principal components) of Sales Proceeds, Operating and Maintenance Costs and Debt Service for each Month covered by such Annual Budget based on the Borrower's best projections at such time. Unless otherwise consented to by the Administrative Agent (or, if a change therein, in the reasonable judgment of the Administrative Agent, has had or is reasonably likely to have a Material Adverse Effect, the Required Secured Parties), which consent shall not be unreasonably withheld, the Annual Budget from year to year shall be based on the same format as the Base Case Forecast and be maintained on the same basis and provide sufficient detail to permit a meaningful comparison. The Administrative Agent and the Independent Engineer shall have thirty (30) days from the date each Annual Budget is submitted by the Borrower to approve such budget, which approval shall not be unreasonably withheld. If the Administrative Agent and the Independent Engineer do not approve an Annual Budget, the Administrative Agent shall notify the Borrower in writing of the items which are disapproved and the reason for such disapproval. Until such Annual Budget is so approved, the Annual Budget most recently in effect shall continue to apply, except that any items of the then proposed Annual Budget that have been approved shall also be given effect. From time to time, but not more frequently than once per Quarter, the Borrower may propose amendments to an Annual Budget, and the Administrative Agent and the Independent Engineer may reject such proposal within fifteen (15) Business Days from the date the Borrower submits such proposal if in their reasonable judgment such amendment is not reasonably necessary or advisable for operation of the Project and, if no such rejection is made, subject to the following sentence, such amendments shall become effective. If in the reasonable judgment of the Administrative Agent, any such amendment proposed by the Borrower has had or is reasonably likely to have a Material Adverse Effect, the Administrative Agent will so notify the Borrower in writing and promptly provide such proposal to the Lenders, and the Required Secured Parties shall have ten
(10) Business Days after their receipt of such proposal to reject the same in their reasonable judgment and, if no such rejection is made, such amendments shall become effective. Not later than three
(3) Business Days after the effective date of each Annual Budget and of any amendment thereto, the Borrower shall provide a copy of the same to the Collateral Agent.

(f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 6.1(a) and (b), a certificate substantially in the form of Schedule 6.1(f) of a Financial Officer of the Borrower to the effect that, to the best of his knowledge, no Construction Credit Default or Construction Credit Event of Default has occurred and is continuing or, if any such Construction Credit Default or Construction Credit Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower is taking or proposes to take in response thereto.

(g) Notice of Default, Litigation, etc. (i) Immediately upon an officer of the Borrower obtaining actual knowledge thereof, notice substantially in the form of Schedule 6.1(g), by facsimile, cable or telex, of the occurrence of any Construction Credit Default or Construction Credit Event of Default or any breach or default hereunder or under any of the other Project Documents by the Borrower or any other party thereto, specifying the nature thereof and the action which the Borrower is taking and proposes to take with respect to the same; and (ii) promptly, and in any event within 20 Business Days after an officer of the Borrower obtains actual knowledge thereof, notice of:
(A) any litigation or governmental proceeding pending (x) against the Borrower (i) involving a claim in excess of $500,000 (or the equivalent thereof in other currency) or (ii) which is reasonably likely to have a Material Adverse Effect or (y) with respect to any Project Document;

(B) any proposal by any Governmental Authority to acquire compulsorily the Borrower, any of the Collateral or a substantial part of the Borrower's business or assets;

(C) any substantial dispute between (x) the Borrower or any Sponsor and any Governmental Authority, (y) the Borrower and any Obligor and any other Obligor, in each case relating to the Project;

(D) any change in the authorized officers or directors referred to in Section 5.1(d) above, giving certified specimen signatures of any new officer or director so appointed and, if requested by the Administrative Agent, satisfactory evidence of the authority of such new officer or director;

(E)  any actual or proposed termination, rescission, discharge
(otherwise than by performance), amendment or waiver or indulgence under, any material provision of any Project Document
(other than by a Lender);

(F) any material notice or correspondence received or initiated by the Borrower relating to a Governmental Approval or other license or authorization necessary for the performance by it of its obligations under the Project Documents;

(G) any Lien (other than a Construction Period Permitted Lien) becoming enforceable over any of the Borrower's assets; or

(H) any proposed material change in the nature or scope of the Project or the business or operations of the Borrower and any one or more events, conditions or circumstances (including without limitation Force Majeure as defined in Sections 13.1(a) and 13.1(b) of the Energy Conversion Agreement) that exist or have occurred which are reasonably likely to have a Material Adverse Effect;

(I) the occurrence of any event or act which could reasonably qualify as a Political Risk (as defined in the Eximbank Guarantee
Agreement);

(J) and/or copies of: (x) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request; and (y) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan by the due date (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code);

(K) the occurrence of any Termination Event which has had or is reasonably likely to result in a Material Adverse Effect in connection with any Pension Plan or any trust thereunder, specifying the nature thereof, what action the Borrower or the ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(L) and copies of: (x) all notices of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (y) all notices from a Multiemployer Plan Sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

(M) the filing of an intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; or

(N) and a copy of each agreement, commitment or understanding (whether or not subject to the approval of the Administrative Agent or the Lenders pursuant to any other provision of this Agreement) executed by or on behalf of the Borrower (excluding (x) the agreements set forth in clauses (i) through (xi) of the definition of the term "Operating Agreements" in Schedule X hereto but including replacements thereof and (y) agreements, commitments or understandings entered into in the ordinary course of business which are required to perform the O&M Parameters and which (1) do not, individually, create a financial obligation of the Borrower in excess of $250,000 and (2) would not, in the aggregate, result in the expenditure of funds in any Fiscal Year in excess of the amount budgeted for Operating and Maintenance Costs (including the Contingent O&M Amount) in the then-current Annual Budget for such Fiscal Year) in connection with the Project, which notice shall specifically refer to this Section 6.1(g)(ii)(N) and request that the Administrative Agent confirm whether or not such agreement, commitment or understanding shall constitute an Operating Agreement, in which case such agreement, commitment or understanding shall only constitute an Operating Agreement if the Administrative Agent, in consultation with Eximbank, shall designate it as an Operating Agreement in a writing delivered to the Borrower within 60 days of the Administrative Agent's receipt thereof.

(h) Implementation Reports. Prior to the date of the Eximbank Disbursement, within 21 days of the end of each Month, a report, in a form satisfactory to the Administrative Agent and the Independent Engineer, on the implementation and progress of the Project, including (1) any factors materially and adversely affecting or which are reasonably likely to materially and adversely affect the carrying out of the Project and (2) copies of any reports received by the Borrower from any outside technical consultant identifying any matter that is of material adverse significance to the construction or operation of the Plant.

(i) Operation Date and Eximbank Funding Condition Notices. The Borrower shall notify the Administrative Agent and the Collateral Agent, within two Business Days, of the occurrence of each of (i) the Operation Date and (ii) the satisfaction of the Eximbank Funding Conditions.

(j) Other Information. From time to time, (i) advance notice of the commencement of all performance tests under the Construction Contract, (ii) if the Completion Date (as defined in the Energy Conversion Agreement) shall have been deemed to have occurred pursuant to Section 4.9(b) of the Energy Conversion Agreement, information as to the circumstances giving rise to the same, the action(s) which the Borrower (and, to the extent known by the Borrower, PNOC-EDC) is taking or proposes to take with respect to the same and periodic reports of the status of such actions and the implementation thereof, (iii) any plan or report prepared by or for PNOC-EDC (as to which the Borrower shall have reasonable access and shall make a good faith effort to obtain) or the Borrower with respect to hazardous waste disposal relating to the Project, and
(iv) such other information or documents (financial or otherwise) as the Administrative Agent, on behalf of the Secured Parties, or OPIC, may reasonably request.

Section 6.2 Books, Records and Inspections; Accounting and Audit Matters; Plans. (a) The Borrower will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of the Borrower (including the progress of the Project) in which full, true and correct entries in conformity with Philippine generally accepted accounting principles consistently applied and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit officers and designated representatives of the Administrative Agent, the Collateral Agent or the Independent Engineer to visit and inspect, under guidance of officers of the Borrower, any of the properties of the Borrower, and to examine and make copies of the books of record and account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Collateral Agent may request.

(b) The Borrower shall (i) authorize the Auditors to communicate directly with the representatives of the Administrative Agent and the Independent Engineer at reasonable intervals, but if a Construction Credit Default or Construction Credit Event of Default has occurred or is continuing, then at any time, regarding the Borrower's accounts and operations and (ii) furnish to the Administrative Agent a copy of such authorization, which shall be in the form of Schedule 6.2(b); provided, however, that the Administrative Agent will (i) provide the Borrower with copies of any correspondence between such representatives and the Auditors; and (ii) provide the Borrower with reasonable notice of any meeting between such representatives and the Auditors, with a description of the matters to be discussed at such meeting, and allow the Borrower to attend any such meeting.

(c) The Borrower will at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Plant to be maintained at the Plant or the Construction Contractor's office for inspection by the Independent Engineer and the Administrative Agent.

Section 6.3  Maintenance of Property; Insurance.  (a) The
Borrower will (i) keep all property useful and necessary (other than property that has become obsolete) in its business in good working order and condition and (ii) keep its present and future properties and business insured with financially sound and reputable insurers satisfactory to the Administrative Agent against loss or damage in such manner and to the same extent as required in Section A of Schedule 6.3 hereto until the expiration of such policies and immediately thereafter as required in Section C of
Schedule 6.3, in each case pursuant to policies naming the Collateral Agent as joint loss payee with the Borrower thereunder and containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Agent and the Administrative Agent shall receive notices of extensions or renewals of insurance policies and notice of any non-payment of premiums and that such policy may only be canceled for non-payment of premiums, if cancelable, upon sixty (60) days prior notice to the Collateral Agent and the Administrative Agent. On or prior to the dates required pursuant to Section A or Section C, as the case may be, of Schedule 6.3, the Borrower will submit to the Administrative Agent and the Insurance Consultant certificates of insurance relating to the insurances required by Section A and Section C of Schedule 6.3 (together with copies of such insurance policies if then available) from the Borrower's insurers and insurance brokers (including confirmation of premium payments then due), which certificates shall indicate the properties insured, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies. The Borrower shall provide the Administrative Agent and the Insurance Consultant with copies of insurance policies relating to the insurances required by Section A and Section C of Schedule 6.3 hereto on or prior to the date such policies are required to be delivered to the Administrative Agent in accordance with such Section A or Section C, as the case may be, such policies to be in form and substance, and issued by companies, satisfactory to the Administrative Agent in consultation with the Insurance Consultant.

(b) The Borrower will cause the Construction Contractor or the Construction Supplier, as applicable, to keep the insurances described in Section B of Schedule 6.3 hereto with financially sound and reputable insurers satisfactory to the Administrative Agent against loss or damage in such manner and to the same extent as so described, in the case of any insurance required under subsection (c) thereof pursuant to policies containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Agent and the Administrative Agent shall receive notices of extensions and renewals of insurance policies and notices of any non-payment of premiums and that such policy may only be canceled
(x) as provided in Section B of Schedule 6.3 thereto or (y), if not therein provided, for non-payment of premiums, if cancelable, upon thirty (30) days prior written notice to the Collateral Agent and the Administrative Agent. On or prior to the dates required pursuant to Section B of Schedule 6.3, the Borrower will cause the Construction Contractor or the Construction Supplier, as applicable, to submit to the Administrative Agent certificates of insurance relating to the insurances required by Section B of
Schedule 6.3 (together with copies of such insurance policies if then available) from the insurance brokers for such insurances (including confirmation of premium payments then due), which certificates shall indicate the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies.
The Borrower will cause the Construction Contractor or the Construction Supplier, as applicable, to provide the Administrative Agent with copies of insurance policies relating to the insurances described in Section B of Schedule 6.3 hereto on or prior to the date such policies are required to be delivered to the Administrative Agent in accordance with such Section B of Schedule
6.3 hereto, such policies to be in form and substance, and issued by companies, satisfactory to the Administrative Agent in consultation with the Insurance Consultant. The Borrower will cause the Construction Contractor to establish the ECA Construction Performance Bond in favor of PNOC-EDC on or prior to the date which is ten (10) calendar days after the Effectivity Date (as defined in the Energy Conversion Agreement) and will deliver evidence, in the form of the certificate attached as Exhibit F hereto, of PNOC-EDC's acceptance of the ECA Construction Performance Bond within fifteen
(15) calendar days after the same is so established.

(c) In the event that any insurance whatsoever (other than the OPIC Contract of Insurance or other political-risk insurance acquired with respect to the equity interest in the Borrower and not required by the Construction Financing Secured Parties) is purchased, taken or otherwise obtained by the Borrower with respect to the Project otherwise than as required hereunder or if not properly endorsed to the Collateral Agent as the joint loss payee with the Borrower or otherwise made upon the terms required in this
Section 6.3, without limitation to any provision of the Assignment and Security Agreement, such insurance shall be considered assigned hereunder to the Collateral Agent with the right of the Collateral Agent to exercise its rights and remedies under any of the Financing Documents or under any Applicable Law.

Section 6.4 Maintenance of Existence; Privileges; Etc.. The Borrower shall at all times (a) preserve and maintain in full force and effect (i) its existence as a corporation and good standing under the laws of the Republic, (ii) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (iii) all of its powers, rights, privileges and franchise necessary for the construction, ownership, maintenance and operation of the Project and the maintenance of its existence, (b) obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all Governmental Approvals (including, without limitation, those under Environmental Laws) and all other licenses, registrations, waivers, consents and approvals required at any time or advisable in connection with the construction, maintenance, ownership or good and orderly operation of the Project and all licenses, consents and approvals necessary for the conversion to Dollars of all Peso amounts (including, without limitation, Peso amounts representing SFRI Fees) payable under the Energy Conversion Agreement, the PNOC-EDC Consent Agreement, the Performance Undertaking and the Republic Consent Agreement and for the remission to the United States in Dollars of any amounts paid or payable to the Secured Parties in connection with any Financing Document or the transactions contemplated thereby or the shares of common stock of the Borrower and (c) preserve and maintain good and marketable title to its properties and assets (it being understood that the Borrower's rights with respect to the Site are solely as set forth in the Energy
Conversion Agreement and the Accession Undertaking) subject to no Liens other than Construction Period Permitted Liens.

Section 6.5 Compliance with Statutes. The Borrower will comply with all Applicable Laws in respect of the conduct of its business and the ownership, operation and use of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and Applicable Laws relating to the maintenance of debt to equity ratios).

Section 6.6 Consultations Regarding Independent Engineer's Report. The Borrower agrees that (a) in addition to any other consultation required hereunder, following the end of each Month, upon the request of the Administrative Agent, the Borrower shall consult with the Administrative Agent regarding any materially adverse event or condition identified by the Independent Engineer in the reports provided by the Independent Engineer for such Month pursuant to the Representative Agreement, and (b) in the event the Borrower fails to hold such consultations within 30 days of such request, such event or condition shall be deemed to have a Material Adverse Effect.

Section 6.7 Project Implementation. (a) The Borrower shall (i) carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial, and business practices and (ii) use the proceeds of all Loans only for the purpose set forth in Section 2.1(d) and strictly in accordance with the Construction Budget.

(b) Without limiting the generality of the preceding clause (a), the Borrower will cause the construction of the Project to be prosecuted and completed with due diligence and continuity
(except for interruptions due to events of Force Majeure (as defined in any of the Energy Conversion Agreement, the Construction Contract and the Supply Contract), which the Borrower will use its best efforts to mitigate), in a good and workmanlike manner and in accordance with (i) sound generally accepted building and engineering practices, (ii) all Governmental Approvals and Applicable Laws applicable to the Site, the Plant or the Borrower, (iii) the Construction Contract, (iv) the Supply Contract, (v) the Keystone Agreement and (vi) the Construction Budget.

(c) In the Construction Budget, the Borrower will allocate $10 million to the payment of Contingency Costs and, except with the prior written approval of the Administrative Agent, will not incur any Contingency Costs if, after giving effect thereto, the aggregate amount of all Contingency Costs incurred would exceed $2 million.

(d)  Without limiting the generality of clause (a) of this
Section 6.7, the Borrower will operate and maintain the Project, and retain and maintain staff sufficient to operate and maintain the Project, in accordance with the O&M Parameters and will otherwise comply with and satisfy the requirements of the O&M Parameters.

(e) The Borrower shall use reasonable efforts to become a member of the multi-partite monitoring team described in paragraph 1 of
Section IV of the Environmental Compliance Certificate; provided, however, that the Borrower need not become a member of such monitoring team if, in the reasonable judgment of the Borrower, after consultation with its counsel, the Borrower's participation in the activities conducted by such monitoring team could reasonably be expected to expose the Borrower to additional liability under Applicable Laws of the Republic.

(f)  Without limiting the generality of clauses (a) and (b) of this
Section 6.7, in order to avoid a deemed abandonment under Section
14.2.1 of the Energy Conversion Agreement, if the conditions precedent specified in clauses (a) and (b) of Section
13.3 of the Construction Contract have been satisfied the Borrower shall, prior to the date of potential abandonment under the Energy Conversion Agreement, exercise the right granted to it under the last sentence of Section 13.3 of the Construction Contract and certify to PNOC-EDC that the Power Plant (as defined in the Construction Contract) has achieved ECA Completion in accordance with Section 6.1(b) of the Energy Conversion
Agreement.
(g) The Borrower shall supply the Independent Engineer with the information the Independent Engineer reasonably requires to assess the success of the Performance Tests (as defined in the Construction Contract) and to assess whether the agreed testing procedures were followed, and the Borrower agrees that the Administrative Agent, after consultation with the Independent Engineer, shall have the right to cause the Borrower to, and the Borrower shall upon the request of the Administrative Agent, (i) advise the Construction Contractor of any defects and/or deficiencies in the Power Plant that were discovered or occurred during the Performance Tests or withhold the issuance of the certificate referred to in Section 16.3 of the Construction Contract that the agreed testing procedures have been followed and
(ii) take any other action that the Borrower would otherwise be entitled to take under Sections 13.2 or 16.3 of the Construction Contract.
(h) If the Contractor shall fail to stay within sixty (60) days of the schedule for achieving ECA Completion by the Scheduled Completion Date under circumstances which would give rise to an obligation of the Contractor under Section 19.1(i) of the Construction Contract to submit for approval the Modified
Schedule (as defined in Section 19.1(i) of the Construction Contract), the Borrower, promptly after obtaining knowledge of such failure, shall provide written notice of such failure to the Administrative Agent and the Independent Engineer.

(i) The Borrower agrees that it shall not designate an arbitrator or engineering firm under either the Construction Contract or the Supply Contract with respect to any disputes thereunder without obtaining the prior written consent of the Required Secured Parties, such consent not to be unreasonably withheld.

(j) The Borrower shall provide the Administrative Agent with notice immediately upon becoming aware that conditions to enforcing the KCGI Guaranty have been met.

Section 6.8  Auditors.  In the event that Deloitte, Touche &
Tohmatsu International should cease to be the Auditors of the Borrower for any reason, the Borrower shall appoint and maintain as the Auditors another firm of independent public accountants approved by the Required Secured Parties.

Section 6.9 Taxes, Duties, Etc. The Borrower will pay and discharge all taxes, duties, fees, assessments and other governmental charges imposed on it, on its income or profits, on any of its property, or in connection with any payment made under this Agreement or the execution, issue, delivery, registration, notarization, assignment or transfer of any interest in or for the legality, validity or enforceability of any Project Document (including, without limitation, any documentary, stamp, registration or similar tax or fee imposed in connection with any assignment or transfer by any Lender of its Note, its Loans or any of its interests therein or herein pursuant to Sections 2.2, 2.17 or 3.6 hereof) prior to the date on which penalties attach thereto, and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or, if unpaid, might become a Lien upon the property of Borrower (or any part thereof). The Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, governmental charge or claim by proper proceedings timely instituted, and may permit the taxes, assessments, governmental charges or claims so contested to remain unpaid during the period of such contest if (i) the Borrower diligently prosecutes such contest, (ii) during the period of such contest the enforcement of any contested item is effectively stayed, (iii) the Borrower sets aside on its books adequate reserves with respect to the contested items and (iv) such contest does not, in the reasonable discretion of the Administrative Agent, involve a material risk of the sale, forfeiture or loss of any of the Collateral. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, duty, fee, assessment, other governmental charge or claim and cause the same to be satisfied of record.

Section 6.10 Independent Engineer; Insurance Consultant. The Borrower (a) agrees to the Independent Engineer carrying out the role described in the Representative Agreement, (b) confirms and agrees to the terms of its Acknowledgment appended to the Representative Agreement, which terms are incorporated herein by reference as if fully set forth herein and (c) will ensure that the Insurance Consultant will be provided with all information reasonably requested by the Insurance Consultant and will exercise due care to ensure that any information which it may supply to the Insurance Consultant is materially accurate and not, by omission of information or otherwise, misleading in any material respect.

Section 6.11 Performance of Obligations. The Borrower will perform all of its material obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and will perform (i) all of its obligations under the terms of the Financing Documents and the Energy Conversion Agreement and (ii) such of its obligations under the terms of the Project Documents (other than the Financing
Documents and the Energy Conversion Agreement) the non-performance of which is reasonably likely to have a Material Adverse Effect. The Borrower will maintain in full force and effect the Eximbank Credit Agreement, the OPIC Finance Agreement and each of the other Project Documents to which it is a party.
The Borrower will preserve, protect, defend and enforce the rights granted to it under or in connection with the Project Documents. The Borrower shall take all action within its control required or in the reasonable opinion of the Administrative Agent advisable to ensure that each of the Project Documents is in proper legal form under the laws of the Republic or under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdictions without any further action on the part of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders, OPIC or Eximbank, as the case may be.

Section 6.12 Availability and Transfer of Foreign Currency. All requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof will be kept current and in full force and effect to assure
(i) the ability of the Borrower to receive, and the ability of any other party to make, any and all payments to the Borrower contemplated by the Project Documents, (ii) the availability of Dollars to enable the Borrower to perform all of its obligations hereunder and under the other Project Documents, as the case may be, in accordance with their respective terms, and
(iii) the ability of the Borrower to convert all sums received in Peso amounts from PNOC-EDC under the Energy
Conversion Agreement and the PNOC-EDC Consent Agreement and from the Republic under the Performance Undertaking and the Republic Consent Agreement, including any Peso amounts representing SFRI Fees, from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms.

Section 6.13 Name Changes; Etc. The Borrower shall not change its name without the prior written consent of the Administrative Agent and the Collateral Agent. The Borrower shall not adopt or change any trade name or fictitious business name without the prior written consent of the Administrative Agent and the Collateral Agent. The Borrower shall execute and deliver to the Administrative Agent and the Collateral Agent any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in its name, trade name or fictitious business name.

Section 6.14 Consolidation, Merger, Sale of Assets, Etc. The Borrower will not (a) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation; (b) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than electricity and any chemical by-products produced by the Plant1) except, in the ordinary course of business, or sales of equipment which is uneconomic or obsolete or sales of assets that are no longer used by or useful to the Borrower and which are promptly replaced (if applicable) by adequate substitutes of substantially equivalent utility to the replaced assets; or (c) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (other than purchases or other acquisitions of inventory or materials or capital expenditures, each in the ordinary course of business).

Section 6.15 Dividends; Restricted Payments. (a) The Borrower will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes.

(b) The Borrower will not (i) make any payment or delivery of property or cash to any Subordinated Secured Party on account of any Subordinated Debt Service or any Subordinated Secured Obligations or (ii) redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any Affiliated Subordinated Indebtedness or Subordinated Secured Working Capital Indebtedness or (iii) set aside any funds for any of the foregoing purposes; provided, however, that the Borrower may issue shares of its capital stock to the Affiliated Funding Entities in accordance with the terms of the Convertible Subordinated Notes in connection with the conversion of the Affiliated Subordinated Loans contemplated by the Convertible Subordinated Notes.

Section 6.16 Leases. Except as contemplated by the O&M Parameters, the Construction Budget or the Annual Budget (in each case as then in effect), the Borrower will not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except leases of operating equipment and premises under which the aggregate rental payments (including, without limitation, any property taxes paid as additional rent) or lease payments do not exceed the equivalent of $300,000 in any Fiscal Year.

Section 6.17 Indebtedness. The Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except for the following types of Indebtedness ("Construction Period
Permitted Indebtedness"):

(a) Indebtedness of the Borrower incurred under the Financing Documents (including, without limitation, any Required
Subordinated Loans and, subject to subparagraph (h) below, any Optional Subordinated Loans but excluding any Unsecured Senior Working Capital Indebtedness and Subordinated Secured Working Capital Indebtedness not otherwise permitted under subparagraphs
(b) and (h) of this Section 6.17); provided, however, that the Borrower shall not obtain any OPIC Disbursements if, after giving effect thereto, the sum of (x) the aggregate principal amount of the Loans outstanding and (y) the aggregate principal amount of the OPIC Loan outstanding, would exceed $231,835,000;

(b) subject to subparagraph (h) of this Section 6.17, Unsecured Senior Working Capital Indebtedness or Subordinated Secured Working Capital Indebtedness incurred after the Operation Date, which when aggregated with the Borrower's contingent liability arising from the discounting of trade receivables relating to the sale of chemical by-products would not exceed at any one time outstanding the equivalent of $500,000; provided, however, that the $500,000 limit set forth in the preceding proviso of this Section 6.17(b) shall, from time to time be increased to an amount not to exceed $1 million to the extent necessary (i) to permit the Borrower to make expenditures required as a result of casualties for which the Borrower is, in its good faith judgment insured (provided that (x) the Borrower promptly files a claim for reimbursement under such insurance for any such casualty, (y) the Borrower uses its best efforts to expedite payment of such claims and (z) the proceeds from any such insurance shall first be used to repay any Unsecured Senior Working Capital
Indebtedness incurred pursuant to this clause (i) and any remaining proceeds shall be deposited in the Contingency Account) or (ii) to take into account timing differences between the Borrower's working capital needs and the Borrower's receipt of Sales Proceeds (excluding ordinary course payments) reflecting increases in Operating and Maintenance Costs reimbursable under the Energy Conversion Agreement by PNOC-EDC; and provided further that any and all Subordinated Working Capital Lenders shall, prior to the date on which any Subordinated Secured Working Capital Indebtedness is incurred, become party to the Collateral Agency Agreement and deliver to each of the Administrative Agent and the Collateral Agent an opinion of councel to such Subordinated Working Capital Lender reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Lenders to the effect that the Collateral Agency Agreement and the subordination terms set forth in Schedule 6.17(c) hereto constitute the binding obligations of such Subordinated Working Capital Lender enforceable in accordance with their respective terms (subject to customary qualifications) and any and all Senior Working Capital Lenders shall, prior to the date on which any Unsecured Senior Working Capital Indebtedness is incurred, become party to the Intercreditor Agreement;

(c)  Indebtedness incurred under the OPIC Funding Documents.

(d) Indebtedness incurred after the Operation Date which is not in a principal amount in excess, in the aggregate, of $1 million, at any time and is accrued expenses or current trade accounts payable incurred in the ordinary course of business, or obligations under trade letters of credit incurred by the Borrower in the ordinary course of business, which are to be repaid in full not more than ninety days after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Borrower;

(e) Indebtedness for purchase money Liens incurred after the Operation Date and otherwise permitted under Section6.18(c);

(f)  subject to subparagraph (h) of this Section 6.17, Contingent
Obligations permitted under Section 6.19;

(g)  Indebtedness constituting lease obligations permitted under
Section 6.16 hereof; and

(h) Notwithstanding the foregoing, the Borrower may not incur any Optional Subordinated Loans or any Indebtedness described in subparagraph (b) of this Section 6.17 unless, prior to the incurrence of any such Indebtedness, the Borrower shall have submitted evidence satisfactory to the Administrative Agent that such Indebtedness, by its terms, will be converted into equity of the Borrower or discharged by other means satisfactory to the Required Secured Parties such that the Borrower will be able to satisfy the requirements of all Applicable Laws relating to the maintenance of debt to equity ratios.

Section 6.18 Liens. The Borrower will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of the Borrower, whether now owned or hereafter acquired, provided that the provisions of this Section
6.18 shall not prevent the creation, incurrence, assumption or existence of the following Liens (each, a "Construction Period Permitted Lien"):

(a) Liens for current taxes, assessments and other governmental charges, the payment of which is not at the time required pursuant to Section 6.9;

(b)  Liens created pursuant to the Security Documents;

(c) purchase money Liens on any property acquired after the Operation Date, provided, however, that (A) any property subject to such purchase money Lien is acquired by the Borrower in the ordinary course of its business and such purchase money Lien attaches to such property concurrently or within ninety days after the acquisition thereof; (B) the Indebtedness secured by such purchase money Lien shall not exceed 90% of the lesser of the cost or the fair market value as of the time of the acquisition of the property covered thereby by the Borrower; (C) each such purchase money Lien shall attach only to the property so acquired and fixed improvements thereon; (D) the Indebtedness secured by all such purchase money Liens shall not, at any time exceed $2 million; and (E) the Indebtedness secured by such purchase-money Lien is not otherwise prohibited by the provisions of Section 6.17;

(d) mechanics', materialmen's, carrier's and similar Liens securing obligations incurred in the ordinary course of business which (i) are not past due or which are the subject of a Good Faith Contest by the Borrower (unless during the pendency of such contest or as a result thereof the Liens of the Security Documents could reasonably be expected to be materially endangered or any material portion of the Site, the Plant or the Project could reasonably be expected to become subject to loss or forfeiture) and (ii) which do not in the aggregate materially detract from the value of the Site, the Plant or the Project or other assets of the Borrower or materially impair the use thereof; provided that upon the commencement of any proceeding to foreclose or enforce any such Construction Period Permitted Lien, the Collateral Agent may take such action as it reasonably deems necessary to protect the Secured Parties' interests in the Site, the Plant or the Project including, without limitation, payment of amounts reasonably necessary to release any such Lien, and in such event the Borrower shall reimburse the Collateral Agent upon demand for the cost thereof together with interest thereon at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2.00%; and

(e) Liens on property or equipment leased by the Borrower as permitted pursuant to Section 6.16.

Section 6.19 Guarantees. Without limitation to the restrictions of Section 6.17 hereof, the Borrower will not enter into any Contingent Obligations, including without limitation any agreement or arrangement to guarantee or, in any way or under any condition, become obligated for all or any part of any Indebtedness or other obligation of another Person, except that, notwithstanding the restrictions of this Section 6.19 or Section
6.17 hereof, the Borrower may enter into (a) the Accession Undertaking, (b) Contingent Obligations set forth in the then-current Construction Budget or Annual Budget and identified as Contingent Obligations in any such budget so as to permit a determination of the Borrower's compliance with this Section 6.19,
(c) an obligation, not secured by any Lien, to (i) reimburse the ECA Operation Performance Bond Issuer for amounts paid to PNOC-EDC under the ECA Operation Performance Bond, provided that such obligation is subordinated to the prior payment in full of the Construction Financing Secured Obligations on the terms set forth in Schedule 6.17(c) and to the prior payment in full of the Eximbank Secured Obligations and the OPIC Secured Obligations on the terms set forth in Schedule 8.05(c) of the Eximbank Credit Agreement or (ii) reimburse CECI and/or KEC, on the terms set forth in Section 3 of the Funding Agreement, for amounts advanced by CECI and/or KEC to the Borrower for purposes of reimbursing the ECA Operation Performance Bond Issuer for amounts paid to PNOC-EDC under the ECA Operation Performance Bond as contemplated by Section 3 of the Funding Agreement, and (d) other Contingent Obligations to the extent that the amount of all such other Contingent Obligations does not exceed, in the aggregate, $100,000 (or the equivalent in other currency).

Section 6.20 Subsidiaries; Advances, Investments and Loans. The Borrower will not form or have any Subsidiaries, lend money or credit or make deposits (other than deposits in relation to the payment for goods and equipment in the ordinary course of business) with or advances (except as specifically required by the Construction Contract or the Supply Contract) to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Borrower may use idle cash to acquire and hold Cash Equivalents solely to give employment to its idle resources in accordance with the Disbursement Agreement.

Section 6.21 Transactions. The Borrower will not (a) enter into any transaction or series of related transactions with any Person other than in the ordinary course of business and on an arm's-length basis or (b) establish any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Borrower might receive less than the full ex-works commercial price (subject to normal trade discounts) for electricity or pay more than ex-works commercial price for products of others, provided, however, that nothing in this Section 6.21 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Borrower of this Agreement, the Energy Conversion Agreement, the Construction Contract, the Supply Contract, the Keystone Agreement, contracts contemplated by the O&M Parameters (including those relating to employee training and secondment of employees) and the Funding Agreement.

Section 6.22 Other Transactions. The Borrower will not enter into any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, provided, however, that nothing in this Section 6.22 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Borrower of the contracts contemplated by the O&M Parameters and the Funding Agreement.

Section 6.23 Modifications of Articles of Incorporation and By-Laws; Additional Agreements; Assignments and Modifications of Agreements; Etc. (a) The Borrower will not (i) amend or modify its Articles of Incorporation or By-Laws, except as contemplated by the Marubeni Purchase Agreement or to provide for the issuance of preferred stock to CE Mahanagdong or Kiewit Energy, which preferred stock issued to CE Mahanagdong or Kiewit Energy shall not be transferable, or (ii) change its Fiscal Year.

(b) The Borrower will not, without the prior written consent of the Administrative Agent, become a party to any agreement, contract or commitment (other than (w) the agreements identified in clauses (i) through (xiii) of the definition of the term Operating Agreements set forth in Schedule X hereto, but not replacements thereof, (x) the Financing Documents, (y) agreements, contracts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current Construction Budget or the then-current Annual Budget and (z) agreements, contracts or commitments in respect of Construction Period Permitted Indebtedness) which, individually, creates an annual financial obligation of the Borrower in excess of $100,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Borrower under all agreements, contracts and commitments (other than those specified in clauses (w) through (z) immediately above) to which the Borrower is a party to exceed $300,000 (or the equivalent in other currency).

(c) The Borrower shall not issue, direct, authorize, consent to or permit to be effective any change order under the Construction Contract or the Supply Contract or any Change in the Work without the prior written approval of the Independent Engineer and the Required Secured Parties, except for change orders and/or Changes in the Work which (i) do not change the plans and specifications therein in any material respect, (ii) do not materially alter the construction schedule and do not directly postpone or cause a postponement of Substantial Completion or ECA Completion beyond the Scheduled Completion Date, (iii) do not alter in any respect the performance or availability guarantees set forth in the Construction Contract or the test methods for determining the Plant's capability to meet such performance or availability guarantees and (iv) do not change the Contract Price (as defined in the Construction Contract) and the Contract Price (as defined in the Supply Contract) by more than $2,000,000 in the aggregate or (taking into account all previous change orders and Changes in the Work under both the Construction Contract and the Supply Contract) by more than $250,000 per item, and (v) do not violate any provision of any Project Document. The Borrower shall not issue, direct, authorize, consent to or permit to be effective any change order under the Construction Contract or the Supply Contract or any Change in the Work which does not require the consent of the Required Secured Parties pursuant to the preceding sentence and which changes the Contract Price (as defined in the Construction Contract) or the Contract Price (as defined in the Supply Contract) by more than $50,000 as to any one change without the prior written approval of the Independent Engineer (which approval shall not be unreasonably withheld or delayed).

(d) Without the prior written consent of the Required Secured Parties, the Borrower shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents; provided, however, that without the prior written consent of the Required Secured Parties the Borrower may do, permit to be done or consent to any of the foregoing if (i) the Project Document which is the subject of the proposed termination, cancellation, suspension or assignment is an Insurance Contract and the Administrative Agent, after consultation with the Insurance Consultant, shall have consented thereto or (ii) the Project Document which is the subject of the proposed termination, cancellation, suspension or assignment is a non-material Governmental Approval or an agreement, commitment or understanding described in clause (xiv) of the definition of the term "Operating Agreements" set forth in Schedule X hereto and, in each case, the Administrative Agent shall have reasonably determined (notwithstanding its right to make such determination, the Administrative Agent may elect for that determination to be subject to the approval of the Required Lenders) that such termination, cancellation, suspension or assignment is not reasonably likely to have a Material Adverse Effect (provided, however, that if in any Project Document the consent of the Borrower to an assignment by the other party thereto cannot be unreasonably withheld, the Administrative Agent or the Required Secured Parties (as the case may be) shall not unreasonably withhold its (or their) consent to the Borrower providing such consent to assignment). The Borrower shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents, except for change orders under the Construction Contract or the Supply Contract or Changes in the Work (provided that the provisions of clause (c) of this Section 6.23 are complied with in each case), without (i) first submitting to the Administrative Agent, OPIC and Eximbank a copy of such proposed amendment, supplement, waiver, or consent and
(ii) obtaining the prior written consent of the Administrative Agent, unless in the reasonable judgment of the Administrative Agent, such proposed amendment, supplement, waiver, or consent is reasonably likely to have a Material Adverse Effect, in which case, the express prior written consent of the Required Secured Parties thereto. Notwithstanding the foregoing, without the prior written consent of each of the Lenders, the Borrower shall not, (i) directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, (x) any provision of Article 9 of the Energy Conversion Agreement or (y) any other provision of the Energy Conversion Agreement governing the terms and conditions of, or the events or circumstances giving rise to the Borrower's or PNOC-EDC's right to require, a buyout of the Power Plant (as defined in the Energy Conversion Agreement) or (ii) enter into or permit or grant any amendment or modification of the Energy Conversion Agreement or any supplement to or waiver thereunder which is reasonably likely to have an adverse financial impact on the Borrower (including, without limitation, on the amounts of or timing of payments to the Borrower under the Energy Conversion Agreement). The parties hereto acknowledge that the prior written consent of Eximbank is required in order for the Administrative Agent, the Collateral Agent and the Lenders to (i) agree to any material amendments to the terms of, or consent to any material deviation from the provisions of, any Project Document or other document or agreement referred to in Section 10.01(c) of the Eximbank Guarantee Agreement or (ii) enter into any agreement with any foreign governing authority with respect to compensation for any acts for which compensation is payable under Article VIII of the Eximbank Guarantee Agreement.

(e)  Other than the assignment as security of the Project
Documents to the Collateral Agent as security for the benefit of the Secured Parties, the Borrower will not assign (except with respect to Construction Period Permitted Liens) any of its rights or obligations under any Project Document without the prior written consent of the Required Secured Parties.

(f) The Borrower will not take any action under Article 9 of the Energy Conversion Agreement to require a Buyout without the prior written consent of the Required Secured Parties, which consent shall not be unreasonably withheld or delayed.

(g)  Without the prior written consent of the Required Secured
Parties, the Borrower will not refund to PNOC-EDC (but may credit to PNOC-EDC) any amount described in the last sentence of Section
4.9 of the Energy Conversion Agreement.

(h) The Borrower shall not claim for itself Force Majeure as provided in Article 13 of the Energy Conversion Agreement,
Section 22 of the Construction Contract or Section 22 of the Supply Contract without the prior written consent of the Administrative Agent and the Independent Engineer, which consents shall not be unreasonably withheld or delayed.

(i) Without the prior written consent of the Required Secured Parties, OPIC and Eximbank, the Borrower shall not direct, authorize, consent to or permit to be effective any amendment to or modification of the Marubeni Purchase Agreement or the Certificate of Designation (as defined in the Marubeni Purchase Agreement). The Borrower shall not issue any shares of the Preferred Stock (as defined in the Marubeni Purchase Agreement) prior to the Construction Financing Termination Date.

Section 6.24 No Other Business. Without the prior written consent of the Required Secured Parties, except as contemplated by Section
6.20 hereof, the Borrower will not carry on any business other than in connection with the completion and operation of the Project and will take no action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business or the nature or scope of the Project.

Section 6.25 Abandonment. The Borrower will not abandon or agree to abandon the Project or place it or agree to place it on a "care and maintenance" basis for more than 14 days in any calendar year, provided, however, that (i) nothing in this Section 6.25 shall prevent the Borrower from shut-downs necessary for repairs and maintenance at the Plant or from putting the Plant on a "care and maintenance basis" during any Force Majeure (as defined in the Energy Conversion Agreement) not within the control of the Borrower, which Force Majeure prevents the Borrower from developing, constructing or operating the Plant; and (ii) nothing in this Section 6.25 shall be deemed to waive or limit in any way the right of any of the Lenders to declare a Construction Credit Event of Default as provided in Article 7 hereof, including without limitation Sections 7.6 and 7.7 hereof.

Section 6.26 Improper Use. The Borrower will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Site or the Project for any purpose:

(a) which may be dangerous, unless safeguarded as required by Applicable Law (provided, however, that this clause (a) shall not be deemed to prohibit the Borrower from carrying out the Project in accordance with the terms of the Energy Conversion Agreement and the Construction Contract in a reasonable and prudent manner);

(b)  which violates any Applicable Law in any material respect;

(c) which may constitute a public or private nuisance resulting in a Material Adverse Effect;

(d) which may make void, voidable, or cancelable or increase the premium of, any insurance then in force with respect to the Site or the Project or any part thereof unless, in the case of an increase in premium, the Borrower gives proof of payment of such increase; or

(e) otherwise than for the intended purpose thereof in the construction, operation and maintenance of the Plant.

Section 6.27 Budgets. From and after the Operation Date the Borrower will not make expenditures in any Fiscal Year (up to the Maturity Date) in excess of the projected annual Operating and Maintenance Costs (including the Contingent O&M Amount) set forth in the Annual Budget for such Fiscal Year (up to the Maturity Date) except for (a) expenditures funded with the proceeds of Optional Subordinated Loans, (b) Emergency Operating Costs
Amounts funded with the proceeds of withdrawals from the Debt Reserve Cash Collateral Account in accordance with Section
3.03(b) of the Disbursement Agreement and (c) provided no Construction Credit Event of Default has occurred and is continuing, expenditures not to exceed in any Fiscal Year in the aggregate $1.5 million required as a result of casualties for which the Borrower is, in its good faith judgment, insured, provided that
(i) the Borrower promptly files a claim or claims for reimbursement under such insurance for any such casualty, (ii) the Borrower uses its best efforts to expedite payment of such claims, and (iii) the proceeds from any such insurance claims shall be paid into the Contingency Account.

Section 6.28 Capital Stock. The Borrower shall not allow the capital stock of the Borrower to be other than as follows: (a) the authorized capital stock of the Borrower shall consist of 2,148,000 shares of common stock, par value P28 per share, of which (i) 537,014 shares will be issued, outstanding and fully paid until the day immediately prior to the commencement of the Cooperation Period (as defined in the Energy Conversion
Agreement) and (ii) commencing on the day immediately prior to the commencement of the Cooperation Period (as defined in the Energy Conversion Agreement) 537,014 shares, plus the amount of shares, issued as either common stock, preferred stock or both, into which the Convertible Subordinated Notes evidencing Required Subordinated Loans shall have been converted as of such date, will be issued, outstanding and fully paid; and (b) all such outstanding shares will be duly and validly issued, fully paid and non-assessable; provided, however, the Borrower may issue preferred stock to Marubeni pursuant to the Marubeni Purchase Agreement and, prior to the Cooperation Period Commencement Date, to CE Mahanagdong and Kiewit Energy, which preferred stock issued to CE Mahanagdong or Kiewit Energy shall not be transferable.

Section 6.29 Amendment of Construction Budget. The Borrower will not, directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplement of, any of the provisions of the Construction Budget, except with the prior written approval of the Required Secured Parties. Notwithstanding the foregoing, the Borrower may make such allocations and re-allocations with respect to the Construction Budget (other than such portions thereof allocated to the payment of Contingency Costs, including allocations pursuant to Section 2.21, and the Commitment Fee payable to Eximbank under the Eximbank Credit Agreement in accordance with Section 6.7(c) hereof and other than such portion thereof allocated to the pre-funding of the debt reserve on the date of the Eximbank Disbursement) as are approved in writing by the Administrative Agent and the Independent Engineer.

Section 6.30 Covenants Regarding the Eximbank Credit Agreement and the OPIC Finance Agreement. (a) The Borrower shall observe and perform the covenants set forth in Articles VII and VIII of the Eximbank Credit Agreement, which covenants are incorporated by reference herein as if fully set forth herein, in accordance with the terms thereof; provided, however, that to the extent such covenants permit (whether expressly or by omission) the Borrower to engage in any transaction or do any act or thing otherwise prohibited by the terms of this Agreement, or permit (whether expressly or by omission) the Borrower to refrain from doing any act or thing otherwise required to be done by the terms of this Agreement, the terms of this Agreement shall be controlling. The Borrower shall, if and to the extent required by Eximbank, comply with World Bank Guidelines.
(b)  The Borrower acknowledges and agrees that no earlier than five
(5) Business Days prior to the proposed Disbursement Date (as defined in the Eximbank Credit Agreement), the Administrative Agent, on behalf of the Borrower, shall deliver to Eximbank the Request for Eximbank Disbursement to Account of Borrower referred to in Section 5.1(p) fully completed in an amount sufficient to pay all amounts of principal of the Loans outstanding as of the Project Completion Date (the "Final Principal Amount") and 100% of the Credit Exposure Fee on the Final Principal Amount.

(c)  The Borrower acknowledges and agrees that no earlier than five
(5) Business Days prior to the proposed Disbursement Date (as defined in the Eximbank Credit Agreement), the Administrative Agent, on behalf of the Borrower, shall deliver to Eximbank the promissory note referred to in Section 5.1(p) fully completed, dated the date of the proposed Disbursement Date and in an amount equal to the amount set forth in the Request for Eximbank Disbursement to Account of Borrower referred to in Section
6.30(b).

(d) The Borrower covenants and agrees to use all the proceeds of the disbursement it receives under the Eximbank Credit Agreement for the payment to the Lenders of the Final Principal Amount and for the payment to Eximbank of the Credit Exposure Fee. To accomplish such payment to the Lenders the Borrower hereby irrevocably instructs the Administrative Agent (i) immediately to transfer from the amounts paid into the Blocked Account pursuant to the Request for Eximbank Disbursement to Account of Borrower referred to in Section 6.30(b) an amount equal to the Final Principal Amount to the Administrative Agent Account for payment to the Lenders and (ii) to disregard any contrary instructions whether received before, on or after the date hereof unless such contrary instructions are agreed to in writing by the Administrative Agent (with the consent of the Required Secured Parties) and Eximbank.

(e) The Borrower covenants and agrees to cause and take all actions necessary to cause each condition precedent set forth in the Eximbank Credit Agreement (including, without limitation, delivery of the evidences of authority required by Section
5.02(c) of the Eximbank Credit Agreement and delivery of the certification required under Section 5.02(d) of the Eximbank Credit Agreement concerning the Borrower's compliance with the Energy Conversion Agreement) to be satisfied no later than three (3) Business Days prior to the proposed Disbursement Date (as defined in the Eximbank Credit Agreement).

(f) Commencing on the Effective Date and until the Construction Financing Termination Date, the Borrower shall not, without the prior written consent of the Lenders and OPIC, (i) suspend, cancel or terminate all or any part of the credit facility provided under the Eximbank Credit Agreement or cause or permit the same to be suspended, canceled or terminated in any way or for any reason or (ii) amend or modify or permit the amendment or modification of any provision of the Eximbank Credit Agreement.

(g) Commencing on the Effective Date and until the Construction Financing Termination Date, the Borrower shall promptly (x) notify the Administrative Agent and the Collateral Agent of any change of the names of the Persons advised by the Borrower to the Administrative Agent pursuant to Section 5.1(n) as being the Persons who will act as representatives of the Borrower in the operation of the Loans, the Letters of Credit and the credit facility provided under the Eximbank Credit Agreement and (y) provide evidence of the authority of any new Persons so appointed to act on behalf of the Borrower.

(h) The Borrower covenants and agrees promptly to deliver to the Administrative Agent and the Collateral Agent a copy of each notice or other written communication sent to it by Eximbank in connection with the Eximbank Credit Agreement, including, without limitation, any notice relating to a change of Eximbank's account described in
Section 3.08 of the Eximbank Credit Agreement.

(i) Commencing on the Effective Date and until the Construction Financing Termination Date, the Borrower shall not, without the prior written consent of the Lenders, (i) suspend, cancel or terminate all or any part of the credit facility provided under the OPIC Finance Agreement or cause or permit the same to be suspended, canceled or terminated in any way or for any reason or (ii) amend or modify or permit the amendment or modification of any provision of the OPIC Finance Agreement.

Section 6.31 Bank Accounts. The Borrower shall maintain all its bank accounts with the Collateral Agent, except that the Borrower may maintain, in accordance with the Disbursement Agreement, (a) the Service Fee Account,(b) the Philippines Peso Account, (c) the Dollar Operating Cost Account and (d) the Additional Equity Contribution Account, and the Borrower may maintain any account contemplated by the Marubeni Purchase Agreement.

Section 6.32 Press Releases; Advertising. Neither the Borrower, any Construction Financing Secured Party nor any Affiliate of the Borrower shall issue or consent to the issuance of any press release or other announcement or advertisement that refers to the provision of financing by the Construction Financing Secured Parties for the Project without the prior written consent of the Borrower, the Arranger and the Administrative Agent, which consent shall not be unreasonably withheld or delayed, except that no consent shall be required where the issuance of any such press release, announcement or advertisement is required by Applicable Law.

Section 6.33 Additional Documents; Filings and Recordings. The Borrower shall execute and deliver, from time to time as reasonably requested by the Administrative Agent or the Collateral Agent, at the Borrower's expense, such other documents as shall be necessary or advisable or that the Administrative Agent or the Collateral Agent may reasonably request in connection with the rights and remedies of the Secured Parties granted or provided for by the Project Documents, as applicable, and to consummate the transactions contemplated therein. The Borrower shall, at its own expense, take all reasonable actions that have been or shall be requested by the Administrative Agent or the Collateral Agent or that the Borrower knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Administrative Agent, the Collateral Agent and any other appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, the Borrower shall (a) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for the Administrative Agent or the Collateral Agent) to establish, maintain and perfect such security interests and in all other places that the Administrative Agent or the Collateral Agent shall reasonably request and (b) do everything necessary in the reasonable judgment of the Administrative Agent or the Collateral Agent to (i) create and perfect the Security with respect to future assets covered by the Mortgage, (ii) maintain the Security in full force and effect at all times and (iii) preserve and protect the Collateral and protect and enforce its rights and title and the rights and title of the Secured Parties to the Collateral.

Section 6.34 Employees and Employee Plans. The Borrower shall not adopt, establish, maintain, Sponsor, administer, contribute to, participate in, or incur any liability under or obligation to contribute to, any Plan or incur any liability to provide post-retirement welfare benefits, except such liability to provide post-retirement welfare benefits as may be required by Applicable Law.

Section 6.35 Shipment of the Items. (a) All Items which are financed under the Construction Credit and are exported from the United States by ocean vessel shall be transported from the United States in vessels of U.S. Registry as required by 46 U.S.C. U 1241-1 (Public Resolution No. 17 of the 73rd Congress of the United States, as amended), except to the extent that a waiver of this requirement is obtained from the U.S. Maritime Administration ("MARAD"). If shipments are made on non-U.S. vessels without a waiver or contrary to the provisions of the waiver, the Items will not be eligible for financing under the Construction Credit.

(b) The costs of ocean or air freight for shipment of the Items on vessels or aircraft of non-U.S. registry pursuant to a waiver from MARAD will constitute Foreign Costs of the Items if such costs are included in the Contract Price of the Items. If such freight costs are for shipment of the Items on vessels or aircraft of U.S. registry, such costs will constitute U.S.
Content.

(c) The Borrower shall obtain insurance against marine and transit hazards on all shipments of the Items in an amount not less than the amount of the Loans made with respect to those shipments. United States insurers shall be given a nondiscriminatory opportunity to bid for such insurance business related to the Items. The premiums for such insurance if provided by non-U.S. insurers will be eligible for financing under this Agreement only if they are included in the Contract Price of the Items. If such premiums are paid to companies in the United States, they will be considered as part of the U.S. Content of such Items. All other such premiums will be considered as Foreign Costs of the Items.

Section 6.36 Administrative Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the Administrative Agent, with full power of substitution, the attorney-in-fact of the Borrower for the purpose of completing the documents and instruments referred to in Section 5.1(p) in such manner as the Administrative Agent deems necessary or advisable and in accordance with the terms of this Agreement, and for delivering such completed documents to Eximbank pursuant to the terms of this Agreement and the Eximbank Credit Agreement and to take any other action and execute any other instrument or document, in each case in the name or on behalf of the Borrower, which the Administrative Agent deems necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The power of attorney in this Section 6.36 is of the essence and forms an integral and inseparable part of this Agreement without which this Agreement would not have been made.

Section 6.37 Accounting Changes. The Borrower shall not make any significant change in accounting treatment or reporting, except as permitted by United States or Philippine, as applicable, generally accepted accounting principles.

Section 6.38 Certain Governmental Approvals. The Borrower shall obtain on or before September 30, 1994 each of the Governmental Approvals listed as items 4.3 and 10.5 of Part B of Schedule 4.11 hereto, each of which shall be in form and substance satisfactory to the Lenders.


ARTICLE 7.  Events of Default

Notwithstanding anything herein or in any of the Financing
Documents or elsewhere to the contrary, upon the occurrence of any of the following events (each of the following events, a "Construction Credit Event of Default"):

Section 7.1 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or (ii) default, and such default shall continue unremedied for five (5) or more Business Days, in the payment when due of any interest on any Loan or any other amounts owing to the Construction Financing Secured Parties hereunder or under the Notes, the Letters of Credit or any other Financing Document; or

          Section 7.2 Representations, Etc. Any representation or warranty confirmed or made in any Project Document by the Borrower or any Obligor which is an Affiliate of the Borrower, or in any writing provided by any of them in connection with the execution and delivery of, or in connection with any Application for Funding or request for a Utilization under, this Agreement shall be found to have been incorrect in any material respect when made or deemed to be made and shall continue to be incorrect for a period of thirty (30) days after notice thereof shall have been given to the Borrower by a Construction Financing Secured Party; or

Section 7.3 Covenants. (a) The Borrower shall fail to perform or observe any covenant, term or agreement contained in Sections 2.1(d) (The Commitments), 2.7 (Commitment Commission and Fees), 6.1(a) (Quarterly Financial Statements of Borrower), 6.1(b) (Annual Financial Statements of Borrower), 6.3 (Maintenance of Property; Insurance), 6.14 (Consolidation, Merger, Sale of
Assets, Etc.), 6.15 (Dividends; Restricted Payments), 6.16 (Leases), 6.17 (Indebtedness), 6.18 (Liens), 6.19 (Guarantees),
6.20 (Subsidiaries; Advances, Investments and Loans), 6.23(b), (f) and (g) (Modifications of Articles of Incorporation and By-Laws; Additional Agreements; Assignments and Modifications of Agreements; Etc.), 6.24 (No Other Business), 6.30(b)-(f)
(Covenants Regarding the Eximbank Credit Agreement and the OPIC Finance Agreement) or 6.38 (Certain Governmental Approvals) hereof or any covenant, term or agreement contained in the Energy Conversion Agreement; or

(b) The Borrower or any Obligor which is an Affiliate of the Borrower shall fail to perform or observe any other covenant, term or agreement contained in this Agreement or any other
Project Document and such failure shall not be remediable or, if remediable, shall continue unremedied (x) with respect to breaches under this Agreement, for a period of 30 days after the earlier of (i) the date on which such failure shall have first become known to the Borrower and (ii) the date on which written notice thereof shall have been received by the Borrower from the Administrative Agent, and (y) with respect to breaches under any other Project Document, after the expiration of the earlier of (1) 30 days after the earlier of (I) the date on which such failure shall have first become known to the Borrower and (II) the date on which written notice thereof shall have been received by the Borrower from the Administrative Agent and (2) the applicable grace period under such Project Documents; provided that if (A) such failure cannot be cured within such applicable period,
(B) such failure, in the reasonable judgment of the Independent Engineer, is susceptible of cure, (C) the Borrower is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure in the reasonable judgment of the Required Lenders has not had and is not reasonably likely to have a Material Adverse Effect and (E) the Administrative Agent shall have received an officer's certificate signed by a Financial Officer of the Borrower to the effect of clauses (A), (B) and (C) above and stating what action the Borrower is taking to cure such failure, then, such applicable cure period shall be extended by up to an additional 60 days as shall be necessary for the Borrower diligently to cure such failure; or

Section 7.4 Default Under Other Agreements. (a) The Borrower shall (i) default in any payment of any Indebtedness For Borrowed Money (other than the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default (other than in the manner referred to in clause (i)) in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money (other than the Loans) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition shall exist, the effect of which such default or other event or condition is to
(x) cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity or (y) if such Indebtedness For Borrowed Money is pari passu in right of payment to the Construction Financing Secured Obligations, permit the Person to whom such Indebtedness For Borrowed Money is owed to declare the same due and payable prior to the stated maturity thereof; or

(b) any Indebtedness For Borrowed Money of the Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

(c) any Obligor (other than PNOC-EDC, the ECA Operation Performance Bond Issuer, CECI and KEC) shall (i) default in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $2 million and $3 million, in the case of BHCO, $5 million in the case of Kiewit Energy and $10 million, in the case of KCGI, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $2 million and $3 million, in the case of BHCO, $5 million in the case of Kiewit Energy and $10 million, in the case of KCGI, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; or

(d) CECI (i) defaults in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For
Borrowed Money was created or (ii) defaults in the observance of performance of any agreement or condition relating to any Indebtedness for Borrowed Money in an aggregate principal amount exceeding $10 million or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity;
provided, however, that if one or more of the events described in this clause (d) shall occur after the date on which CECI shall cease to be an Obligor, the occurrence of such event or events shall not be deemed a Construction Credit Event of Default unless, in the reasonable judgment of the Required Lenders, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Borrower; or

(e) So long as KEC is an Obligor, KEC (i) defaults in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) defaults in the observance of performance of any agreement or condition relating to any Indebtedness for Borrowed Money in an aggregate principal amount exceeding $10 million or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; provided, however, that if one or more of the events described in this clause (e) shall occur, the occurrence of such event or events shall not be deemed a Construction Credit Event of Default unless, in the reasonable judgment of the Required Lenders, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Borrower; or

(f) any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $2 million of any Obligor (other than Kiewit Energy, CECI, KEC, KCGI, the ECA Operation Performance Bond Issuer and PNOC-EDC), or any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $5 million of Kiewit Energy, $10 million of CECI, $10 million of KEC or $10 million of KCGI, shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, and, if such Obligor is KCGI, such Indebtedness For Borrowed Money that has been declared due and payable prior to the stated maturity thereof, in the reasonable judgment of the Required Lenders, has had or is reasonably likely to have a Material Adverse Effect; provided, however, that if one or more of the events described in this clause (f) with respect to Indebtedness For Borrowed Money of CECI or KEC shall occur after the date on which CECI and KEC shall cease to be an Obligor, the occurrence of such event or events shall not be deemed a Construction Credit Event of Default unless, in the reasonable judgment of the Required Lenders, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Borrower; or

(g) a default shall have occurred in the performance of any material obligation by (i) any Obligor or the Republic under any of the Project Documents to which such Person is a party and such default shall continue unremedied beyond the period of grace, if any, extended to such Person with respect to such default, as specified in the Project Document under which such obligation was created or (ii) any other party (other than the Persons referred to in clause (i) of this Section 7.4(g)) under any of the Project Documents and the existence of such default in the reasonable judgment of the Required Lenders has had or is reasonably likely to have a Material Adverse Effect (and such default has not been cured within 60 days).

Section 7.5 Bankruptcy, Etc. There shall have been entered against the Borrower or any Obligor (other than the ECA Operation Performance Bond Issuer and PNOC-EDC) a decree or order by a court adjudging the Borrower or such Obligor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower or such Obligor under any Applicable Law; or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or such Obligor or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs; or the institution by the Borrower or such Obligor of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law; or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or any such Obligor or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this subsection with respect to the Borrower or any such Obligor; or any corporate action is taken by the Borrower or any such Obligor for the purpose of effecting any of the foregoing; provided that any reorganization or reconstruction of a company while solvent with the prior consent of the Required Lenders, such consent not to be unreasonably withheld or delayed, shall not be held to constitute any event mentioned in this paragraph; and provided, further, that
(a) in connection with any Obligor, no Construction Credit Event of Default shall be declared under this Section 7.5 if (x) such Person has fully complied and continues to fully comply with all of its obligations under all Project Documents to which such Person is a party and (y) in the reasonable judgment of the Required Lenders, such Construction Credit Event of Default has not had and is not reasonably likely to have a Material Adverse Effect; or

Section 7.6 Project Events. (a) the Borrower shall cease to have the right to possess and use the Site; or

(b) any event shall have occurred which entitles the Borrower or PNOC-EDC to give a notice under Section 9.1 of the Energy
Conversion Agreement; or

(c) the Borrower shall (except as permitted by Section 6.14 hereof) sell or otherwise dispose of any of its interest in the Project; or

(d) the Eximbank Disbursement shall not have occurred by the Date
Certain; or

(e) an event or circumstance described in subclause (a), (b), (c) or (d) of Section 14.2.1 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this
Section 7.6(e), (i) the words "one-hundred twenty (120)" or "120" contained in subclauses (b), (c) and (d) of Section 14.2.1 of the Energy Conversion Agreement shall be replaced with the words "sixty
(60)" in each place where such words appear and the words "thirty
(30) months" shall be replaced by the words "twenty-two (22) months" in each place in subclause (b) of Section 14.2.1 of the Energy Conversion Agreement in which such words appear; or

(f) an event or circumstance described in subclause (a), (b) or (c) of Section 14.2.2 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this Section 7.6(f), the words "one-hundred twenty (120)" contained in subclauses (b) and (c) of Section 14.2.2 of the Energy Conversion Agreement shall be replaced with the words "sixty (60)" in each place where such words appear; or

(g) a failure by the Borrower described in the first sentence of
Section 14.3 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this Section 7.6(g), the words "sixty (60) consecutive days" contained in the first sentence of Section 14.3 of the Energy Conversion Agreement shall be replaced with the words "forty-five (45) consecutive days"; or

(h) the Mortgage shall not have been entered into by the parties thereto, become fully effective in accordance with its terms and been registered in all places in the Republic necessary or desirable in the opinion of counsel to the Collateral Agent on or before 90 days after the Effective Date; or

Section 7.7 Material Adverse Effect. One or more events, conditions or circumstances (including without limitation Force Majeure as defined in Sections 13.1(a) and 13.1(b) of the Energy Conversion Agreement) shall exist or shall have occurred which, in the reasonable judgment of the Required Lenders, is reasonably likely to have a Material Adverse Effect; or

Section 7.8 Project Documents; Security Documents. (a) This Agreement or any of the other Financing Documents or any of the Energy Conversion Agreement, the Supply Contract, the Construction Contract or the Keystone Agreement, or any provision hereof or thereof (i)is or becomes invalid, illegal or unenforceable or any party thereto (other than any Construction Financing Secured Party) shall so assert, or (ii) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby or hereby or any party thereto (other than any Construction Financing Secured Party) shall so assert; or

(b) any of the Project Documents (other than the Financing Documents or any of the Energy Conversion Agreement, the Supply Contract, the Construction Contract or the Keystone Agreement) or any material provision thereof (i) is or becomes invalid, illegal or unenforceable or any party thereto (other any Construction Financing Secured Party) shall so assert, and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent, or (ii) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby such that the interests of the Construction Financing Secured Parties are adversely affected to a material extent; or

(c) except as permitted by Section 6.18 hereof, the Security or any component part thereof for any reason fails to constitute a valid and perfected first priority Lien or ceases to be in full force and effect or the Borrower or the grantor or pledgor thereof shall so assert; or

Section 7.9 Ownership of the Borrower. (a) Either CECI or KDG shall cease to directly or indirectly own 49.9991% (rounded to the nearest ten thousandth) of the shares of capital stock of the Borrower free and clear of all Liens, other than Liens contemplated by the Security Documents (it being understood that for all purposes of this Section 7.9 (including paragraph (b) hereof), if CECI or KDG owns shares of capital stock of the Borrower indirectly, the percentage of its ownership in the Borrower shall be the product of (i) the product of the percentage ownership it has in each of one or more intermediate subsidiaries or other entities (excluding for purposes of this calculation any ownership interest that KEC has in CECI) times (ii) the percentage ownership which the subsidiary or other entity owning shares of capital stock of the Borrower directly has in the Borrower); or

(b) the Borrower or CE Mahanagdong or Kiewit Energy shall, without the prior consent of the Required Lenders, issue or have outstanding any securities convertible into or exchangeable for its capital stock or issue or grant or have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, other than as provided in the Board of Investments Approval and the Marubeni Purchase Agreement; provided, however, that a Construction Credit Event of Default shall not be deemed to have occurred if (x) full dilution of the capital stock of the Borrower and/or CE Mahanagdong and/or Kiewit Energy by the methods noted above in this Section 7.9(b) would not have the effect of reducing below 49.9991% (rounded to the nearest ten thousandth) CECI's or KEC's direct or indirect ownership of the shares of capital stock of the Borrower and (y) 100% of the capital stock of the Borrower is at all times subject to a Lien in favor of the Collateral Agent on terms substantially similar to the terms of the Pledge Agreement; or

Section 7.10 Judgments. (a) One or more judgments or decrees shall be entered (i) against the Borrower, CE Mahanagdong or Kiewit Energy involving in the aggregate a liability (not paid or fully covered by insurance) of $2 million or more; or (ii) prior to the date on which CECI or KEC shall cease to be an Obligor, against CECI or KEC involving in the aggregate a liability (not paid or fully covered by insurance) of $10 million or more with respect to CECI and $10 million or more with respect to KEC; or (iii) after the date on which CECI or KEC shall cease to be an Obligor, against CECI or KEC involving in the aggregate a liability (not paid or fully covered by insurance) of $15 million or more, which liability, in the reasonable judgment of the Required Lenders, has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Borrower or; (iv) prior to the date on which BHCO shall cease to be an Obligor, against BHCO involving in the aggregate a liability (not paid or fully covered by insurance) of $3 million or more, which liability, in the reasonable judgment of the Required Lenders, has or is reasonably likely to have a Material Adverse Effect; (v) prior to the date on which the Construction Contractor shall cease to be an Obligor, against the Construction Contractor involving in the aggregate a liability (not paid or fully covered by insurance) of $2 million or more, which liability, in the reasonable judgment of the Required Lenders, has had or is reasonably likely to have a Material Adverse Effect; or
(vi) prior to the date on which the Construction Supplier shall cease to be an Obligor, against the Construction Supplier involving in the aggregate a liability (not paid or fully covered by insurance) of $2 million or more, which liability, in the reasonable judgment of the Required Lenders, has had or is reasonably likely to have a Material Adverse Effect; or (vii) prior to the date on which KCGI shall cease to be an Obligor, against KCGI involving in the aggregate a liability (not paid or fully covered by insurance) of $10 million or more, which liability, in the reasonable judgment of the Required Lenders, has had or is likely to have a Material Adverse Effect; or (viii) prior to the date on which any other Obligor ceases to be an Obligor, against such Obligor involving in the aggregate a liability (not paid or fully discharged by insurance) of $2 million or more, which liability in the reasonable judgment of the Required Lenders has had or is likely to have a Material Adverse Effect; and in any such case all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof; or

(b) Any non-monetary judgment, order or decree is entered against the Borrower which in the reasonable judgment of the Required Secured Parties does or would be expected to have a Material Adverse Effect and there should be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

Section 7.11  Governmental Action.  Any government or
Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of the Borrower or of its capital stock or shall have assumed custody or control of such property or other assets or of the business or operations of the Borrower or of its capital stock or shall have taken any action for the dissolution or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on its business or operations or a substantial part thereof; or

Section 7.12 Eximbank Documents and OPIC Documents. (a) The Eximbank Guarantee Agreement or the OPIC Finance Agreement shall cease to be in full force and effect or shall cease to give the Lenders the rights, privileges and powers purported to be created thereby or any provision thereof becomes invalid, illegal or enforceable or (b) all or any part of the credit facility to be provided under the Eximbank Credit Agreement or the OPIC Finance Agreement is canceled or terminated in any way or for any reason or
(c) all or any part of the credit facility to be provided under the Eximbank Credit Agreement or the OPIC Finance Agreement is suspended for any reason for more than 30 days; or

Section 7.13 Permits. The Borrower or any Obligor shall fail to obtain, renew, maintain or comply in all material respects with any Governmental Approval set forth in Schedule 4.11 hereof or any license, approval or consent referred to in Section 5.2(c); or any such Governmental Approval or license, approval or consent shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceeding shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such Governmental Approval or license, approval or consent and such proceeding is not dismissed within 60 days; and such failure, rescission, determination of invalidity, termination, suspension, modification, withholding, cessation or commencement is reasonably likely to have a Material Adverse Effect; or

Section 7.14 Transfer of Collateral; Event of Loss; Diminution of Property Rights. (a) Title to or any right in all or any part of
(i) the Mortgage Collateral, (ii) the Plant or (iii) any other collateral purported to be covered by the Security
Documents (other than as permitted pursuant to this Agreement, including Section 6.14 hereof) shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Security Document, whether by operation of law or otherwise, or (iv) there shall have occurred an Event of Loss; or

(b) Except as otherwise permitted pursuant to this Agreement, the Borrower hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning the Site, the Mortgage Collateral or the Plant and the effect thereof is determined by the Administrative Agent, in its reasonable discretion, to be material and adverse to the Site, the Mortgage Collateral, the Plant or the Borrower; or

Section 7.15 Completion by Date Certain. A determination by the Independent Engineer, in each case in its reasonable judgment, that
(a) the Project is not reasonably likely to be completed within the Construction Budget (taking into account any additional commitment of funds, any payments (without duplication) of delay liquidated damages under the Construction Contract and/or the Supply Contract and any payments (without duplication) of performance damages under the Construction
Contract and/or the Supply Contract, if any, that as of such time have been determined by the Required Lenders to be used to remedy the condition that would result in a Construction Credit Event of Default under this Section 7.15) or (b) that the Disbursement Date (as defined in the Eximbank Credit Agreement) is not reasonably likely to occur by the Date Certain; provided, that no Construction Credit Event of Default shall be declared as a result of any such determination if all of the following conditions are met: (i) within 30 days after notice by the Administrative Agent to the Borrower of such determination, the Borrower submits to the Administrative Agent a plan, in form and substance acceptable to the Required Lenders, specifying the plan of action the Borrower intends to take to remedy the condition described herein that would result in a Construction Credit Event of Default and (ii) the Borrower proceeds diligently in implementing such plan to the Required Lenders' reasonable satisfaction, provides reports periodically and at such other times as the Administrative Agent may request to the Administrative Agent of the status of such implementation and from time to time amends such plan with the Required Lenders' consent (which shall not be unreasonably withheld) so that such plan remains likely to achieve its aims; or

Section 7.16 Funding Agreement; KCGI Guaranty; OPIC Finance Agreement; Tranche 1 Loans. (a) The failure by any of the Affiliated Funding Entities to make any Required Subordinated Loan or Required Equity Contribution or the failure by any of the Affiliated Funding Entities to pay any amount required to be paid by it under or otherwise to comply with any of the terms of the Funding Agreement; provided that no Construction Credit Event of Default shall be declared as a result of any such failure by any of the Affiliated Funding Entities to make a Required
Subordinated Loan or Required Equity Contribution or to make any such payment if an amount equal to the amount of all such Required Subordinated Loans and Required Equity Contributions and payments is available to be withdrawn from the Funding Account on the date required; or

(b) KCGI shall have breached the financial covenants set forth in the KCGI Guaranty and KCGI shall have failed to establish the letter of credit and/or bond pursuant to the terms of the KCGI
Guaranty.

(c)  The failure of APFC to comply with Section 2.02 of the APFC
Security Agreement.

(d) The failure by OPIC, in default of its funding obligations under the OPIC Finance Agreement and the Intercreditor Agreement, or the failure by any Tranche 1 Lender, in respect of its funding obligations under this Agreement, to make available any OPIC Disbursement or Tranche 1 Loan, as applicable, or portion thereof as required by the OPIC Finance Agreement and the Intercreditor Agreement or this Agreement, as applicable; provided, that no Construction Credit Event of Default shall be declared as a result of such failure if, on or prior to the date on which the funds OPIC or such Tranche 1 Lender, as applicable, failed to disburse are required by the Borrower for the prompt payment of Project Costs, another bank or financial institution (other than any Construction Financing Secured Party) shall have disbursed such funds to the Borrower on terms not materially less favorable to the Borrower than the terms applicable to the OPIC Loan under the OPIC Finance Agreement or Tranche 1 Loans under this
Agreement, as applicable, or if payment is available to be withdrawn from the APFC Funding Account; or
(e) The occurrence and continuance of an OPIC Credit Event of Default.

Section 7.17 Regulatory Status. The Borrower shall fail to remain continuously exempt from all regulation under PUHCA as a result of being a "foreign utility company" under Section 33 of PUHCA or otherwise; or

Section 7.18 ERISA. Any of the following events occur or exist with respect to the Borrower or, in the case of (a) through (e) below, any ERISA Affiliate: (a) any Termination Event with respect to any Plan; or (b) any event or circumstance that is reasonably likely to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the imposition of liability in respect of any Pension Plan (other than a liability to the PBGC for insurance premiums the payment of which is not yet due); (c) any Pension Plan shall have an accumulated funding deficiency as defined in Section 412 of the Code or Section 302 of ERISA; (d) any Plan intended to be qualified under Section 401(a) or 401(k) of the Code shall be disqualified; (e) any Plan shall be subject to an excise tax pursuant to Code Section 4980B or shall fail to comply with Sections 601-606 (inclusive) of ERISA; (f) the Borrower provides employee welfare benefits to retirees other than statutorily required or pursuant to Section 601 et seq. of ERISA and Section 4980B of the Code; or (g) the Borrower incurs liability under or relating to any Plan resulting from a violation of ERISA, the Code and/or any other applicable law, including without limitation the Age Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act, each as amended; and in each case above, such event or condition, individually or in the aggregate together with all other such events or conditions, if any, is reasonably likely to subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate has had or is reasonably likely to have a Material Adverse Effect; or the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV or ERISA or as a contribution to a Pension Plan and/or Multiemployer Plan which, as a result, has had or is reasonably likely to have a Material Adverse Effect; or

Section 7.19 Authority to Construct. The Cross-Over Date shall have occurred and the Construction Contractor shall not have obtained the Authority to Construct on terms free from conditions or requirements not contemplated by the Construction Budget;

Section 7.20 Events Affecting APFC's Funding Obligations. The occurrence of any of the following events and, in the reasonable judgment of the Required Lenders, such event has a material adverse effect on APFC's funding obligations hereunder:

(a) the entering against APFC of a decree or order by a court adjudging APFC bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of APFC under any Applicable Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of APFC or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs; or the institution by APFC of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law; or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of APFC or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors; or the admission by it in writing of its inability to pay its debts generally as they become due; or any corporate action is taken by APFC for the purpose of effecting any of the foregoing; or

(b) one or more judgments or decrees shall be entered against APFC involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof;

then, and in any such event, and at any time thereafter, if such event is continuing, subject to the terms of the Intercreditor Agreement, the Administrative Agent, on behalf of the Construction Financing Secured Parties, upon receiving the consent of the Required Lenders, may, and upon the request of the Required Lenders, shall, subject to receiving, if applicable, such indemnity as provided in Section 8.4(a), (i) take any actions necessary to cure such Construction Credit Event of Default, and/or declare a Construction Credit Event of Default, (ii) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, the Commitment of each Lender terminated, irrespective of any other provision of any Financing Document, whereupon such Commitment shall immediately terminate (provided, that if a Construction Credit Event of Default specified in Section 7.5 shall have occurred or a Buyout shall have occurred, all such Commitments shall automatically be immediately terminated without any declaration, presentment, demand, protest or notice or any act of any kind by any of the Construction Financing Secured Parties whatsoever), (iii) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, the entire amount of Borrower's outstanding Construction Financing Secured Obligations to be immediately due and payable, irrespective of any other provision of any Financing Document, whereupon the same shall be and become immediately due and payable (provided that if a Construction Credit Event of Default specified in Section 7.5 shall have occurred or a Buyout shall have occurred, the entire amount of Borrower's outstanding Construction Financing Secured Obligations shall be automatically immediately due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by any of the Construction Financing Secured Parties whatsoever), and
(iv) proceed to enforce or cause or instruct the Collateral Agent to enforce any remedies provided under any of the Financing Documents. In addition to any or all of the foregoing, at any time on or after the Maturity Date, the Administrative Agent, subject to the terms of the Intercreditor Agreement, upon receiving the consent of the Required Lenders, may, and upon the request of the Required Lenders, shall, require the Borrower to enter into one or more interest rate swap or cap agreements or currency swap agreements, in which event the Borrower shall use its best efforts to enter into any and all of such agreements as required by the Administrative Agent. In addition to any or all of the foregoing, if a Construction Credit Event of Default shall have occurred as a result of the Borrower's failure to perform or observe any covenant, term or agreement contained in Section 6.7(d) hereof, the Administrative Agent, upon receiving the consent of the Required Lenders may, and upon the request of the Required Lenders shall, require the Borrower to enter into an agreement providing for the operation and maintenance of the Project by a third-party operator satisfactory to the Required Lenders, in which event the Borrower shall use its best efforts to enter into such an agreement as required by the Administrative Agent. If an event or occurrence constitutes a Construction Credit Event of Default or Construction Credit Default under more than one of the provisions of this
Article 7, the Administrative Agent on behalf of the Construction Financing Secured Parties may, subject to the terms of the Intercreditor Agreement, during the continuance of such Construction Credit Event of Default take all actions and remedies provided hereunder upon expiration of the shortest grace period, if any, applicable to such Construction Credit Default or Construction Credit Event of Default (subject to any consent or request of the Required Lenders). Notwithstanding anything to the contrary herein, upon the occurrence and continuance of a Construction Credit Event of Default, the Borrower shall immediately reimburse the Lenders for any payment made by them to the Issuing Bank thereafter pursuant to Article 3.


ARTICLE 8.  The Administrative Agent and The Issuing Bank

Section 8.1 Appointment and Authorization. Each Lender and the Issuing Bank hereby irrevocably appoint, designate and authorize the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Representative Agreement and any other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, the Representative Agreement, the other Financing Documents and any other instruments and agreements referred to herein or therein, together with such powers as are reasonably incidental thereto, and to execute on its behalf the Representative Agreement. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Representative Agreement or in any other Financing Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against the Administrative Agent.

Section 8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

Section 8.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, the Representative Agreement or any other Financing Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, information, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement, the Representative Agreement or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement, the Representative Agreement or any other Financing Document, or the execution, validity, effectiveness, genuineness, enforceability, perfection, collectibility, priority or sufficiency of this Agreement, the Representative Agreement or any other Financing Document, or for any failure of the Borrower or any other party to any Financing Document to perform its obligations hereunder or thereunder or the financial condition of the Borrower. No Administrative Agent-Related Person shall be under any obligation to any Lender (A) to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Representative Agreement or any other Financing Document, (ii) the financial condition of the Borrower or (iii) the existence or possible existence of any Construction Credit Default or Construction Credit Event of Default, or (B) to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

Section 8.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Representative Agreement or any other
Financing Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate in its sole discretion and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The
Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Representative Agreement or any other Financing Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b) For purposes of determining compliance with the conditions specified in Sections 5.1 and 5.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

Section 8.5 Notice of Construction Credit Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Construction Credit Default or Construction Credit Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Construction Credit Default or Construction Credit Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Construction Credit Default or Construction Credit Event of Default as may be requested by the Required Lenders in accordance with Article 7; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Construction Credit Default or Construction Credit Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 8.6 Credit Decision. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by any Administrative Agent-Related Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing
Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, no Administrative Agent-Related Person shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Administrative Agent-Related Persons.

Section 8.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in proportion to their respective Applicable Percentages of the Total Commitment, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Representative Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 8.7 shall survive the payment of all Senior Secured Obligations and the resignation or replacement of the Administrative Agent.

Section 8.8 Administrative Agent in Individual Capacity. Bank of America National Trust and Savings Association and its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America
National Trust and Savings Association were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America National Trust and Savings
Association or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America National Trust and Savings Association shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Lenders", "Required Lenders", "Construction Financing Secured Parties" or any other similar terms include Bank of America National Trust and Savings Association in its individual capacity.

Section 8.9 Successor Administrative Agent and Termination of Rights, Powers and Duties. (a) The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders which successor Administrative Agent shall be approved by the Borrower, OPIC and Eximbank. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 8 and Section 9.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

(b) The rights, powers and duties of the Administrative Agent hereunder shall terminate on the earlier of (i) the Administrative Agent's resignation or removal pursuant to Section
8.9(a) and (ii) the payment in full of the Tranche 2 Lenders'
Construction Financing Secured Obligations.

Section 8.10 Withholding Tax. (a) If any Lender is a foreign corporation e., a Person other than a United States Person for United States Federal income tax purposes) and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent that:

(i) it shall, no later than the Credit Date (or, in the case of a Lender which becomes a party hereto pursuant to Sections 2.20 or
9.6 after the Credit Date, the date upon which, such Lender becomes a party hereto) deliver to the Borrower through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

(ii) if at any time a Lender makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Borrower through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224 or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

(iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender and deliver to the Borrower through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

(iv) it shall, promptly upon the Borrower's or the Administrative Agent's reasonable request to that effect, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, or otherwise transfers all or part of its rights and obligations under this Agreement and/or its Loans to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such rights and obligations and/or Loans. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, or otherwise transfers all or part of its rights and obligations under this Agreement and/or its Loans to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 8.10(a) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section 8.11(e) shall survive the payment of all Construction Financing Secured Obligations and the resignation or replacement of the Administrative Agent.


ARTICLE 9.  Miscellaneous

Section 9.1 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified below, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices below; or, as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

(b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Articles 2 or 8 shall not be effective until actually received by the Administrative Agent.

(c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Administrative Agent or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

(d)  Addresses:

If to the Borrower:

CE LUZON GEOTHERMAL POWER COMPANY, INC.
c/o California Energy Company, Inc.
10831 Old Mill Road
Omaha, Nebraska  68154

Attn:  Chief Financial Officer
Tel:   402-330-8900
Fax:   402-334-3759

and with copies to:

c/o California Energy Company, Inc.
10831 Old Mill Road
Omaha, Nebraska  68154

Attn:   General Counsel
Tel:    402-330-8900
Fax:    402-334-3746

and with copies to:

c/o Ms. Rosario Calderon Flanagan
Sycip, Gorres Velayo & Co.
6760 Ayala Avenue
Makati, Metro Manila Philippines
Tel:   011-632-819-3011
Fax:   011-632-819-0872

If to the Administrative Agent:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
1455 Market Street, 12th Floor
Global Agency #5596
San Francisco, California  94103

Attn:  Kevin C. Leader, Vice President
Tel:  (415) 953-0108
Fax:  (415) 622-4894
Telex:   GRT 3726050 BAGASFO

If to the Collateral Agent:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION
Corporate Trust and Agency Services
1 Embarcadero Center, 20thFloor
San Francisco, California  94111

Attn:  Claudia Sun
Tel:  (415) 953-4004
Fax:  (415) 953-3737

with copies to:

BANKAMERICA NATIONAL TRUST COMPANY
Corporate Trust and Agency Services
One World Trade Center, 18th Floor
New York, New York  10048

Attn:  John Bowman
Tel:  (212) 390-3081
Fax:  (212) 390-3119

If to the Issuing Bank:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
International Trade Banking Division #5655
333 S. Beaudry Avenue, 19th Floor
Los Angeles, California  90017

Attn:  Jim Keesey
Tel:  (213) 345-0537
Fax:  (213) 345-3387
Telex:  67652 BANKAMER SFO

and with copies to:

Bank of America National Trust
and Savings Association
Structured Finance Support Service
1850 Gateway Boulevard
Concord, California  94520-3281

Attn:  Ana Gloria Panameno
Tel:  (510) 675-7820
Fax:  (510) 675-7934

If to Eximbank:

EXPORT-IMPORT BANK OF THE UNITED STATES
811 Vermont Avenue, N.W.
Washington, D.C.  20571
U.S.A.

Attn:  Vice President Project Finance Division
Tel:  (202) 566-5092
Fax:  (202) 566-7524
Telex:  RCA 248460 EXBK UR

   TRT 197681 EXIM UT
   WUI 64319 EXIBANK
   WUT 89461 EXIBANK WSH

If to the Construction Supplier:

Gilbert/CBE L.P.
3555 Farnam Street
Omaha, Nebraska  68131
Facsimile:  (402) 271-2837

Attn:Rex A. Lucke
Area Manager

and with copies to:

CBE Engineering Co.
201 S. Lake Avenue, Suite 312
Pasadena, California  91101

Facsimile:  (819) 795-2734
Attn:   Thomas Ettinger
Project Manager

and with copies to:

California Energy Company, Inc.
10831 Old Mill Road
Omaha, Nebraska  68154

Attn:  General Counsel
Tel:  (402) 339-8900
Fax:  (402) 334-3746

If to OPIC:

OVERSEAS PRIVATE INVESTMENT CORPORATION
1100 New York Avenue, N.W.
Washington, DC  20527
United States of America

Attn:  Vice President & Treasurer

with a copy to Tracey Webb
Fax:  (202) 408-4866

and with copies to:

Milbank, Tweed, Hadley & McCloy
1825 Eye Street, N.W. - Suite 1100
Washington, DC  20006

Attn:  Mark A. Kantor
Tel:  (202) 835-7518
Fax:  (202) 835-7586

Section 9.2 English Language. All documents to be furnished or communications to be given or made under this Agreement, any of the Letters of Credit or any other Financing Document shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Borrower, which translation shall be the governing version among the Borrower, the Lenders, the Issuing Bank and the Administrative Agent.

Section 9.3 Indemnities and Expenses. (a) Subject to Section 9.5(b), whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Administrative Agent-Related Persons, the Collateral Agent, the APFC Escrow Agent, each Lender, the Issuing Bank and the Arranger and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, claims, suits, costs, charges, expenses and disbursements (including, without limitation, Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including, without limitation, with respect to the failure of the Issuing Bank to honor a drawing under any of the Letters of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority, any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any of the Letters of Credit, or any other Project Documents or the Loans or the use of the proceeds thereof or any Environmental Claim relating to the Borrower or the Project or arising out of the use of the Plant or Site or any actual or alleged presence of Hazardous Materials on, under or at the Plant or Site, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such
Indemnified Person. The agreements in this Section shall survive payment of all other Construction Financing Secured Obligations.

(b)  The Borrower shall: (i) subject to the last sentence of this
Section 9.3(b) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Administrative Agent, the Collateral Agent and the APFC Escrow Agent as soon as practicable but, in any event, within 30 days after demand (subject to Section 3.02(d) of the Disbursement Agreement) for all costs and expenses incurred by the Administrative Agent, the Collateral Agent, the APFC Escrow Agent and each Lender in connection with the development, preparation, delivery, printing, registration, administration, enforcement and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Financing Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Administrative Agent, the Collateral Agent, the APFC Escrow Agent and any Lender with respect thereto; (ii) pay or reimburse the Administrative Agent, the Arranger, the Collateral Agent, the APFC Escrow Agent and each Lender as soon as practicable but, in any event, within 30 days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Financing Document during the existence of a Construction Credit Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and (iii) pay the fees of the Independent Engineer and the Insurance Consultant. In addition, the Borrower shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse the Administrative Agent, the Collateral Agent and the APFC Escrow Agent on the earlier of the Credit Date and October 31, 1994 for all accrued and unpaid costs, fees and expenses to the extent then due and payable on such date of payment (including Attorney Costs, Commitment Commissions and any amounts arising from any indemnities) incurred by the Administrative Agent, the Collateral Agent, the APFC Escrow Agent and each Lender prior to such date in connection with the development, preparation, delive ry, printing, administration, enforcement and execution of, and any amendment, supplement, waiver or modification to (in each case whether or not consummated), this Agreement, any Financing Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, provided that Attorney Costs shall include such costs to the extent invoiced prior to or on such date of payment, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's, the Collateral Agent's, the Issuing Bank's, the APFC Escrow Agent's, the Arranger's and Bank of America National Trust and Savings Association's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Administrative Agent, the Collateral Agent, the Issuing Bank, the APFC Escrow Agent, the Arranger and Bank of America National Trust and Savings Association).

(c) To the extent that the undertaking in the preceding paragraphs of this Section may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertakings.

(d) All sums paid and costs incurred by the Administrative Agent, the Issuing Bank, the Collateral Agent, the APFC Escrow Agent or the Lenders in respect to any matter indemnified hereunder shall bear interest at the Base Rate plus the Applicable Margin plus 2.00% from the date so paid until reimbursed by the Borrower, and all such sums and costs shall be added to the debt and be secured by the Security Documents and shall be immediately due and payable on demand.

(e) If (i) the Lenders are entitled to indemnification and reimbursement under this Section 9.3 for Indemnified Liabilities actually incurred, and (ii) the amount of such Indemnified Liabilities incurred by one or more Lenders is greater than their respective Applicable Percentage of the aggregate amount of Indemnified Liabilities of the Lenders, then prior to the payment of any indemnification and reimbursement amounts to any other Lender, the Borrower shall first pay to the Lenders that incurred Indemnified Liabilities in an amount greater than their respective Applicable Percentage of the aggregate amount of the Indemnified Liabilities an amount equal to the amount of their respective Indemnified Liabilities in excess of their respective Applicable Percentage thereof. Once such payment has been made in full, the Borrower shall pay to the Lenders all indemnification and reimbursement amounts on a pro rata basis based on their respective Applicable Percentage.

(f) If any arbitration award, judgment or order is given or made for the payment of any amount due under this Agreement or any other Project Document and such arbitration award, judgment or order is expressed in a currency other than Dollars, the Borrower shall, subject to Section 9.3(e), indemnify the Administrative Agent-Related Persons, each Lender, the Issuing Bank and the Arranger against and hold such Person harmless from all loss and damage incurred by such Person as a result of any variation in rates of exchange between the date of such arbitration award, judgment or order and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement or any other Project Document, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent-Related Persons, each Lender, the Issuing Bank and the Arranger from time to time, and shall continue in full force and effect notwithstanding any arbitration award, judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Project Document.

Section 9.4 Survival. All indemnities set forth herein and the obligations of the Borrower to pay additional costs as set forth in
Article 2 hereof shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

Section 9.5 Governing Law; Submission to Jurisdiction. (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof.

(b) Any legal action or proceeding against the Borrower with respect to this Agreement, any of the Letters of Credit or any Financing Document may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Borrower, and may be enforced in any other jurisdiction, including without limitation the Republic, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Borrower hereby irrevocably designates, appoints and empowers White & Case, with offices on the date hereof at 1155 Avenue of the Americas, New York, New York 10036-2787, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address set forth in Section 9.1 hereof, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any Construction Financing Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in the Republic or in any other jurisdiction.

(c) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, any of the Letters of Credit or any other Financing Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)  WITH REGARD TO THIS AGREEMENT, THE BORROWER, EACH BANK, THE
ISSUING BANK, THE ADMINISTRATIVE AGENT, THE ARRANGER HEREBY WAIVE
THE RIGHT TO A TRIAL BY JURY.

Section 9.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto (and, with respect to Sections 9.3 and 9.15 hereof, the Collateral Agent and the APFC Escrow Agent), except that (i) the Borrower may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without obtaining the prior written consent of the Required Secured Parties, OPIC and Eximbank and (ii) no Tranche 1 Lender may assign or otherwise transfer all or any part of its rights or obligations under this Agreement or the Tranche 1 Loans, except pursuant to Section 2.20 or with the prior written consent of the Administrative Agent, the Collateral Agent, Required Secured Parties, the Issuing Bank (only so long as any of the Letters of Credit is outstanding), OPIC and Eximbank. For the avoidance of doubt, any merger, reincorporation, corporate restructuring or other business combination involving any shareholder of any Tranche 1 Lender (and any other transaction related to such shareholder which is undertaken in connection with any such transactions) shall not be construed as an assignment or transfer requiring any consent under this Section 9.6(a).

(b) Subject to the following exceptions, any Tranche 2 Lender may at any time sell, assign, transfer, negotiate, or otherwise dispose of, in whole or in part, its rights and obligations under this Agreement or the Loans and such sale, assignment, negotiation or disposition shall be evidenced by an Assignment and Acceptance Agreement in the form of Schedule 9.6 appropriately completed and executed by the assigning Tranche 2 Lender and the assignee; provided, however, that any Tranche 2 Commitment sold, assigned, transferred or otherwise disposed of pursuant to this Section 9.6(a) shall not be less than (i) $10,000,000 or (ii) if the aggregate amount of the assigning Tranche 2 Lender's Tranche 2 Commitment is less than $10,000,000, the entire amount of such Tranche 2 Commitment. Such executed Assignment and Acceptance Agreement shall be delivered to the Administrative Agent, OPIC and Eximbank immediately after execution and shall not be effective until all conditions set forth therein and in this Section 9.6 shall have been satisfied.

(i) Each Tranche 2 Lender may assign its rights and obligations under this Agreement and/or the Tranche 2 Loans only to an Eligible Assignee approved by the Administrative Agent and the Borrower (which approval in each case shall not be unreasonably withheld) and the Issuing Bank in its sole discretion; provided, that in the event of such an assignment by a Tranche 2 Lender to another Tranche 2 Lender, no Borrower or Administrative Agent approval shall be required for such assignment.

(ii) The Issuing Bank's, the Borrower's and the Administrative Agent's (except, in the case of the Borrower and the Administrative Agent, to the extent described in the proviso to clause (i) above) prior consent (which consent in the case of the Borrower and the Administrative Agent shall not be unreasonably withheld) shall be required with respect to the assignment and delegation of a Tranche 2 Lender's obligation hereunder to (A) reimburse the Issuing Bank for payment of drawings under any of the Letters of Credit and (B) make Loans.

(iii) The exercise of such right by any Tranche 2 Lender is subject in all cases to the conditions that immediately thereafter such Tranche 2 Lender shall have given written notice of any such transfer to the Borrower and the Administrative Agent, and the transferee shall (a) not have, or shall have effectively waived, any right pursuant to Section 2.11 or 2.16 to claim from the Borrower any additional amounts above and beyond those which could have been claimed by the transferor had it continued to own its Tranche 2 Loans hereunder and (b) not have any right pursuant to
Section 2.11 or 2.16 not possessed by the transferor had it continued to own its Tranche 2 Loans hereunder.

(c) From and after the date that the Administrative Agent notifies the assigning Lender that it has received an executed Assignment and Acceptance Agreement and payment of the below-referenced transfer fee and annual fee and the conditions set forth in such Assignment and Acceptance Agreement have been satisfied,
(i) the assignee Lender thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Tranche 2 Lender hereunder and under the other Financing Documents and shall be bound by the terms of the Intercreditor Agreement, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Financing Documents.

(d) Promptly after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance Agreement and payment of the transfer fee, the Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such assignee Lender's assigned Tranche 2 Loans and Tranche 2 Commitment and, if the assigning Lender has retained a portion of its Tranche 2 Loans and its Tranche 2 Commitment, replacement Notes, if requested by such Tranche 2 Lender, in the amount of the Tranche 2 Commitment retained by the assigning Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Tranche 2 Lenders). Immediately upon each assignee Lender's making its transfer fee payment under the Assignment and Acceptance Agreement and the satisfaction of all other conditions in this Section 9.6 and in such Assignment and Acceptance Agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the assignee Lender and the resulting adjustment of the Tranche 2 Commitments arising therefrom. The Tranche 2 Commitment allocated to each assignee Lender shall reduce such Tranche 2 Commitments of the assigning Lender pro tanto.

(e) The Borrower and the Administrative Agent may treat each Lender as the owner of any Loan made by it until written notice of transfer or assignment shall have been received by it.

(f) Notwithstanding anything to the contrary contained herein, the Borrower hereby consents to any assignment made by the Lenders and the Administrative Agent to Eximbank pursuant to
Section 9.02 of the Eximbank Guarantee Agreement without any restrictions contained herein or otherwise and the Borrower hereby agrees to cooperate with the Administrative Agent, the Lenders and the Issuing Bank, as relevant, and to take all actions necessary, to effect any such assignment. Upon any such assignment, Eximbank shall become a Tranche 2 Lender for all purposes of this Agreement, and all Tranche 1 Loans so assigned to Eximbank will automatically convert to Tranche 2 Loans.

(g) Notwithstanding anything to the contrary contained herein, the Issuing Bank may not assign its obligations hereunder with respect to any of the Letters of Credit without the prior written consent of the Borrower, Eximbank, OPIC and the Lenders.

(h) Any Person that becomes a Tranche 2 Lender by assignment pursuant to this Section 9.6 shall pay to the Administrative Agent an annual fee of $5,000 on each anniversary of the Credit Date.
The first payment of such fee shall be made on the date the Assignment and Acceptance Agreement to which such Person is a party is delivered to the Administrative Agent and shall be an amount that reflects on a pro rata basis the number of days from and including the date such Person becomes a Tranche 2 Lender to and including the day immediately preceding the next successive anniversary of the Credit Date. The assigning Lender shall pay to the Administrative Agent a one-time transfer fee of $3,500, payable on the date the Assignment and Acceptance Agreement is delivered to the Administrative Agent.

(i) All fees and expenses which a Lender or the Issuing Bank incurs in connection with any assignment or grant of participations pursuant to subparagraphs (b), (c) and (e) of this
Section 9.6 shall be for the account of such Lender or the Issuing Bank, as the case may be.

Section 9.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 9.8 Right of Setoff. Subject to Article V of the Intercreditor Agreement, in addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of a Construction Credit Event of Default, each Lender and the Issuing Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or the Issuing Bank (including without limitation by branches and agencies of such Lender, as relevant, or the Issuing Bank wherever located), to or for the credit or the account of the Borrower against and on account of the Construction Financing Secured Obligations of the Borrower under this Agreement and liabilities of the Borrower to such Lender or the Issuing Bank as relevant, under this Agreement, each of the Letters of Credit or any of the other Financing Documents, including, without limitation, all interests in Construction Financing Secured Obligations of the Borrower under this Agreement purchased by such Lender pursuant to Section 9.12(b), and all other claims of any nature or description arising out of or connected with this Agreement, each of the Letters of Credit or any other Financing Document, irrespective of whether or not such Lender or the Issuing Bank, as relevant, shall have made any demand hereunder and although said Construction Financing Secured Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

Section 9.9 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Issuing Bank or any Lender in exercising any right, power or privilege hereunder or under any of the Letters of Credit or any other Financing
Document and no course of dealing between the Borrower and the Administrative Agent, the Issuing Bank or any Lender shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any of the Letters of Credit or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein, in any of the Letters of Credit or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Issuing Bank or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Issuing Bank or any Lender to any other or further action in any circumstances without notice or demand.

Section 9.10 Severability. Any provision of this Agreement, any Note and any other Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement, any Note or any other Financing Document or affect such provision in any other jurisdiction.

Section 9.11 Calculation. Except as otherwise provided, all financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with United States generally accepted accounting principles, applied on a consistent basis and, except as otherwise required to conform to the definitions contained in Schedule X of this Agreement or any other provisions of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Borrower is obligated to furnish to the Administrative Agent from time to time, as provided hereunder; provided, however, that (a) if the relevant quarterly financial statements should be in respect of the last quarter of a Fiscal Year then, at the option of the Required Lenders, such calculations may instead be made from the audited financial statements for the relevant Fiscal Year, and (b) if there should occur any material adverse change in the financial condition or results of operations of the Borrower after the end of the period covered by the relevant financial statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

Section 9.12  Payments Pro Rata; Sharing.  (a)  Subject to
Section 2.9 and subject to Article V of the Intercreditor Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Construction Financing Secured Obligations of the Borrower to the Lenders hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Construction Financing Secured Obligations with respect to which such payment was received.

(b) Subject to the terms and conditions of the Intercreditor Agreement, each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, any Note or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total amount of such Obligation then owed and due to such Lender bears to the total amount of such Obligation then owed and due to all the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Construction Financing Secured Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 9.13 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) each of the Lenders shall have provided to the Administrative Agent evidence of the authority of such Lender to enter into this Agreement and the names, specimen signatures and evidences of authority of the persons who will sign this Agreement on behalf of such Lender and (ii) the Borrower, the Administrative Agent, the Issuing Bank, the Arranger and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders and the Arranger, shall have given to the Administrative Agent telephone (confirmed in writing), written or telex notice (actually received) that the same has been signed and mailed to it. The Administrative Agent will give the Borrower, each Lender, the Arranger and Eximbank prompt notice of the occurrence of the Effective Date. The commitment of each Lender to make Loans to the Borrower hereunder and of the Issuing Bank to issue the Letters of Credit hereunder shall expire on October 31, 1994 unless the Credit Date shall have occurred on or prior to such date.

Section 9.14 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.15 Amendment or Waiver. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless, subject to the terms of the Intercreditor Agreement, such change, waiver, discharge or termination is in a writing signed by the Required Lenders and the Administrative Agent; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Lender (subject to Section 9.17) and the Issuing Bank, (i) extend the final maturity of any Loan, or reduce the rate or extend the time of payment of interest on any Loan or any Fees, or reduce the principal amount of any Loan, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Construction Credit Default or Construction Credit Event of Default shall not constitute a change in the terms of any Commitment of any Lender),
(ii) provide for the forgiveness of the principal amount of any Loan or any interest thereon or of any Fees or Commitment Commission or any other amounts payable by the Borrower pursuant to this Agreement, (iii) amend, modify or waive any provision of this
Section 9.15 or Section 9.3, 9.6, 9.8, 9.12 or 9.17, (iv) reduce the percentage specified in the definition of Required Lenders set forth in Schedule X hereto or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided, further, that (a) no amendment, waiver or consent shall, unless in writing signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Financing Document; (b) no amendment, waiver or consent shall, unless in writing signed by the Collateral Agent, affect the rights or duties of the Collateral Agent under any Financing Document; (c) no amendment, waiver, or consent shall, unless in writing signed by the Issuing Bank, affect the right and duties of the Issuing Bank under this Agreement or any Letter of Credit and (d) no amendment, waiver or consent shall, unless in writing signed by the APFC Escrow Agent, affect the right and duties of the APFC Escrow Agent under the APFC Escrow Agreement; provided, further, that any amendment, change or modification of the final maturity of any Loan or the definition of "Maturity Date" set forth in Schedule X hereto requires the prior written consent of OPIC in addition to the consent of each Lender and the Issuing Bank. The Administrative Agent and each of the Lenders hereby agree that neither the Eximbank Guarantee Agreement nor any of the terms thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in a writing signed by the Administrative Agent and each of the Lenders.

Section 9.16 Disclaimer. None of the Lenders, the Issuing Bank or the Administrative Agent shall be responsible in any way for the performance of the Purchase Contracts, and no claim against the Supplier of any Item or any other Person with respect to the performance of the Purchase Contracts will affect the obligations of the Borrower under this Agreement, any other Financing
Document or the Letters of Credit.

Section 9.17 No Voting Rights for Tranche 1 Lenders. Notwithstanding anything herein or in any other Financing Document to the contrary, so long as (i) any Tranche 2 Lender has outstanding a Tranche 2 Commitment, (ii) any Construction Financing Secured Obligations owed to any Tranche 2 Lender are outstanding, (iii) any OPIC Secured Obligation remains outstanding or (iv) any Eximbank Secured Obligation remains outstanding, no Tranche 1 Lender shall have any rights to approve, consent to, vote on or ratify any action, inaction or determination (including any consent, waiver, discharge or termination) taken or made hereunder, provided, that this Section
9.17 shall not apply to the Tranche 1 Lender with respect to
Section 9.15, clauses (i), (ii) or (iii) (insofar as clause (iii) relates to provisions of Sections 9.12, 9.15 and 9.17).

Section 9.18  Payments Set Aside.  To the extent that the
Borrower makes a payment to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date set forth below.

Signed On:  August 11, 1994


CE LUZON GEOTHERMAL POWER COMPANY, INC.



By:  /s/ Steven A. McArthur
Name:  Steven A. McArthur
Title: Senior Vice President


AMERICAN PACIFIC FINANCE COMPANY,
as a Tranche 1 Lender



By:  /s/ John G. Sylvia
Name:  John G. Sylvia
Title: Vice President


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as
  Administrative Agent


By:  /s/ Kevin C. Leader
Name:   Kevin C. Leader
Title:  Vice President


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Issuing
  Bank and as a Tranche 2 Lender


By:  /s/ Gary M. Tsuyuki
Name:   Gary M. Tsuyuki
Title:  Vice President


BA SECURITIES, INC., as Arranger


By:  /s/ C.W. Snyder
Name:   Charles W. Snyder
Title:  Vice President